Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Section 240.14a-12


                            First Bancshares, Inc.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:
                                      N/A
------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transactions applies:
                                      N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                      N/A
------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
                                      N/A
------------------------------------------------------------------------------
(5)  Total fee paid:
                                      N/A
------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:
                                      N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:
                                      N/A
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(2)  Form, schedule or registration statement no.:
                                      N/A
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(3)  Filing party:
                                      N/A
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(4)  Date filed:
                                      N/A
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



                                  PRELIMINARY PROXY


                                      FIRST BANCSHARES, INC.
                                      142 East First Street
                                      Mountain Grove, Missouri   65711

                                      Telephone:  (417) 926-5151





                                                              April 25, 2008

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of First Bancshares, Inc. ("First Bancshares" or the "Company" ), to be held on Tuesday, June 10, 2008 at 1:00 p.m., Central Time, at the Days Inn, located at 300 East 19th Street, Mountain Grove, Missouri.

     At the Annual Meeting you will be asked to consider and act upon the following:

    (1) To consider and vote on a proposal to amend the articles of incorporation (the "Articles) of First Bancshares to effect a 1-for-1,000 reverse split of First Bancshares's common stock. The primary purpose and effect of this transaction is to reduce the number of holders of record of First Bancshares's common stock below 300, in order to permit First Bancshares to apply to the Securities and Exchange Commission (the "SEC") to terminate registration of First Bancshares's stock and suspend First Bancshares's reporting obligations with the SEC. The text of the proposed amendment is attached as Appendix A-1 to the accompanying Proxy Statement;

    (2) To consider and vote on a proposal to amend the Articles to effect a 1,000-for-1 forward split of First Bancshares's common stock. The text of the proposed amendment is attached as Appendix A-2 to the accompanying Proxy Statement;

    (3) To elect two directors to serve until the 2010 Annual Meeting or until their respective successors are duly elected and qualified;

    (4) To act on a stockholder proposal regarding the declassification of the Board of Directors, if properly presented at the meeting;

    (5) To approve a proposal to adjourn the Annual Meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the Annual Meeting; and

    (6) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     If approved at the Annual Meeting, the reverse/forward stock split transaction (the "Split Transaction") will affect our stockholders as follows:


STOCKHOLDER POSITION PRIOR TO SPLIT      EFFECT OF SPLIT TRANSACTION
TRANSACTION

Stockholders holding in registered       Stockholders will ultimately hold the
name 1,000 or more shares of common      same number of shares as they held
stock                                    before the Split Transaction.

Stockholders holding in registered       Shares will be converted into $21.00
name fewer than 1,000 shares of common   per share of common stock outstanding
stock                                    immediately prior to the reverse
                                         stock split.

Stockholders holding common stock in     If you hold shares of First
"street name" through a nominee (such    Bancshares common stock in "street
as a bank or broker)                     name" through a nominee (such as a
                                         broker or a bank), the effect of the
                                         Split Transaction on your shares of
                                         common stock may be different than
                                         for record holders. Your nominee
                                         may or may not effect the Split
                                         Transaction on your shares of common
                                         stock held in street name. First
                                         Bancshares intends for the Split
                                         Transaction to affect stockholders
                                         holding common stock through a
                                         nominee (such as a broker or bank)
                                         in the same way as those holding
                                         shares in a record account and
                                         nominees will be asked to effect the
                                         Split Transaction for their
                                         beneficial owners. We plan to work
                                         with nominees to treat stockholders
                                         holding shares in street name in the
                                         same manner as other stockholders to
                                         allow the cash out in the Split
                                         Transaction of shares held in street
                                         name in accounts holding fewer than
                                         1,000 shares. Your nominee, however,
                                         is not legally obligated to follow
                                         our instructions or to work with us
                                         to effect the Split Transaction with
                                         respect to shares held by you in
                                         street name. To determine the Split
                                         Transaction's effect on any shares
                                         you hold in street name, you should
                                         contact your nominee. To ensure that
                                         your shares may be subject to the
                                         Split Transaction you may ask your
                                         nominee to have your shares taken out
                                         of street name and registered
                                         directly in your name. We urge you to
                                         contact your nominee to determine how
                                         the split transaction will affect
                                         you.


     The primary effect of this transaction is expected to reduce our total number of stockholders of record to below 300. As a result, we expect to terminate the registration of our common stock under federal securities laws, upon such termination, our reporting obligations with the SEC will be suspended, and we will no longer be eligible for trading on the NASDAQ Global Market.

     We are proposing this transaction because our Board of Directors has concluded, after careful consideration, that the costs and other disadvantages associated with being an SEC-reporting company outweigh the advantages. The reasons the Board of Directors reached this conclusion include:

     * We estimate that we can eliminate current costs of approximately $199,000 on an annual basis;

     * Operating as a non-SEC reporting company will reduce the burden on our management that arises from increasingly stringent SEC reporting requirements, including requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), thus allowing management to focus more of its attention on our customers and the communities in which we operate;

     * At least 370 of our 495 record stockholders own fewer than 1,000 shares and the elimination of those small stockholders can be expected to reduce significantly our costs of stockholder communications; and

     * These costs of being a public company outweigh the benefits to a well-capitalized company of our size, and terminating our public company status will free up management to focus more on long-term business opportunities beneficial to stockholders and customers.

     * The enclosed Proxy Statement includes a discussion of the alternatives and factors considered by the Board of Directors in connection with its approval of the reverse/forward stock split, and we encourage you to read carefully the Proxy Statement and its appendices. Your Board of Directors believes the terms of the proposed transaction are fair and are in the best interest of our stockholders, and unanimously recommends that you vote "FOR" the proposal to amend the Articles.

     I, along with the other members of the Board of Directors, look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented. You are urged to promptly sign, date and mail the enclosed proxy in the postage-paid envelope provided for your convenience.

     This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend.

                                      Very truly yours,



                                      Daniel P. Katzfey
                                      President and Chief Executive Officer

                             FIRST BANCSHARES, INC.
                             142 East First Street
                        Mountain Grove, Missouri 65711
                           Telephone (417) 926-5151

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, JUNE 10, 2008

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of First Bancshares, Inc. will be held on Tuesday, June 10, 2008, at 1:00 p.m., Central Time, at the Days Inn, located at 300 East 19th Street, Mountain Grove, Missouri for the following purposes:

     (1) To consider and vote on a proposal to amend the articles of incorporation (the "Articles") of First Bancshares to effect a 1-for-1,000 reverse split of First Bancshares's common stock. The primary purpose and effect of this transaction is to reduce the number of holders of record of First Bancshares's common stock below 300, thereby permitting First Bancshares to apply to the Securities and Exchange Commission (the "SEC") to terminate registration of First Bancshares's common stock and suspend First Bancshares's reporting obligations with the SEC. The text of the proposed amendment is attached as Appendix A-1 to the accompanying Proxy Statement;

     (2) To consider and vote on a proposal to amend the Articles to effect a 1,000-for-1 forward split of First Bancshares's common stock. The text of the proposed amendment is attached as Appendix A-2 to the accompanying Proxy Statement;

     (3) To elect two directors to serve until the 2010 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     (4) To act on a stockholder proposal regarding the declassification of the Board of Directors, if properly presented at the meeting;

     (5) To approve a proposal to adjourn the Annual Meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the Annual Meeting; and

     (6) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Although the reverse stock split and forward stock split are two separate proposals on which you may vote, unless both the reverse and forward stock splits are approved by stockholders, neither of the splits will be implemented. Thus, a vote in favor of one of stock splits but not the other effectively acts as a vote against both of the splits and the transactions described in this document. We cannot complete the stock splits unless both amendments are approved by holders of a majority of the outstanding shares of common stock. Approximately 6% of the shares of common stock are held by Directors and Executive Officers of First Bancshares who have indicated they will vote in favor of the amendments.

     Although not legally obligated to do so, we are providing certain additional rights to our non-continuing stockholders, under Missouri Law, with respect to dissenters' rights. There are certain steps you must take to perfect these rights. Please see "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Dissenters' Rights" for more information.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE STOCK SPLITS, PASSED UPON THE MERITS OR FAIRNESS OF THE STOCK SPLITS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST BANCSHARES.

     The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 18, 2008 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                    By Order of the Board of Directors



                                    SHANNON PETERSON
                                    Secretary
Mountain Grove, Missouri
April 25, 2008


                            YOUR VOTE IS IMPORTANT
                            ----------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                            FIRST BANCSHARES, INC.
                            142 East First Street
                        Mountain Grove Missouri 65711
                          Telephone (417) 926-5151

                               PROXY STATEMENT

                      ANNUAL MEETING OF STOCKHOLDERS
                TO BE HELD ON TUESDAY, JUNE 10, 2008

     This Proxy Statement and accompanying form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Bancshares, Inc., a Missouri corporation ("First Bancshares"), for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:00 p.m., Central Time, on June 10, 2008, at the Days Inn, located at 300 East 19th Street, Mountain Grove, Missouri and at any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy were mailed on or about April 25, 2008 to stockholders of record at the close of business on April 18, 2008 in connection with the solicitation.

     This Proxy Statement provides detailed information about a proposal to amend First Bancshares's articles of incorporation (the "Articles") to effect a 1-for-1,000 reverse stock split of First Bancshares's common stock, followed immediately by a 1,000-for-1 forward stock split of First Bancshares's common stock (collectively the "Split Transaction"). If the Split Transaction is completed:

     * Each holder of fewer than 1,000 shares of common stock immediately before the reverse stock split will receive $21.00, without interest, for each share of common stock held immediately before the reverse stock split and will no longer be a stockholder of First Bancshares; and

     * Each holder of 1,000 or more shares of common stock immediately before the reverse stock split will participate in a 1,000-for-1 forward stock split, which will result in such holder owning the same number of shares of common stock after the forward stock split as such holder owned immediately before the reverse stock split.

     At the close of business on April 18, 2008, there were outstanding and entitled to vote 1,550,815 shares of First Bancshares's common stock, par value of $.01 per share.

     Each stockholder is entitled to one vote per share upon each matter submitted at the Annual Meeting. Only stockholders of record at the close of business on April 18, 2008 shall be entitled to vote at the Annual Meeting.

     The proxies of holders of common stock are being solicited by the Board of Directors. Stockholders are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed in the proxy. IF A PROXY IS SUBMITTED AND NO DIRECTIONS ARE GIVEN, THE PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

     A person giving the enclosed proxy may revoke it by filing an instrument of revocation with Shannon Peterson, Secretary, First Bancshares, Inc., 142 East First Street, Mountain Grove, Missouri 65711. Any such person may also revoke a proxy by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     First Bancshares will bear the cost of soliciting proxies from the stockholders, including mailing costs, and will pay all printing costs in connection with this Proxy Statement. In addition to the use of the mails, proxies may be solicited on First Bancshares's behalf by the Directors, officers, and certain employees of First Bancshares and First Home Savings Bank, and by personal interviews, telephone and facsimile. Our Directors, officers and employees will not receive additional compensation for such solicitations but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. First Bancshares may also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of its common stock. First Bancshares may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting is required to constitute a quorum. Abstentions and "broker non-votes" (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter and with respect to which the broker or other nominee does not have discretionary voting power.

     First Bancshares is a Missouri corporation and the parent of First Home Savings Bank ("First Home"), a Missouri-chartered savings and loan association based in Mountain Grove, Missouri. Unless the context otherwise requires, references herein to the "Company" include First Bancshares, Inc. and its consolidated subsidiary, First Home Savings Bank.

                             TABLE OF CONTENTS

SUMMARY TERM SHEET                                                          2

THE SPLIT TRANSACTION -- SPECIAL FACTORS                                   12
  Overview of the Split Transaction                                        12
  Background of the Split Transaction                                      13
  Reasons for the Split Transaction                                        18
  Current and Historical Market Prices of First Bancshares's Common Stock  19
  Tangible Book Value                                                      19
  Going Concern Value                                                      19
  Liquidation Value                                                        19
  Stock Repurchases                                                        20
  Other Considerations                                                     20
  Fairness of the Split Transaction                                        21
  Substantive Fairness                                                     21
  Procedural Fairness                                                      23
  Effects of the Split Transaction on Affiliates                           24
  Board of Directors Recommendation                                        25
  Valuation and Fairness Opinions of Index Capital                         25
  Availability of Documents                                                34
  Structure of the Split Transaction                                       35
  Effects of the Split Transaction on First Bancshares                     35
  Elimination of Non-Continuing Stockholders                               36
  Financial Effects of the Split Transaction                               36
  Effect on Options                                                        36
  Effect on Conduct of Business after the Transaction                      36
  Plans or Proposals                                                       36
  Interests of Certain Persons in the Split Transaction                    37
  Financing of the Split Transaction                                       37
  Federal Income Tax Consequences                                          37
  Dissenters' Rights                                                       39
  Regulatory Requirements                                                  40
  Accounting Treatment                                                     40
  Fees and Expenses                                                        40

FORWARD LOOKING STATEMENTS                                                 40

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA                           41

MARKET PRICE OF FIRST BANCSHARES COMMON STOCK AND DIVIDEND INFORMATION     43

COMMON STOCK PURCHASE INFORMATION                                          44

CORPORATE DEVELOPMENTS AND OVERVIEW                                        44

ELECTION OF DIRECTORS                                                      46
  Meetings and Committees of the Board of Directors and
   Corporate Governance Matters                                            47
  Related Party Transactions                                               49

                   (table continued on the following page)

  Directors' Compensation                                                  49
  Executive Officers                                                       50
  Executive Compensation                                                   51
  Audit Committee Matters                                                  54
  Security Ownership of Certain Beneficial Owners and Management           55
  Section 16(a) Beneficial Ownership Reporting Compliance                  57
  Auditor                                                                  57

STOCKHOLDER PROPOSAL                                                       58

VOTING AND REVOCATION OF PROXIES                                           59

SOLICITATION OF PROXIES, EXPENSES OF SOLICITATION                          60

ADJOURNMENT OF THE ANNUAL MEETING                                          60

OTHER MATTERS                                                              60

INFORMATION INCORPORATED BY REFERENCE                                      61

AVAILABLE INFORMATION                                                      61

STOCKHOLDER PROPOSALS                                                      61

APPENDIX A-1 Proposed Form of Amendment to Amended and Restated Articles of
             Incorporation to Effect Reverse Stock Split

APPENDIX A-2 Proposed Form of Amendment to Amended and Restated Articles of
             Incorporation to Effect Forward Stock Split

APPENDIX B   Fairness Opinion of Index Capital, LLC

APPENDIX C   Section 351.455 of the Missouri General and Business
             Corporation Law

APPENDIX D   Audit Committee Charter

APPENDIX E   Compensation Committee Charter

APPENDIX F   Nominating Committee Charter

                             SUMMARY TERM SHEET

     This summary provides an overview of material information from this Proxy Statement. However, it is a summary only. To better understand the Split Transaction and for a more complete description of its terms, and for a description of other matters to be considered at the Annual Meeting, we encourage you to read carefully this entire document and the documents to which it refers before voting.

     In this Proxy, "we," "our," "ours," and "us " refer to First Bancshares, Inc., a Missouri corporation. The term "Split Transaction " refers to the reverse and forward stock splits, together with the related cash payments to registered stockholders holding fewer than 1,000 shares at the effective time of the Split Transaction. The term "non-continuing stockholders" of First Bancshares means all holders of common stock of First Bancshares with fewer than 1,000 shares at the effective time of the Split Transaction who will be cashed out as a result of the Split Transaction. The term "continuing stockholders" means all holders of common stock of First Bancshares with at least 1,000 shares at the effective time of the Split Transaction. References to "common stock" or "shares" refer to the First Bancshares's common stock, par value $.01 per share. First Bancshares intends for the Split Transaction to affect "street name" stockholders in the same way as those holding shares in a record account, and nominees will be asked to effect the Split Transaction for their beneficial owners. Nominees may choose, however, not to effect the Split Transaction on street name shares. See "SUMMARY TERM SHEET -- Treatment of Shares Held in `Street Name.'"

First Bancshares and First Home Savings Bank

     First Bancshares, a Missouri corporation, was incorporated on September 30, 1993 for the purpose of becoming the holding company for First Home Savings Bank upon First Home Savings Bank's conversion from a state-chartered mutual to a state-chartered stock savings and loan association. The mutual to stock conversion was completed on December 22, 1993. At December 31, 2007, First Bancshares had consolidated total assets of $243.4 million, total deposits of $192.0 million and stockholders' equity of $27.3 million. First Bancshares is not engaged in any significant activity other than holding the stock of First Home. Accordingly, the information set forth in this report, including consolidated financial statements and related data, relates primarily to operations of First Home Savings Bank. First Bancshares's common shares trade on The Nasdaq Global Market under the symbol "FBSI." First Bancshares's business address is 142 East First Street, Mountain Grove, Missouri 65711 and its business telephone number is (417) 926-5151.

     First Home Savings Bank is a Missouri-chartered, federally insured stock savings and loan association organized in 1911. First Home Savings Bank conducts its business from its home office in Mountain Grove and ten full service branch facilities in Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills, Rockaway Beach and Springfield, Missouri. The deposits of First Home Savings Bank are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC"), and it is governed by the regulations of the Missouri Division of Finance ("Division") and the Office of Thrift Supervision ("OTS").

Proposals to be Considered at the Annual Meeting

     At the Annual Meeting, stockholders will be asked:

     * To consider and vote on a proposal to amend First Bancshares's Articles of Incorporation to effect a 1-for-1,000 reverse split of First Bancshares's common stock. The primary purpose and effect of this transaction is to reduce the number of holders of record of First Bancshares's common stock below 300, terminate the registration of the common stock, and suspend First Bancshares's reporting obligations with the SEC. The text of the proposed amendment is attached as Appendix A-1 to this Proxy Statement;

     * To consider and vote on a proposal to amend First Bancshares's Articles of Incorporation to effect a 1,000-for-1 forward split of First Bancshares's common stock. The text of the proposed amendment is attached as Appendix A-2 to this Proxy Statement;

     * To elect two directors to serve until the 2010 Annual Meeting or until their respective successors are duly elected and qualified;

     * To act on a stockholder proposal regarding the declassification of the Board of Directors, if properly presented at the meeting;

     * To adjourn the Annual Meeting if necessary to permit the further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals presented at the Annual Meeting; and

     * To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      Stockholders are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors is not aware of any other business to be conducted at the Annual Meeting.

Record Date

     You may vote at the Annual Meeting if you were the record owner of shares of our common stock at the close of business on April 18, 2008, which has been set as the record date. At the close of business on the record date, there were 1,550,815 shares of First Bancshares's common stock, par value of $.01 per share, outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of First Bancshares common stock you own, unless you own more than 10% of First Bancshares's outstanding shares. As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of First Bancshares's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit. On April 18, 2008, there were 1,550,815 shares of First Bancshares common stock outstanding and entitled to vote at the Annual Meeting.

Vote Required for Approval of Proposals

     * The Reverse/Forward Stock Split (Proposal 1 and Proposal 2). Approval of the Split Transaction requires the affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote at the Annual Meeting, or 775,408 of the 1,550,815 outstanding shares. Although the reverse stock split and forward stock split are two separate proposals on which stockholders may vote, unless both of the proposals are approved by stockholders, neither of the splits will be implemented. Because the Directors and Executive Officers of First Bancshares have the power to vote a total of 56,771 shares and all of such Directors and Executive Officers have indicated they will vote in favor of the transaction, we believe that a total of 718,637 shares held by stockholders who are not Executive Officers or Directors of First Bancshares will be required to vote in favor of the transaction for it to be approved. Because the Directors and Executive Officers of First Bancshares own only approximately 3.7% of the voting power of our outstanding common stock, there is no assurance that the Split Transaction will be approved. In addition to the 56,771 shares collectively owned by Directors and Executive Officers, Director Sutherland's other family members own 265,500 shares, or 17.1% of First Bancshares outstanding common stock. Director Sutherland has not had any discussions with his other family members regarding how they will vote on the proposals, however, he anticipates that they will vote in favor of the proposals. Approval of the amendments and the Split Transaction do not require the separate vote of a majority of our unaffiliated stockholders, and no separate vote will be conducted. Because broker non-votes and abstentions are not affirmative votes, they will have the effect of a vote against the Split Transaction.

     * Election of Directors (Proposal 3). Directors will be elected by a plurality of the votes cast at the Annual Meeting. Plurality means that the individuals who receive the largest number of votes cast are elected up to the maximum number of Directors to be elected at the meeting. Broker non-votes, abstentions and instructions to withhold votes for one or more Directors will result in that nominee receiving fewer votes but will not count as a vote against the nominee.

     * Stockholder Proposal (Proposal 4). The ratification of the stockholder proposal to declassify First Bancshares's Board of Directors requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote in order to be approved.

     * Adjournment of the Annual Meeting (Proposal 5). Approval of the proposal to adjourn or postpone the meeting to allow extra time to solicit proxies requires the affirmative vote of a majority of the shares of common stock voting on the matter. Abstentions will be treated as "NO" votes and, therefore, will have an effect on this proposal, while broker non-votes will have no impact on this proposal.

Corporate Developments and Overview

     You should be aware of certain corporate events that have occurred that may affect our operations:

     * During the quarter ended December 31, 2006, First Home Savings Bank entered into a Memorandum of Understanding with the OTS. The Memorandum of Understanding resulted from issues noted during the examination of First Home Savings Bank conducted by the OTS, the report on which was dated in July 2006. A number of corrective actions were required to be taken by First Home Savings Bank under the Memorandum of Understanding. First Bancshares believes that First Home Savings Bank is addressing all of the issues raised by the Memorandum of Understanding.

     * During the first half of fiscal 2007, there were several changes in composition of senior management of both First Bancshares and First Home Savings Bank.

     See "CORPORATE DEVELOPMENTS AND OVERVIEW" on page 44.

Overview of the Split Transaction

     Our Board of Directors has adopted amendments to our Articles of Incorporation that will result in a reverse 1-for-1,000 stock split followed immediately by a forward 1,000-for-1 stock split. Upon completion of the Split Transaction, our record stockholders who hold only fractional shares after giving effect to the reverse 1-for-1,000 stock split will be entitled to receive a payment of $21.00 per share for each pre-split share. Record stockholders with fewer than 1,000 pre-split shares will have no interest in First Bancshares following the reverse stock split. After we complete the reverse stock split and identify those stockholders entitled to payment for their pre-split shares, we will complete a forward stock split in which each share of common stock will be converted into 1,000 shares of common stock post-split. As a result of this subsequent forward stock split, record stockholders who hold 1,000 or more shares prior to the reverse stock split will ultimately hold the same number of shares following the forward stock split. The text of the amendments to our Articles of Incorporation are attached to this disclosure document as Appendices A-1 and A-2.

     The transaction has been structured as a two-step stock Split Transaction because the reverse stock split will enable us to reduce the number of our stockholders of record to fewer than 1,000, while the forward stock split will avoid disruption to the record stockholders that own 1,000 or more shares of common stock prior to the Split Transaction. Because stockholders owning 1,000 or more shares of common stock are not affected by the two-step structure, this structure minimizes the costs of our becoming a non-SEC reporting company while achieving the goals outlined in this disclosure document.

     The Split Transaction is being effected at the record stockholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder's shares will be cashed out. Because we think it is likely that any nominee (including nominees in whose name brokers or banks hold their customers' shares) will hold more than 1,000 shares in the aggregate, we think it is likely that all "street name" holders will remain continuing stockholders.

     We expect to pay a total of approximately $2.5 million to stockholders in the reverse stock split and we anticipate that the number of outstanding shares of our common stock will decrease approximately 7.72%, from 1,550,815 shares to approximately 1,431,079 shares as a result of the Split Transaction. These numbers and amounts may change as a result of trading activity in our shares between the date hereof and the effective date of the split transaction. See "SPECIAL FACTORS -- Overview of the Split Transaction."

Background of the Split Transaction

     For a description of the events leading to the approval of the Split Transaction by our Board of Directors and the reasons for its approval, you should refer to "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Background of the Split Transaction," "-- Reasons for the Split Transaction", "-- Fairness of the Split Transaction," and "-- Board of Directors Recommendation" on pages 13 through 25. As we explain more fully in these sections, our Board of Directors considered and rejected various alternative methods of effecting a transaction that would enable us to become a non-SEC reporting company, while remaining an independently-owned, community-based financial institution.

Effects of the Split Transaction

     * The Split Transaction will reduce the number of holders of First Bancshares's common stock to fewer than 300, which will allow us to terminate the registration of First Bancshares's common stock pursuant to Section 12(g) of the Securities Act of 1934.

     * As a result of the Split Transaction, First Bancshares's common stock will no longer be listed on the NASDAQ Stock Market. We will use our best efforts to cause the common stock to be listed on the OTC Bulletin Board, although there can be no assurance that we will be able to do so.

     * Going private will significantly change the public disclosures of First Bancshares.

     For a further description of how the Split Transaction will affect our stockholders, including the different effects on the affiliated and unaffiliated continuing and non-continuing stockholders, please see "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Fairness of the Split Transaction" and "-- Substantive Fairness" on pages 21 through 23. For more information on the effects on First Bancshares of the Split Transaction, see "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Effects of the Split Transaction on First Bancshares" on page 35.

Reasons for the Split Transaction

     The principal purposes of, and our reasons for, effecting the Split Transaction are:

     * To eliminate annual expenses of approximately $199,000 by eliminating the requirement to file periodic reports with the SEC and reducing the expenses of stockholder communications; and

     * To reduce the burden on our management that arises from increasingly stringent SEC reporting requirements, including requirements of the Sarbanes-Oxley Act of 2002 ("SOX"), thus allowing management to focus more of its attention on our customers and the communities in which we operate.

     The Board has concluded that the costs of complying with federal securities law outweigh the benefits First Bancshares receives for being an SEC reporting company. In addition, the Board does not believe that First Bancshares has realized many of the benefits normally associated with being a public reporting company, such as access to capital markets and an active trading market for our shares of common stock. For further discussion of the Board's reasons for the Split Transaction, see "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Reasons for the Split Transaction" and "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Effects of the Split Transaction" for a more detailed discussion of the principal reasons for the Split Transaction.

Fairness of the Split Transaction

     Based on a careful review of the facts and circumstances relating to the Split Transaction, our Board of Directors believes that the Split Transaction and the terms and provisions of the Split Transaction, including the cash to be paid to the non-continuing stockholders, are substantively and procedurally fair to our unaffiliated stockholders, including unaffiliated stockholders that are continuing stockholders and unaffiliated stockholders that are non-continuing stockholders. Our Board of Directors unanimously approved the Split Transaction. See "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Fairness of the Split Transaction," "-- Substantive Fairness" and "Procedural Fairness."

     For a complete discussion of the positive and negative factors considered by the Board of Directors, please see pages 21 through 23.

Fairness Opinion of Financial Advisor

     In deciding to approve the Split Transaction and recommend it to our stockholders, our Board of Directors considered the opinion of Index Capital ("Index Capital") that the $21.00 per share consideration proposed to be paid to the non-continuing stockholders, whether affiliated or unaffiliated, is fair from a financial point of view to those stockholders.

     The full text of the fairness opinion is attached to this Proxy Statement as Appendix B, and you are encouraged to read it carefully. See "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Valuation and Fairness Opinions of Index Capital."

Structure of the Split Transaction

     The Split Transaction has been structured as a two-step stock split because the reverse stock split will enable us to reduce the number of our stockholders of record to fewer than 300, while the forward stock split will bring the trading price per share of our common stock to a level more typical for a community financial institution holding company. See "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Background of the Split Transaction" beginning on page 12. See SUMMARY TERM SHEET -- Overview of the Split Transaction."

Treatment of Shares Held in "Street Name"

     If you hold shares of First Bancshares common stock in "street name" through a nominee (such as a broker or a bank), the effect of the Split Transaction on your shares of common stock may be different than for record holders. Nominees holding shares of First Bancshares common stock in street name will be asked to effect the Split Transaction for their beneficial owners, however, a beneficial owner is not considered the stockholder of record of shares held in street name. You have the ability to work with your nominee to have your shares taken out of street name and registered directly in your name. We plan to work with nominees to treat stockholders holding shares in street name in the same manner as stockholders whose shares are registered in their names. For information on the treatment of shares of First Bancshares's common stock held in street name and our plan to work with nominees to effect the Split Transaction with respect to shares held in street
name, see "THE SPLIT TRANSACTION -- SPECIAL FACTORS   Overview of the Split
Transaction."

Interests of Certain Persons in the Split Transaction

     You should be aware that the Directors and Executive Officers of First Bancshares have interests in the Split Transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Split Transaction, including the following:

     * Following the Split Transaction, the Directors and Executive Officers of First Bancshares will own, in the aggregate, approximately 4.0% of the outstanding shares of First Bancshares's common stock, which represents a slight increase from the 3.7% that they hold as of April 18, 2008.

     See "ELECTION OF DIRECTORS -- Security Ownership of Certain Beneficial Owners and Management," "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Effects of the Split Transaction on Affiliates," and "-- Interests of Certain Persons in the Split Transaction."

Financing of the Split Transaction

     We estimate that the total funds required to fund the payment of the Split Transaction consideration to the non-continuing stockholders and to pay fees and expenses relating to the Split Transaction will be approximately $2.7 million. This amount may increase as a result of trading activity in our shares between the date hereof and the effective date of the Split Transaction. First Bancshares has sufficient working capital to pay this amount or reasonably anticipated increases in this amount. In connection with this transaction First Home Savings Bank anticipates making dividend payment of $2.7 million to First Bancshares, subject to the notification and approval of the OTS.

Material Federal Income Tax Consequences of the Split Transaction

     We believe that the Split Transaction, if approved and completed, will have the following federal income tax consequences:

     * the Split Transaction should result in no material federal income tax consequences to us;

     * the continuing stockholders, whether affiliated or unaffiliated, will not recognize any gain or loss or dividend income in connection with the Split Transaction; and

     * the receipt of cash in the Split Transaction by non-continuing stockholders, whether affiliated or unaffiliated, will be taxable to those stockholders, who will generally recognize gain or loss in the Split Transaction in an amount determined by the difference between the cash they receive and their adjusted tax basis in their common stock surrendered. Any such recognized gain will be treated as capital gain unless, in the case of the particular stockholder, the receipt of the cash is deemed to have the effect of a dividend.

      Because determining the tax consequences of the Split Transaction can be complicated, you should consult your own tax advisor to understand fully how the Split Transaction will affect you. See "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Federal Income Tax Consequences."

Dissenters' Rights

     Although not required under Missouri law, non-continuing stockholders will have dissenters' rights in connection with the Split Transaction. Although you will not have appraisal rights in connection with the Split Transaction if you are a continuing stockholder, you may pursue all available remedies under applicable law. For additional information, including how to exercise your dissenters' rights, see "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Dissenters' Rights."

Termination of Stock Splits

     The Board of Directors may, in its discretion, at any time prior to filing the Certificate of Amendment with the Secretary of State of Missouri, decide not to implement the Split Transaction if it believes the Split Transaction would not be in the best interests of First Bancshares. The Board of Directors will not make its final determination whether to implement the Split Transaction until it has received a conclusive tally of the number of shares to be repurchased, the cost of the repurchase and the number of stockholders of record who would remain if the Split Transaction were implemented. See "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Overview of the Split Transaction."

Board of Directors Recommendation

     * Our Board of Directors has unanimously approved the Split Transaction and recommends that you vote "FOR" approval of the Split Transaction at the Annual Meeting by voting "FOR" the proposed amendments to the Articles that will effect the Split Transaction.

     * Our Board of Directors also recommends that you vote "FOR" the Director Nominees, namely Hixon and Moody.

     * Our Board of Directors also recommends that you vote "AGAINST" the stockholder proposal.

     * Our Board of Directors also recommends that you vote "FOR" the adjournment of the Annual Meeting.

Questions and Answers about the Split Transaction and the Annual Meeting


Q:  What is the date, time and place of the Annual Meeting?

A: The Annual Meeting of our stockholders will be held at 1:00 p.m., Central Time, on June 10, 2008 at the Days Inn, located at 300 East 19th Street, Mountain Grove, Missouri 65711.


Q: Why is 1,000 shares the cutoff number for determining which stockholders will be cashed out and which stockholders will remain as stockholders of First Bancshares?

A: The purpose of the Split Transaction is to reduce the number of our stockholders of record to fewer than 300, which will allow us to de-register as an SEC-reporting company. Our Board of Directors selected 1,000 shares as the "cutoff" number in order to enhance the probability that after the Split Transaction, if approved, we will have fewer than 300 stockholders of record.


Q: What is the difference between being a stockholder of record and holding shares in "street name"?

A: Many of our stockholders hold their shares through a nominee (such as a broker or bank) rather than directly in their own name. If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record. If you received a stock certificate evidencing your ownership of First Bancshares, then you are a stockholder of record. However, if your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" with respect to those shares.


Q. If I am a beneficial owner and hold shares in street name, how will the Split Transaction affect me?

A: If you are a beneficial owner holding 1,000 or more shares in street name in an account with a nominee, you will not be cashed out in the Split Transaction. If you are a beneficial owner holding fewer than 1,000 shares in street name in an account with a nominee, you may or may not have your shares cashed out in the Split Transaction. Under Missouri law, a beneficial owner is not considered the stockholder of record of shares held in street name. The proposed amendments to the Articles would operate only at the record holder level. As a result, a beneficial owner who held fewer than 1,000 shares in street name immediately before the reverse stock split would not have his or her shares cashed out in the transaction. However, as a part of the Split Transaction, we plan to work with nominees to treat stockholders holding shares in street name in the same manner as stockholders whose shares are registered in their names. Accordingly, we will instruct nominees to submit to us to be cashed out in the transaction shares held in street name in accounts holding fewer than 1,000 shares. However, your nominee will not be legally obligated to follow our instructions or work with us to effect the transaction with respect to shares held by you in street name. Therefore, to determine the transaction's effect on any shares you hold in street name, you should contact your broker, bank or other nominee. Whether or not your nominee effects the Split Transaction with respect to shares you hold in street name, you may ensure that such shares will be subject to the transaction by working through your nominee to have such shares taken out of street name and registered directly in your name.



Q: What is the recommendation of our Board of Directors regarding the proposal?

A: Our Board of Directors has determined that the Split Transaction is advisable and in the best interests of First Bancshares's stockholders, including affiliated and unaffiliated stockholders. The Board of Directors concluded that the Split Transaction was substantively and procedurally fair to our non-continuing stockholders based upon the premium to be received on the transaction as well as the fact that no brokerage or other transaction costs are to be incurred. The Split Transaction was deemed to be substantively and procedurally fair to our continuing stockholders because they will continue to participate in our future growth and earnings and will recognize the benefits of reduced expenses associated with becoming a non-SEC-reporting company. Our Board of Directors has unanimously approved the Split Transaction and recommends that you vote "FOR" approval of the Split Transaction at the Annual Meeting.


Q: What percentage of shares held by insiders are expected to vote for the proposals?

A: As of the record date, Directors and Executive Officers collectively beneficially held 56,771 shares, or approximately 3.7% of our common stock, and have indicated they will vote in favor of the proposals. In addition to the shares collectively owned by Directors and Executive Officers, Director Sutherland's other family members own 265,500 shares, or 17.1% of First Bancshares outstanding common stock. Director Sutherland has not had any discussions with his other family members regarding how they will vote on the proposals, however, he anticipates that they will vote in favor of the proposals.

   For additional information regarding the beneficial ownership of First Bancshares's Directors and Executive Officers and their related persons, see "ELECTION OF DIRECTORS -- Security Ownership of Certain Beneficial Owners and Management."


Q: When is the Split Transaction expected to be completed?

A: If the proposed amendments to the Articles are approved at the Annual
   Meeting, we expect the Split Transaction to be completed as soon as practicable thereafter. We need to file the amendments with the Missouri Secretary of State for the Split Transaction to become effective. Prior to authorizing the filing of the amendments, however, the Board of Directors will review a conclusive tally of the number of shares to be repurchased, the cost of the repurchase and the number of stockholders of record who would remain if the Split Transaction were implemented. At that time, the Board of Directors may determine not to proceed with the Split Transaction because the resulting transaction costs are unacceptably higher than expected or that the number of stockholders of record will not be reduced below 300, which would likely be due to trading activity prior to the effective date of the Split Transaction. Conversely, the Board of Directors may determine to proceed with the Split Transaction despite the fact that the costs are higher than expected or where the resulting number of stockholders of record will be greater than 300; but in circumstances where the number of such stockholders of record may fall below 300 within a reasonable period of time. In any event, the Board of Directors will only authorize the filing of the amendments if after such a review the Board of Directors continues to believe that the Split Transaction is in the best interests of First Bancshares.


Q: Who is entitled to vote at the Annual Meeting?

A: Holders of record of our common stock as of the close of business on April 18, 2008, are entitled to vote at the Annual Meeting. Each of our stockholders is entitled to one vote for each share of our common stock owned at the record date.

Q: What is needed to constitute a quorum at the Annual Meeting?

A: The presence, in person or by proxy, of a majority of our outstanding shares is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of establishing a quorum at the Annual Meeting. If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting for up to 90 days until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.


Q: What vote is required for our stockholders to approve the Split
   Transaction?

A: For the amendments to the Articles to be adopted and the Split Transaction to be approved, holders of a majority of the outstanding shares entitled to vote at the Annual Meeting must vote "FOR" the Split Transaction.

Q: What if the proposed Split Transaction is not completed?

A: It is possible that the proposed Split Transaction will not be completed.
   The proposed Split Transaction will not be completed if, for example, the holders of a majority of our common stock do not vote to adopt the proposed amendments to the Articles and approve the proposed Split Transaction. Alternatively, as noted above, even if stockholder approval is received, if the Board of Directors determines that it is not in the best interests of First Bancshares's stockholders to complete the transaction, the Board of Directors may decide to abandon it. If the Split Transaction is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.


Q: What happens if I do not return my proxy card?

A: Because the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is required to approve the Split Transaction, unless you vote in person, a failure to return your proxy card will have the same effect as voting against the Split Transaction proposal.


Q: If my shares are held for me by my broker, will my broker vote those shares for me?

A: Your broker will vote your shares only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares using the voting instruction card provided by your broker.


Q: Can I change my vote after I have mailed my proxy card?

A: Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting by following the procedures outlined in this Proxy Statement.


Q: Do I need to attend the Annual Meeting in person?

A: No. You do not have to attend the Annual Meeting to vote your First
   Bancshares shares.


Q: Will I have appraisal or dissenters' rights in connection with the Split
   Transaction?

A: Although not required under Missouri law, if you are a non-continuing stockholder you will have the right to demand the appraised value of your shares or any other dissenters' rights if you vote against the proposed Split Transaction. If you are a continuing stockholder, or you do not vote against the proposed transaction, you will not have the right to demand the appraised value of your shares. Your rights are described in more detail under "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Dissenters' Rights" at page 39.


Q: If I am a stockholder of record, should I send in my stock certificates now?

A: No. If you are the registered owner of fewer than 1,000 shares of common stock on the date the Split Transaction is completed, our transfer agent will send you a Letter of Transmittal with written instructions for exchanging your stock certificates for cash. You will not receive your cash payment until you tender your stock certificates together with a completed and signed copy of the Letter of Transmittal. Please do not send your stock certificates until you receive your Letter of Transmittal. All amounts owed to you will be subject to state abandoned property laws. If you are the registered owner of 1,000 or more shares of our common stock, no action is required.


Q: If I am the registered owner of fewer than 1,000 shares and cannot locate my stock certificates, what should I do?

A: If you are a registered owner of fewer than 1,000 shares on the date the Split Transaction is completed, you will be sent a Letter of Transmittal with instructions for tendering your stock certificates for cash. Those instructions will explain what to do if you cannot find your stock certificates. Generally, you will need to submit a lost share affidavit and a fee for a surety bond in lieu of submitting the lost, misplaced or destroyed stock certificate. You will not receive your cash payment until you submit a lost share affidavit and fee. All amounts owed to you will be subject to state abandoned property laws.

Q: Where can I find more information about First Bancshares?

A: We file periodic reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at www.sec.gov. General information about us is available at our Internet site at www.Firsthomesavingsbank.com; the information on our Internet site is not incorporated by reference into this Proxy Statement and does not form a part of this Proxy Statement. For a more detailed description of the information available, please see page 61.

Q: Who can help answer my questions?

A: If you have questions about the Split Transaction after reading this Proxy
   Statement or need assistance in voting your shares, you should contact Daniel P. Katzfey, our President and Chief Executive Officer, at (417) 926-5151.

                  THE SPLIT TRANSACTION -- SPECIAL FACTORS

Overview of the Split Transaction

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Bancshares and is to be used at an Annual Meeting at which our stockholders, among other things, will be asked to consider and vote upon proposals to amend the Articles. If approved, the amendments will result in a 1-for-1,000 reverse split of our common stock, followed immediately by a 1,000-for-1 forward split of our common stock.

     If the reverse and forward stock splits are approved as described below, holders of fewer than 1,000 shares of our common stock prior to the reverse split will no longer be stockholders of First Bancshares. Instead, those stockholders will be entitled only to receive a cash payment of $21.00 per share of common stock held prior to the reverse split. Stockholders holding 1,000 or more pre-split shares will remain stockholders. We intend, immediately following the Split Transaction, to terminate the registration of our shares, and our registration and further reporting under the Securities Exchange Act of 1934.

     If approved by our stockholders at the Annual Meeting and implemented by our Board of Directors, the Split Transaction will generally affect our stockholders as follows:


STOCKHOLDER POSITION PRIOR TO           EFFECT OF SPLIT TRANSACTION
SPLIT TRANSACTION

Stockholders holding in registered      Stockholders will ultimately hold the
name 1,000 or more shares of common     same number as many shares as held
stock                                   pre-Split Transaction.

Stockholders holding in registered      Shares will be converted into $21.00
name fewer than 1,000 shares of         per share of common stock outstanding
common stock                            immediately prior to the reverse stock
                                        split.

Stockholders holding common stock in    First Bancshares intends for the
"street name" through a nominee (such   Split Transaction to affect
as a bank or broker)                    stockholders holding common stock
                                        through a nominee (such as a broker or
                                        bank) the same as those holding shares
                                        in a record account and nominees will
                                        be asked to effect the Split
                                        Transaction for their beneficial
                                        owners. However, a beneficial owner is
                                        not considered the stockholder of
                                        record of shares held in street name.
                                        The proposed charter amendments would
                                        operate only at the record holder
                                        level. As a result, a beneficial owner
                                        who held fewer than 1,000 shares of
                                        common stock in street name
                                        immediately before the reverse stock
                                        split would not have his or her shares
                                        cashed out in the transaction.
                                        However, as a part of the Split
                                        Transaction, we plan to work with
                                        nominees to treat stockholders holding
                                        shares in street name in the same
                                        manner as stockholders whose shares
                                        are registered in their names.
                                        Accordingly, we will instruct nominees
                                        to submit to us to be cashed out in
                                        the Split Transaction shares held in
                                        street name in accounts holding fewer
                                        than 1,000 shares. Your nominee,
                                        however, is not legally obligated to
                                        follow our instructions or work with
                                        us to effect the Split Transaction
                                        with respect to shares held by you in
                                        street name. To determine the Split
                                        Transaction's effect on any shares you
                                        hold in street name, you should
                                        contact your nominee. Whether or not
                                        your nominee effects the Split
                                        Transaction with respect to shares you
                                        hold in street name, you may ensure
                                        that such shares will be subject to
                                        the Split Transaction by working
                                        through your nominee to have such
                                        shares taken out of street name and
                                        registered directly in your name.

     The Board of Directors will have the discretion to determine if and when to effect the Split Transaction, and reserves the right to abandon the transaction even if it is approved by the stockholders. Under applicable Missouri law, the Board of Directors has a duty to act in the best interests of the corporation. Accordingly, the Board of Directors reserves the right to abandon the Split Transaction after stockholder approval and before the effective time of the Split Transaction, if for any reason the Board of Directors determines that, in the best interest of First Bancshares's stockholders, it is not advisable to proceed with the Split Transaction. The Board of Directors intends to complete the Split Transaction if it is approved by First Bancshares's stockholders, and the Board of Directors is unaware of any circumstance that would cause it to abandon the transaction, other than
(i) a significant increase in transaction costs resulting from purchases of shares prior to the effective date of the split apparently made solely for the purpose of receiving the premium to be paid to holders of fewer than 1,000 shares or (ii) a determination that the 1-for-1,000 reverse split will not reduce the number of stockholders of record to fewer than 300 (unless the Board of Directors determines that further reduction of stockholders of record is likely to result in fewer than 300 stockholders of record within a
reasonable period of time).   The Board of Directors will not make its final
determination until it has received a conclusive tally of the number of shares to be repurchased, the cost of the repurchase and the number of stockholders of record who would remain if the Split Transaction were implemented.

     The Split Transaction will become effective upon the filing of the necessary amendments to the Articles with the Missouri Secretary of State or a later date specified in that filing. The forms of the amendments to the Articles are attached to this Proxy Statement as Appendix A-1 and Appendix A-2. Under no circumstances would the Board of Directors consummate the reverse stock split and not the forward stock split, for the reasons set forth in "THE SPLIT TRANSACTION -- SPECIAL FACTORS -- Fairness of the Split Transaction."

     Although there is no date by which the Split Transaction must occur, we expect that if the stockholders approve and the Board of Directors elects to effect the Split Transaction, the Split Transaction will be completed as soon as practicable after the Annual Meeting.

Background of the Split Transaction

     As an SEC-reporting company, we are required to prepare and file with the SEC, among other items, the following:

     *    Annual Reports on Form 10-KSB;

     *    Quarterly Reports on Form 10-QSB;

     *    Proxy Statements and related materials; and

     *    Current Reports on Form 8-K.

     In addition to the burden on management, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, costs of printing and mailing stockholder documents, and EDGAR filing costs. For 2007, the total costs of being a public company were approximately $186,000. These costs have been increasing over the years, and we are projecting additional increases in such costs in 2008 to approximately $199,000, and to approximately $215,000 in 2009.

     Becoming a non-SEC-reporting company will allow us to avoid most of these costs and expenses. We expect to continue printing and mailing annual reports to our stockholders, but anticipate the cost to be substantially less as a non-SEC-reporting company. However, we will continue to be subject to the rules and regulations imposed by the OTS, the FDIC and the Division, including those relating to financial reporting.

     There can be many advantages to being a public company, including a more active trading market and the enhanced ability to use company stock to raise capital or make acquisitions. However, there is a limited market for our common stock, and we have therefore not been able to effectively take advantage of these benefits. This may be due, in part, to the relatively small number of stockholders owning First Bancshares's common stock. In the six months ended June 30, 2007, our common stock was traded on only 93 of the 126 eligible trading days and on the days that the stock traded during thise six month period, the average trading volume was just over 1,700 shares. During the six months ended December 31, 2007, our common stock was traded on only 82 of the 126 eligible trading days and on the days that the stock traded during this period, the average trading volume was less than 1,600 shares. Moreover, our limited trading market makes it difficult for our stockholders to liquidate a large number of shares of our stock without negatively affecting the per share sale price. In contrast, the Split Transaction will allow our small stockholders to sell their shares at a fixed price that will not decline based upon the number of shares sold, and allow them to do so without incurring typical transaction costs.

     Another potential advantage of being a public company is the ability to access capital markets to meet additional capital needs. However, since becoming a public company in 1993, we have had no additional capital needs that required us to access the public markets. We have also not made any additional public offerings of common stock or any other equity or debt securities since our organization in 1993. In addition, we have not used our common stock as consideration for any acquisition since we first became a public company in 1993. Currently, we do not anticipate issuing additional shares of common stock in either public or private transactions.

     For these and other reasons noted below, the Board of Directors and management have concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations.

     During the past several years the Board of Directors and management of First Bancshares held discussions with outside counsel concerning the possibility of deregistering and the advantages and disadvantages of such an undertaking, but no action was taken. On April 27, 2007, First Bancshares's Board of Directors had further discussion concerning such a transaction and elected to form a special committee, consisting of Directors D. Mitch Ashlock (Chairman), John G. Moody, and Billy E. Hixon, to evaluate, consider, explore and investigate the facts related to and weigh options with regards to the
process of delisting/deregistering from being a public company.   It was noted
by the Board of Directors that Mr. Ashlock and Mr. Hixon are independent since neither own any shares of First Bancshares common stock. Mr. Moody, although a stockholder of 8,850 shares, was added because he had the lowest number of shares of the other members of the Board of Directors and because of his standing in the community. Each member of the committee will receive $1,000 for their service. In connection with the establishment of the committee and the commencement of their evaluation of the proposed transaction, the committee requested that the Chief Financial Officer of First Bancshares provide information to them regarding the cost savings of the proposed transaction. Subsequently, the Chief Financial Officer of First Bancshares informed the committee that he estimated that approximately $199,000 could be saved annually on accounting, auditing and legal fees if First Bancshares were able to delist.

     At a May 7, 2007, meeting, the committee, based on a recommendation from advisory director Jay Breidenthal, opted to hire outside counsel, Stinson Morrison Hecker, LLP, to obtain independent counsel on this matter, in addition to the counsel being provided to the Board of Directors of First Bancshares by its existing securities counsel, Breyer & Associates PC.

     On May 21, 2007, Stinson Morrison Hecker, LLP issued a memorandum to the special committee entitled "Possible Structures for Taking a Corporation Private" which outlined four options: (i) merger, (ii) issuer tender offer,
(iii) reverse stock split and (iv) sale of the company to a third party. The memorandum requested a list of documents from First Bancshares so that the Stinson Morrison Hecker, LLP could narrow its recommendation to the committee.

     On May 25, 2007, the committee considered various strategies, including stock splits/dividends, increasing cash dividends, creating investor interest in First Bancshares by developing a research following, and stock buybacks, among other steps in order to increase market capitalization and liquidity. Reviewing the stockholder profile as of March 1, 2007, discussions centered on how the profile had evolved. Upon the committee's request, First Bancshares's transfer agent updated the stockholder profile as of July 2, 2007 and the transfer agent provided it to the committee on July 3, 2007. The analysis identified several different groups of stockholders, as well as the smallest known stockholders and their concentration.

     The committee determined from the stockholder list that more than 74% of all of First Bancshares's registered stockholders collectively held less than 71,077 shares of First Bancshares. Steps that could be taken to become a non-SEC-reporting company, including a reverse stock split, stock repurchases or a tender offer were examined. In addition, as a result of discussions held by members of the committee with several known brokerage firms who historically had clients buying or selling shares of First Bancshares, it was determined that most of these firms were no longer active in the stock. In this context, management, the committee and the Board of Directors discussed, over several meetings, the benefits of a broad-based trading market for the stock as well as the advantages and disadvantages of becoming a non-SEC-reporting company.

     The committee met on July 3, 2007, with all members of the committee present (in person or by phone), as well as, members of the Board of Directors in attendance at the invitation of the committee. Several options were discussed including:

          *    Maintaining the status quo.

          * Remaining public and augmenting the trend toward non-local stockholders.

          *    Remaining public and focusing on local stockholder growth.

          * Becoming a non-SEC reporting company through a tender offer or reverse stock split.

          *    Pursuing a strategic affiliation.

     The committee also researched the implications that a reverse stock split might have on smaller investors and the extent of those individuals' relationships with banking products and services at First Bancshares. The committee discussed First Bancshares's institutional and retail stockholder mix.

     The committee had a meeting on July 27, 2007 and determined that in order to best evaluate the transaction that it would be beneficial to retain a
financial advisory firm to be approved by the Board of Directors.    At the
July 27, 2007 Board of Directors meeting the committee suggested to the Board of Directors that the next step should be engaging an independent third party to provide an opinion of the feasibility of a going private transaction and also for valuation purposes, the market value of the shares involved. The committee was authorized by the Board of Directors to interview financial advisory firms and to obtain proposals with respect to the proposed engagement and the committee requested engagement proposals from at least two financial advisory firms.

     On August 6, 2007, the committee notified the Board of Directors that two proposals from financial advisory firms had been received.

     On August 8, 2007, Mr. Ashlock contacted Index Capital, LLC, Overland Park, Kansas ("Index Capital") about performing the required financial advisory services.

     On August 16, 2007, the committee reviewed the three proposals it had received and voted to proceed with Index Capital because of its experience, cost, geographic location and ability to complete the engagement in a timely manner. An engagement letter was entered into with Index Capital on August 21, 2007.

     On August 24, 2007, committee chairman Mitch Ashlock announced to the Board of Directors that Index Capital had been retained to provide an independent valuation estimate of First Bancshares common stock using a June 30, 2007 valuation date for use in determining the feasibility of the proposed going-private transaction. Index Capital discussed the advantages and disadvantages of becoming a non-SEC-reporting company in further detail with Chairman Ashlock.

     On September 19, 2007, there was a meeting between Chairman Ashlock and David O'Toole of Index Capital at which time the valuation report and accompanying valuation opinion were presented to Chairman Ashlock. Mr. O'Toole covered in detail his findings and his methodology. The valuation reflected a value of $22.50 per share based on June 30, 2007 financial information.

     Chairman Ashlock met with the committee on September 20, 2007, prior to the Board of Directors meeting, to review and discuss the contents of the valuation report. The committee shared comments concerning the valuation and going private transaction from Stinson Morrison Hecker LLP, the legal counsel to First Bancshares's special committee. At the September 20, 2007 meeting, the committee reviewed the different valuation methods used in the Index Capital valuation report and continued to discuss First Bancshares's stock performance and an overview and evaluation of the advantages and disadvantages of becoming a non-SEC-reporting company. Also, the committee discussed the burdens and costs and potential liabilities associated with filing reports as a public company, including risks associated with the officer certifications required by SOX, were discussed at that meeting. Such potential liabilities make it more difficult to attract and retain directors and executive officers and generally result in higher costs, including increased compensation, director fees, and director and officer liability insurance premiums.

     The committee presented its recommendation to the Board of Directors on September 20, 2007 that First Bancshares should proceed on a Split Transaction. In reviewing the committee's findings and its recommendation, the Board of Directors focused on the strategic direction of First Bancshares and prospects for growth in its market area. They noted that First Bancshares's financial performance was below its peers. The Board of Directors considered possibilities for growth as a savings and loan holding company, through branch acquisitions within and outside of First Bancshares's current market area and through offering other products, including attractive deposit products, to existing and potential customers.

     Chairman Ashlock discussed with the Board of Directors the comments he had received from Stinson Morrison Hecker, LLP that, based on the information they had received that, a going private transaction in the form of a reverse stock split appeared to be in the best interest of First Bancshares and its stockholders. Mr. Ashlock also made a presentation of the advantages and disadvantages of becoming a non-SEC-reporting company and available methods of reducing the number of its record stockholders to allow First Bancshares to suspend SEC reporting requirements, including open market stock repurchases, a tender offer, a cash-out merger or reverse stock split, and a reverse/forward stock split. For a more detailed discussion of the alternative methods of effecting a transaction that would result in First Bancshares becoming a non-SEC-reporting company were discussed by the Board of Directors see "-- Reasons for the Split Transaction." The Board of Directors discussed the fact that the Annual Meeting of Stockholders, which is normally held in October of each year, would need to be delayed if the Split Transaction were to be presented to a vote of stockholders at that meeting.

     The committee also reviewed with the Board of Directors First Bancshares's stockholder list, using the stockholder profile as of July 2, 2007, and determined that a split ratio of 1-for-1,000 more optimally balanced the Board of Directors goals of reducing the number of stockholders to a level sufficiently below the 300 stockholder threshold at which time our reporting obligations would be suspended, while minimizing the number of stockholders who would be cashed out.

     The Board of Directors next considered and discussed, the Index Capital September 19, 2007 valuation report. The report included information regarding (i) a review of the market performance of the bank and thrift equity markets, (ii) trading history, including volume and prices, of the common stock, (iii) a review of historical pricing and performance of companies comparable to First Bancshares, and (iv) premiums paid with respect to control sales transactions. The report indicated that the current trading price of First Bancshares shares as a percentage of tangible book value was below its peers, but as a multiple of earnings was above the median value of its peers primarily as a result of lower earnings than its peers. The Board of Directors discussed the pros and cons of paying a premium above the current trading price. In determining the premium to be paid to non-continuing stockholders, the Board of Directors particularly focused on the fact that the Split Transaction would not be a voluntary transaction for First Bancshares stockholders. After reviewing Index Capital's report and opinion on the fair market value of the stock for determining the feasibility of the Split Transaction, the Board of Directors determined that, a price of $22.50 per share would be a reasonable price, representing the fair value of First Bancshares's common stock, to be paid to those stockholders being cashed out. It was also determined by the Board of Directors that a fairness opinion should be requested from Index Capital as additional support for the $22.50 price recommendation.

     On September 28, 2007, Chairman Ashlock contacted the OTS as to the maximum dividend that the OTS would allow First Home Savings Bank to pay to First Bancshares in connection with this transaction.

     On October 28, 2007, the OTS indicated that it would consider a dividend request from First Home Savings Bank if the amount of the dividend was between $2.7 million and $5.0 million.

     On October 31, 2007, Index Capital was retained to expand its work to include an opinion on the fairness, from a financial point of view of the proposed transaction. The fairness opinion also included a discussion of the assumptions made by Index Capital in preparing the opinion. See "-- Valuation and Fairness Opinions of Index Capital."

    On December 12, 2007, the Board of Directors met reviewed and discussed with David O'Toole of Index Capital the services he had performed, the materials he had been provided in connection with his firm's valuation and fairness opinions. Mr. O'Toole also discussed the methodology that was used in determining the value and the weighting assigned to each of the components as discussed herein. In addition, John F. Breyer, Jr. of the law firm of Breyer & Associates PC discussed the timing of the Split Transaction.

     On December 21, 2007, the Board of Directors further discussed the valuation and determined because of the dramatic changes in market conditions that it would request Index Capital update its valuation.

     On February 8, 2008, an updated valuation report and accompanying valuation opinion were provided by David O'Toole of Index Capital to Chairman Ashlock. Mr. O'Toole provided detailed information regarding his findings and his methodology in determining the updated valuation. The valuation reflected a value of $21.00 per share based on December 31, 2007 financial information, a decrease from the prior valuation dated September 19, 2007 of $22.50 per share.

     On February 22, 2008, the updated valuation report from Index Capital and other information regarding the proposed transaction were presented to the Board of Directors. The Board of Directors discussed the additional information and the feasibility of the other options that were considered.
Mr. O'Toole of Index Capital participated in the meeting via telephone to review the updated valuation report with the Board. John F. Breyer, Jr., special counsel to First Bancshares, also participated in the meeting via telephone, provided additional information on the proposed transaction, and reviewed the Board of Directors' responsibilities with respect to the proposed transaction. In connection with the updated valuation report provided by Index Capital and other information provided, the Board of Directors reviewed and discussed:

            * The advantages and disadvantages of a stock split including the Company's capital needs going forward and the possible impact on the Company's stock price;

            *    The pro forma costs to be incurred and cost savings;

            * An analysis of the stockholder profile of institutional, retail and insider and break-out of larger stockholders;

            *    The advantages and disadvantages of going private;

            * An analysis of the costs and benefits of each of the various methods of going private;

            * An analysis of the stock splits that have been completed, risks attendant thereto and uncompleted transactions;

            * The required cash outlay and an analysis of the worse case cash outlay to complete the stock split;

            * An analysis of the trading history of the stock and the amount of the forward stock split needed to maintain liquidity;

            *    Premiums paid on other reverse stock splits; and

            * An analysis of the reverse stock split on insiders of the Company.

     Following a lengthy discussion, the Board of Directors unanimously approved the Split Transaction by means of a 1-for-1,000 reverse stock split followed by a 1,000-for-1 forward stock split, pursuant to which stockholders owning fewer than 1,000 shares would receive $21.00 in cash for their pre-split shares of our common stock.

Reasons for the Split Transaction

     First Bancshares is undertaking the Split Transaction at this time to end its SEC reporting obligations, which will enable us to save First Bancshares and our stockholders the substantial costs associated with being a reporting company. The specific factors considered in electing at this time to undertake the Split Transaction and become a non-SEC reporting company are as follows:

     * By reducing the share base by approximately 119,736 shares, basic earnings per share will increase.

     * Based on 2007 data, we estimate that we will eliminate ongoing costs of approximately $199,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of stockholder communications. These expenses include:

                   Legal expense                      $120,000
                   Auditing and accounting expense      32,500
                   NASDAQ listing expense               32,250
                   Transfer agent expense                9,500
                   Printing expense                      4,750
                                                      --------
                                                      $199,000
                                                      ========

     * We believe that, as a result of the recent disclosure and procedural requirements resulting from SOX, the legal, accounting and administrative expense, and diversion of our Board of Directors, management and staff effort necessary to continue as an SEC-reporting company will remain significant, particularly in view of the requirements of Section 404, without a commensurate benefit to our stockholders. We expect to continue to provide our stockholders with company financial information by disseminating our annual reports, but we anticipate that the costs associated with these reports will be substantially less than those we incur currently.

     * In the Board of Directors's judgment, little justification exists for the continuing direct and indirect costs of registration with the SEC, which costs have recently increased as a result of SOX, given the low trading volume in our common stock and that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital if required, or that the cost of any required additional capital will be attractive.

     * The Split Transaction allows non-continuing stockholders to receive fair value and cash for their shares, in a simple and cost-effective manner, particularly given the possible ineffectiveness and inefficiencies of a tender offer, an open market share repurchase or a cash-out merger. Stockholders owning fewer than 1,000 shares may find in uneconomical to dispose of those shares due to minimum brokerage commissions which are often charged.

     * The Split Transaction will allow the non-continuing stockholders to realize what our Board has determined to be fair value for their First Bancshares common stock, without incurring brokerage commissions. In addition to the valuation and fairness opinions of Index Capital, the Board of Directors considered the following specific factors in reaching its conclusion that the price to be paid in the reverse stock split to certain unaffiliated stockholders in lieu of fractional shares is fair to such stockholders. Individual Directors may have given differing weights to different factors. Due to the relative illiquidity of the common stock, the Board of Directors as a whole generally placed more emphasis on the valuation and fairness opinions than on the stock prices as quoted on the NASDAQ Global Market, and the Board of Directors ultimately relied on the findings of Index Capital in determining that the $21.00 price per share is fair to unaffiliated stockholders.

Current and Historical Market Prices of First Bancshares's Common Stock and Premium Over Market Price

     The Board of Directors took into consideration that, historically, there has been a limited trading market in First Bancshares's common stock. During the twelve months ended December 31, 2007, First Bancshares's common stock traded in the range of $15.00 to $17.50 per share with only 26 trading days of share volume in excess of 1,000 shares in the past six months. The Board of Directors noted that the daily volume of trades in First Bancshares's common stock activity occurred on just 88 trading days out of six months and that there were only seven trading days on which more than 5,000 shares traded. In determining the fairness of the $21.00 per share value, the Board of Directors also reviewed the high and low trading prices for First Bancshares's shares of common stock over the past twelve months, noting that the trading price on the valuation date was $16.97.

     Based on these observations, the Board of Directors concluded a $21.00 per share purchase price is at the high end of all historic trading activity in the past six months and represents about a 28% premium to the weighted average trading price of $16.44 during the past six months.

Tangible Book Value

     As of December 31, 2007 the book value and tangible book value (equity less goodwill and intangibles) per share of First Bancshares's common stock was $17.57 and $17.40, respectively. The Board of Directors considered the price to tangible book value based on input from management and Index Capital that tangible book value was the more relevant industry metric of value. Although the Board of Directors determined that tangible book value in general is not directly relevant because book value approximates liquidation value and is a historic figure, the Board of Directors noted that the $21.00 per share price represented a 21% premium over tangible book value and a 20% premium over book value.

Going Concern Value

     The Board of Directors also reviewed the valuation of First Bancshares's shares as a going concern. This value reflects, among other things, First Bancshares's business reputation, its established customer base, its employees and management, and its future earnings prospects. The Board of Directors believes that comparable companies' multiples and the dividend discount model generated by Index Capital are indicators of First Bancshares's value as a going concern. The Board of Directors considered Index Capital's analyses regarding (i) First Bancshares's peer group and the comparison of First Bancshares's key pricing ratios compared to those of its peer group and (ii) a dividend discount analysis which computed the likely present value of First Bancshares's common stock based upon future earnings to be generated and net of any retained earnings required to support required capital levels. Both analyses are discussed later in this Proxy Statement under the heading "-- Valuation and Fairness Opinions of Index Capital." The Board of Directors reviewed and concurred with Index Capital's analyses which reflect that (i) First Bancshares's pricing multiples are consistent with those of the selected peer group and (ii) the current value range of First Bancshares's common stock, given the assumptions utilized, were consistent with recent trading activity.

Liquidation Value

     The Board of Directors did not consider the liquidation value of First Bancshares when selecting the $21.00 per share price. A liquidation analysis is not believed to be a relevant factor because the liquidation of a financial institution or discontinuance of a financial institution's operations is not considered to be a viable alternative. Historically, financial institutions have generally only been liquidated in the event of insolvency or receivership. Neither First Bancshares's management nor the Board of Directors has any intention of liquidating First Home Savings Bank.

Stock Repurchases

     In reaching its determination as to fairness of the $21.00 per share price, the Board of Directors considered the purchase prices paid by the First Bancshares in previous purchases pursuant to its stock repurchase programs. See "COMMON STOCK PURCHASE INFORMATION." Since the completion of the mutual to stock conversion in 1993, 1,344,221 shares have been repurchased in eleven stock repurchase programs at an average price of $14.22 per share which is well below $21.00. The highest price paid for repurchased stock was $21.41 per share in January 2004. The Board of Directors did not consider these prices to be a material factor in their consideration of the fairness of the Split Transaction, because these purchase prices generally approximated the then-market value of our common stock. As discussed above, given the relatively low number of trades in our common stock, the Board of Directors believes that market price is not necessarily the most applicable measure of our common stock's fair value.

Other Considerations

     We considered that some stockholders may prefer to continue as stockholders of First Bancshares as an SEC-reporting company, which is a factor weighing against the Split Transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh the advantages. We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of the advantages that our status as an SEC-reporting company may offer.

     In view of the wide variety of factors considered in connection with its evaluation of the Split Transaction, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

     We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the Split Transaction. The following were the alternative transactions considered, but rejected:

     * Tender Offer to Stockholders. The Board of Directors determined that it would require more funds to effect a tender offer. In addition, there might not be a sufficient number of record stockholders tendering their shares to reduce the number of stockholders of record below 300.

     * Open Market Stock Repurchase. The Board of Directors considered announcing a new or expanded stock buy-back plan and purchasing shares on the open market. Although the expenses associated with such a transaction would be low, it might not result in the desired reduction of stockholders of record. The Board of Directors determined that an open market stock repurchase might not achieve the record stockholder reduction objective.

     * Cash-Out Merger. The Board of Directors considered a cash-out merger of First Bancshares into a newly-formed corporation, with the conversion of the outstanding shares occurring in the same general manner and ratios as in the Split Transaction. This type of merger would have the same net effect on our stockholders as the Split Transaction. However, the Board of Directors determined that a cash-out merger was not a preferable option because it did not offer any advantages over the Split Transaction, but would have required the formation of a new corporation, more documentation than the Split Transaction, including a plan of the merger, regulatory approval of the merger and likely increased costs.

     * Business Combination. Although during the last 24 months, the Board of Directors considered possible affiliations with other financial institutions, it concluded that First Bancshares's stockholders would be better served if First Bancshares achieved the cost savings attributable to becoming a non-SEC-reporting company and focused on business strategies to enhance stockholder value as an independent customer-oriented and community-based financial institution.

     * Maintaining the Status Quo. The Board of Directors considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits. Thus, the Board of Directors considered maintaining the status quo not to be in our best interests or the best interests of our stockholders and rejected this alternative.

Fairness of the Split Transaction

     Based on a careful review of the facts and circumstances relating to the Split Transaction, the Board of Directors believes that the Split Transaction and the terms and provisions of the split transaction, including the cash to be paid to non-continuing stockholders, are substantively and procedurally fair to our affiliated and unaffiliated stockholders.

     The Board of Directors concluded that the Split Transaction was substantively and procedurally fair to our non-continuing stockholders based upon the premium to be received on the transaction and that no brokerage or other transaction costs are to be incurred.

     The Split Transaction was deemed to be substantively and procedurally fair to our continuing stockholders as they will continue to participate in our future growth and earnings and they will recognize the benefits of reduced expenses associated with becoming a non-SEC-reporting company.

     Accordingly, the Board of Directors unanimously approved the Split Transaction.

Substantive Fairness

     In concluding that the terms and conditions of the Split Transaction, including the cash to be paid to the non-continuing stockholders, are substantively fair to our unaffiliated stockholders, the Board of Directors considered a number of factors.

     A positive factor the Board of Directors considered for all unaffiliated stockholders, including both those that are continuing and non-continuing stockholders was that our stockholders with fewer than 1000 shares who prefer to remain as stockholders of First Bancshares, despite the Board of Directors's recommendation, may elect to do so by acquiring sufficient shares so that they hold at least 1,000 shares of common stock in their own names immediately prior to the Split Transaction, understanding that the opportunity to buy shares prior to the time of the transaction may be limited as a result of the limited trading volume in the stock.

     In addition to the positive factors applicable to all of our stockholders set forth above, the factors that the Board of Directors considered beneficial for the unaffiliated stockholders that are non-continuing stockholders included:

          * the cash price of $21.00 represents a multiple 1.21 times December 31, 2007 tangible book value and 1.20 times First Bancshares's December 31, 2007 book value. It also represents approximately 63.7 times First Bancshares's last twelve months earnings as of December 31, 2007, a period when earnings were well below peer group averages;

          * the factors relating to the fairness of the $21.00 per share price set forth on pages 25 through 34 hereof; and

          * no brokerage or other transaction costs are to be incurred by them in connection with the transfer of their shares to First Bancshares.

     The factors that the Board of Directors considered positive for the affiliated and unaffiliated stockholders that are continuing stockholders included:


          * they will continue to have the opportunity to participate in our future growth and earnings;

          * they will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of no longer needing to comply with SEC reporting requirements; and

     * the fact that we anticipate that our shares will continue to be traded on the OTC Bulletin Board ("OTCBB") or in the pink sheets electronic quotation system after the Split Transaction, which will provide opportunities for continuing stockholders to trade their shares in the future.

     The Board of Directors also considered the per-share purchase price to be fair from the perspective of continuing stockholders, as it was based on a price that willing buyers and sellers pay for the shares on the market (adjusted to reflect the involuntary nature of the stock Split Transaction and other factors described below), and that the purchase of shares in the Split Transaction at this price to be a good use of First Bancshares's excess capital at this time.

     The Board of Directors is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the Split Transaction to the unaffiliated non-continuing stockholders, including that:

     * they will be required to surrender their shares involuntarily in exchange for the cash-out price determined by the Board of Directors without the opportunity to liquidate their shares at a time and for a price of their choosing;

     * they will not have the opportunity to participate in any of our future growth, earnings and dividends; and

     * they will be required to pay income tax on the receipt of cash in the Split Transaction.

     The factors that the Board of Directors considered as potentially negative for the affiliated and unaffiliated stockholders that are continuing stockholders included:

     * they will have reduced access to our financial information once we are no longer an SEC-reporting company, including forms filed by our Directors and Executive Officers reporting changes in their beneficial ownership. As an SEC-reporting company, we currently provide to our stockholders quarterly current reports on Form 10-QSB and Form 10-KSB filings as well as current information, as applicable, in Form 8-K filings. We do intend to continue to provide the continuing stockholders with our annual reports and basic quarterly financial information, and First Bancshares and First Home Savings Bank will continue to be subject to the filing requirements of the OTS, the FDIC and the Division, however, once our SEC reporting obligations are suspended, we will not be subject to the provisions of SOX, and our Chief Executive Officer and Chief Financial Officer will not be required to certify the accuracy of our financial statements under SEC rules. The filing requirements of the OTS and the FDIC require the completion of quarterly reports. These reports, which are publicly available about 45 days after the filing deadline. They relate to the respective entity's balance sheet and income statement and do not provide any of the analysis presented in the SEC reports.

     * the fact that future business partners might require more information from us before entering into a business relationship due to the lack of publicly available information about us.

     * the fact that we may have a lower public profile in our community, which may be a negative factor with some of our customers.

     * the fact that continuing stockholders will lose certain protections currently provided under the Securities Exchange Act of 1934, such as limitations on short-swing transactions by Directors and Executive Officers under Section 16 of that Act.

     * the liquidity of our shares of common stock held by continuing stockholders may be further reduced by the termination of the registration of the common stock under the Securities Exchange Act of 1934 and the delisting of the common stock from the NASDAQ Global Market. Future trading in our shares after we become a non-SEC-reporting company, if it occurs, will only occur in the OTCBB, the pink sheets electronic quotation system or in privately negotiated sales.

     * First Bancshares expects to pay approximately $2.5 million (excluding expenses) to affect the Split Transaction. This amount may change as a result of trading activity in our shares between the date hereof and the effective date of the Split Transaction. First Bancshares anticipates that the book value per share of common stock as of December 31, 2007, will be reduced from $17.57 per share on a historical basis to $17.15 per share on a pro forma basis, which represents a 2.39% decrease in the book value per share of our common stock as a result of the Split Transaction.

     The Board of Directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the Split Transaction to our affiliated and unaffiliated stockholders, whether they be continuing or non-continuing stockholders and that the foregoing factors are outweighed by the positive factors previously described.

Procedural Fairness

     We believe that the Split Transaction, which is being effected in accordance with all applicable requirements of Missouri law, is procedurally fair to our unaffiliated stockholders, including those that are continuing stockholders and those that are non-continuing stockholders. The factors that our Board of Directors considered positive for all stockholders, including both continuing and non-continuing stockholders, included the following:

     * the Board of Directors obtained fairness and valuations opinions and a valuation report from Index Capital, an independent third party, concerning the price range to be considered for payment to cash out stockholders, and the Board of Directors imposed no limitations upon them with respect to the investigation made or procedures followed in rendering its fairness opinion.

     * the Board of Directors appointed a special committee and the special committee retained and received advice from separate legal counsel in evaluating the terms of the Split Transaction.

     * Management, the special committee and the Board of Directors considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the Split Transaction, or potentially ineffective in achieving the goals of providing cash and value to the non-continuing stockholders as soon as possible and eliminating the costs and burdens of public company status.

     * stockholders will have the opportunity to determine whether or not they will remain stockholders after the Split Transaction by acquiring sufficient shares so that they hold at least 1,000 shares immediately prior to the Split Transaction or selling sufficient shares so that they hold fewer than 1,000 shares immediately prior to the Split Transaction, so long as they act sufficiently in advance of the Split Transaction so that the sale or purchase is reflected in our stockholder records by the close of business (local time) on the effective date of the Split Transaction, understanding that the chance to sell shares prior to the time of the transaction may be limited as a result of the limited trading volume in the stock.

     * First Bancshares has sufficient cash resources to undertake the necessary actions to finance the Split Transaction, with total expenditures estimated at $2.7 million, including estimated expenses of $188,000, after we obtain regulatory approval for a capital distribution from First Home Savings Bank to First Bancshares and therefore the Split Transaction should not materially affect our financial condition and results of operations.

     * Dissenters' rights will be available under the Missouri General and Business Corporations Law, selected provisions of which are attached as Appendix C, to non-continuing stockholders who dissent from the Split Transaction. Continuing stockholders and non-continuing stockholders who do not vote against the proposed transaction will not have the right to demand the appraised value of their shares.

     The Board of Directors is aware of, and has considered, the impact of the following potentially countervailing factor, which affect both continuing and non-continuing stockholders to the same degree, on the procedural fairness of the Split Transaction:

     * the transaction is not structured to require approval of at least a majority of stockholders being cashed out in the Split Transaction; however, we determined that any such voting requirement would improperly usurp the power of the holders of a majority of our outstanding shares to consider and approve the proposed amendments as provided in the Articles and under Missouri law; and

     * We did not retain an independent, unaffiliated representative to act solely on behalf o the stockholders to be cashed out in the Split Transaction for the purposes of negotiating the terms of the Split Transaction.

     The Board of Directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Split Transaction to our unaffiliated stockholders, whether they are continuing or non-continuing stockholders, and the foregoing factors are outweighed by the procedural safeguards previously described.

     We therefore believe that the Split Transaction is substantively and procedurally fair to our affiliated and unaffiliated stockholders, including those that are continuing stockholders and those that are non-continuing stockholders, for the reasons and factors described above. In reaching this determination, Index Capital's valuation and fairness opinions assigned specific weights to particular factors, and we considered all factors as a whole.

     We have not made any provision in connection with the Split Transaction to grant unaffiliated stockholders access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to unaffiliated stockholders' access to our corporate files, the Board of Directors determined that this Proxy Statement, together with our other filings with the SEC, provide adequate information for unaffiliated stockholders. With respect to obtaining counsel or appraisal services solely for unaffiliated stockholders at our expense, the Board of Directors did not consider these actions necessary or customary. The Board of Directors also considered the protections afforded by the appointment of the special committee, providing separate counsel for the special committee and the fact that under Missouri corporate law, subject to certain conditions set forth under Missouri law, stockholders have the right to review our relevant books and records of account.

Effects of the Split Transaction on Affiliates

     The Split Transaction will impact both affiliated and non-affiliated stockholders of First Bancshares. As used in this Proxy Statement, the term "affiliated stockholder" means any stockholder who is a Director or Executive Officer of First Bancshares, and the term "unaffiliated stockholder" means any stockholder other than an affiliated stockholder. No affiliates of First Bancshares that own shares of the common stock are believed to own fewer than 1,000 shares of common stock, so no affiliated stockholders are likely to be cashed out. We expect that our Directors and Executive Officers will beneficially own approximately 56,771 shares, or 4.0%, as a group immediately after the Split Transaction. For more information regarding the beneficial ownership of Directors and Executive Officers of First Bancshares, see "ELECTION OF DIRECTORS -- Security Ownership of Certain Beneficial Owners and Management."

     Other potential effects of the Split Transaction, which are unique to the affiliated stockholders include the following:

     * Reduced Reporting Requirements for Officers and Directors. The Directors and Executive Officers will no longer be subject to the reporting and short-swing profit provisions under the Securities Exchange Act of 1934 with respect to changes in their beneficial ownership of our common stock.

     * Share Ownership. If the Split Transaction occurs, we expect that the percentage of beneficial ownership of common stock of First Bancshares held by Directors and Executive Officers of First Bancshares as a group will increase from 3.7% to 4.0%, resulting in greater voting power for affiliated stockholders and less for non-affiliated stockholders.

     * Net Book Value. The aggregate net book value of First Bancshares, as of December 31, 2007, with respect to the Directors' and Executive Officers' relative ownership is expected to decrease approximately $23,000 from $997,000 to $974,000, or a decrease of approximately 2.39%.

Board of Directors Recommendation

     The Board of Directors believes the terms of the Split Transaction are fair and in the best interests of our unaffiliated and affiliated stockholders and unanimously recommends that you vote "FOR" the adoption of the amendments to the Articles of Incorporation that will allow us to effect the Split Transaction.

Valuation and Fairness Opinions of Index Capital

     Overview

     The Committee retained Index Capital to act as its financial advisor in connection with the Split Transaction, which is designed to enable First Bancshares to terminate the registration of its common shares under Section 12(g) of the Securities Exchange Act. On September 20, 2007, the Committee delivered Index Capital's valuation report to the Board of Directors regarding its initial evaluation of and analysis concerning First Bancshares's common stock. The Index Capital written valuation opinion dated September 19, 2007 to the Board of Directors was used in the determination of the feasibility of the transaction. Index Capital was asked by the Committee to update its valuation using December 31, 2007 as the valuation date. Index Capital also provided a fairness opinion that was updated as of December 31, 2007 that concluded that as of such date, the price to be paid to non-continuing stockholders was fair, from a financial point of view, to those stockholders of First Bancshares. First Bancshares paid Index Capital a fee of $15,000 for the delivery of the valuation and related opinion and an additional $17,500 for the fairness opinion with respect to the Split Transaction.

     In connection with providing its opinions and other services rendered in connection with the Split Transaction, Index Capital received no specific instructions from the committee or the Board of Directors other than to provide the Board of Directors with an opinion on the fair market value of the stock for determining the feasibility of the Split Transaction and an opinion stating whether or not the price would be fair to non-continuing stockholders from a financial point of view. No limitation was imposed on Index Capital with respect to the scope of Index Capital's investigation in rendering its services.

     The full text of Index Capital's fairness opinion dated February 8, 2008, which sets forth the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Index Capital, is attached to this Proxy Statement as Appendix B. You are urged to read the attached Index Capital fairness opinion in its entirety. The fairness opinion is addressed to the Board of Directors and is directed only to the price offered to non-continuing stockholders as a result of the Split Transaction. The fairness opinion does not address First Bancshares's underlying business decision to effect the proposed Split Transaction, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Split Transaction at the Annual Meeting or as to any other matter. The fairness opinion was among many factors taken into consideration by the Board of Directors in making its determination of the price. The fairness opinion does not address the relative merits of the Split Transaction as compared to any alternative business strategies that might exist for First Bancshares or the effect of any other strategy in which First Bancshares might engage. The summary of the fairness opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the document.

     Background of Index Capital

     The Board of Directors selected Index Capital as its financial advisor because it is a recognized financial institution investment banking firm that has substantial experience in the financial institutions industry. As part of its business, Index Capital is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuation for corporate and other purposes, particularly those of financial institutions and financial institution holding companies.

     First Bancshares has agreed to pay Index Capital a fee as compensation for financial advisory services rendered in connection with the Split Transaction, including a fee that was not contingent on receipt of the fairness opinion. In addition, First Bancshares has agreed to reimburse Index Capital for certain reimbursable expenses, incurred by it on First Bancshares's behalf. No material relationship has existed within the last two years between First Bancshares, Index Capital or any of their respective affiliates.

     Factors Considered

     Prior to rendering the fairness opinion, Index Capital reviewed and analyzed, among other things, (i) First Bancshares's annual report to shareholders and financial statements as filed on Form 10-KSB for each of the five years ended June 30, 2007, (ii) First Bancshares's and First Home Savings Bank's unaudited internally prepared financial statements as of December 31, 2007, (iii) First Bancshares's Form 10-KSB for the years ended June 30, 2006 and June 30, 2007 and Form 10-QSB for the quarter ended September 30, 2007,
(iv) First Bancshares's federal, state and other tax returns as filed with the various taxing authorities, (v) OTS 2007 Thrift Financial Reports, (vi) First Bancshares's Articles of Incorporation and bylaws, (vii) certain information provided by First Bancshares regarding the historical trading activity of First Bancshares's common stock, (viii) certain reported financial terms of selected transaction it deemed to be relevant, (ix) publicly available banking and thrift financial information regarding First Bancshares, (x) discussions with First Bancshares's management regarding the background of the Split Transactions and certain financial forecasts relating to business, earnings, cash flows, assets and business prospects of First Bancshares, and (xi) other studies, analyses and investigations, particularly of the banking and thrift industry, and such other information as it deemed appropriate. For more information regarding the financial forecasts and projections provided by management see "-- Information Provided by First Bancshares to Index Capital" below. Index Capital also analyzed the impact of the Split Transaction on First Bancshares and continuing shareholders. Index Capital did not obtain, make or receive any independent appraisal or evaluations with respect to First Bancshares's assets or liabilities. It also did not make or receive any analyses or evaluations of the rights of shareholders, creditors or others holding any claims or rights against First Bancshares.

     Information Provided by First Bancshares to Index Capital

     At the October 28, 2007 Board of Directors meeting, First Home Savings Bank's management presented a three-year strategic business plan which included a three-year financial forecast consisting of a balance sheet and income statement prepared by management. The forecast for 2008 incorporated the 2008 budget for First Home Savings Bank and was prepared without regard to the Split Transaction and, since it was prepared for First Home Savings Bank, did not include the operating results for First Bancshares. The Split Transaction was not included to give a more conservative estimate of the costs to be incurred during the year in case the Split Transaction was not completed. The forecasts for 2009 and 2010 were derived from First Home Savings Bank's strategic plan which also did not incorporate the effects of going private. The forecasts did incorporate the following material assumptions:

     Earning assets. Earning assets were forecast to grow by 3.8% between June 30, 2007 and June 30, 2008; 4.5% between June 30, 2008 and June 30, 2009; and
7.4% between June 30, 2009 and June 30, 2010. Forecasted growth was attributed principally to increases in investment securities, commercial loans and residential real estate loans.

     Funding growth. Funding was forecast to grow by 5.2% between June 30, 2007 and June 30, 2008; 5.3% between June 30, 2008 and June 30, 2009; and 5.6%
between June 30, 2009 and June 30, 2010. Forecasted growth was attributed to the expected impact of a newly instituted marketing program supported by a solutions-based sales focus. Anticipated funding growth was attributed principally to increases in core deposits (N.O.W. accounts, non-interest-bearing demand deposit accounts and money market accounts), retail repurchase agreements and borrowings.

     Interest rate environment. Normalization of the yield curve was forecast, with projected short-term rates declining between June 30, 2007 and June 30, 2008 and remaining at such levels through June 30, 2009.

     Noninterest income growth. Noninterest income was forecast to increase by 6.9% between the year ended June 30, 2007 and the year ending June 30, 2008; 3.5% between the year ending June 30, 2009 and the year ending June 30, 2010; and 2.6% between the year ending June 30, 2010 and the year ending June 30, 2011. This forecasted growth was attributed principally to increases in deposit service fee income which result from the forecasted increase in core deposits referenced above, and to profits related to the sale of single-family loans through the loan production office opened in March 2007.

     Noninterest expense control. Other than anticipated inflationary increases and costs associated with the addition of another branch office, no material changes in the level of noninterest expense were forecast.

     First Home Savings Bank's resulting three-year forecast is summarized as follows:

               Fiscal Year    Asset Growth     Net Income
                 2008         $12,219,000      $1,110,000
                 2009          13,382,000       1,461,000
                 2010          15,341,000       1,887,000

     When the stand alone operations of First Bancshares and the Split Transaction are factored into the financial forecasts for the three years ending June 30, 2010, the impact is minimal. Based on data for the last two fiscal years, First Bancshares net pretax operating loss, excluding non-recurring items and the equity in the income of First Home Savings Bank, approximated the costs associated with being a public company. Elimination of those costs would result in First Bancshares having approximately break even stand alone results of operations.

       The items anticipated to be impacted would be as follows:

       1. Asset growth for fiscal 2008 would be lower by approximately $2.7 million as a result of the use of funds to repurchase stock and the costs associated with the Split Transaction.

       2. Net income for fiscal 2008 would increase by approximately $253,000, net of taxes. Expenses related to being a public company of $199,000 would not be incurred, while interest income on investable funds would decrease by approximately $87,000.

       3. Net income for fiscal 2009 and 2010 would marginally improve with the elimination of the costs of being a public company exceeding the lost investment income.

     Following the presentation of the forecast at the October 28, 2007 meeting, the Board of Directors and management discussed the forecast and its underlying assumptions. The Board of Directors determined that the forecast was supported by First Bancshares's strategic plan and marketing program and determined that Index Capital's reliance on the forecast was reasonable. Numerous risks and uncertainties could cause First Bancshares's actual results to be materially different from the results set forth in the forecast, including changes in general economic conditions, local and national market interest rates, monetary and fiscal policies of the federal government, legislative, local competitive environment and regulatory changes and other factors disclosed periodically in First Bancshares's securities filings. The projections of First Bancshares have been prepared by First Bancshares in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been omitted in accordance with such rules and regulations. First Bancshares, however, believes that the disclosures are adequate to make the information presented not misleading.

     In addition to the information related to the three year business plan and budget for First Home Savings Bank, Index Capital was provided with stand alone and consolidated financial statements for First Bancshares, First Home Savings Bank and the other subsidiary companies as of June 30, 2007, and for the fiscal year then ended, and as of December 31, 2007, and for the six month period then ended. Other information provided included, but was not limited to, First Bancshares's SEC filings, regulatory reports, interest rate risk analyses and data on First Bancshares's interest rate spread and net interest margin.

     Summary of Financial Analyses

     In connection with rendering the valuation and fairness opinions to the Board of Directors, Index Capital performed a variety of financial and comparative methodologies, which are summarized briefly below. No company used in any analysis as a comparison is identical to First Bancshares and they all differ in various ways. As a result, Index Capital applied its experience and professional judgment in making such analyses. Accordingly, an analysis of the results is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in financial characteristics, performance characteristics and trading value of the comparable companies to which First Bancshares is being compared. The preparation of a valuation and fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In arriving at the valuation range, Index Capital considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Index Capital believes that the summary provided and the analyses described below must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinions. In addition, Index Capital may have given various analyses or factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, therefore the range of valuations resulting from any particular analysis described below should not be taken to be Index Capital's view of the actual value of First Bancshares.

     The valuation opinion dated February 8, 2008, and the fairness opinion dated February 8, 2008 provided by Index Capital to the Board of Directors was necessarily based upon economic, monetary, financial market and other relevant conditions as of the date of the opinions in question. Accordingly, the opinions state that although subsequent developments may affect the opinions, Index Capital does not have any obligation to further update, revise or reaffirm its opinions.

     In performing its analyses, with the consent of the Board of Directors, Index Capital assumed and relied upon the accuracy and completeness of the financial information and other pertinent information provided by First Bancshares to Index Capital for purposes of rendering its valuation and fairness opinions. Index Capital did not assume any obligation to independently verify any of the information provided, including without limitation information from published sources, as being complete and accurate in all material aspects. With regard to the financial forecasts prepared by First Bancshares's management, as well as projections of cost savings, Index Capital assumed that this information reflected the best available estimates and judgments of First Bancshares as to the future performance and that the projections provided a reasonable basis upon which Index Capital could formulate its valuation and fairness opinions. First Bancshares does not normally publicly disclose its internal management projections of the type utilized by Index Capital in connection with Index Capital's role as a financial advisor to First Bancshares. Actual results could vary significantly from those set forth in the respective projections. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing First Bancshares.

     In providing its valuation and fairness opinions, Index Capital assumed and relied upon, without independent verification, the accuracy and completeness of all accounting, legal, tax and other information provided to them by First Bancshares, as well as all of the materials made available to Index Capital by First Bancshares and other public sources. Index Capital assumed that no material change in the First Bancshares's assets, financial conditions, results of operations, business or prospects had occurred since the most recent financial statements made available to Index Capital.

     With First Bancshares's consent, Index Capital does not purport to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect to loan portfolios and, accordingly, assumes that those allowances by First Bancshares are adequate to cover such losses. In addition, Index Capital has not reviewed, and does not assume responsibility for, any individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of First Bancshares, nor was Index Capital provided with those types of appraisals.

     Index Capital's valuation analyses included (i) recent trading activity of First Bancshares, (ii) a comparison of certain market multiples between First Bancshares and similar publicly traded companies, (iii) an analysis of selected premiums paid with respect to whole bank sale transactions, and (iv) a discounted future returns analysis (using projected earnings). Index Capital's fairness opinion analysis included additional analyses including a comparison of selected premiums paid with respect to other going private transactions and a dividend discount analysis. Index Capital, after completing and analyzing each separate item, presented a range of fair values of the shares to be cashed out in the Split Transaction. Index Capital presented a valuation report and fairness opinion dated February 8, 2008 of these analyses to the Board of Directors for review.

     Index Capital Valuation Analysis

     Index Capital considered eight possible valuation methods encompassed by the asset, market and income based approaches to a business enterprise valuation. Four methods were selected and the results are described as follows:

     Tangible Book Value Method. In order to derive a preliminary value using the tangible book value method, Index Capital considered the underlying assets and liabilities of First Bancshares as reported in the audited financial statements as of the valuation date to represent fair market value. After reducing this amount by the intangible assets, this method produced a value of $26,992,000 or $17.41 per share.

     Guideline Company Method. The Guideline Company Method is predicated on the theory that the market value of a company can be estimated based on the price investors are paying for the stocks of similar publicly-traded companies. The market value of publicly-traded companies can be calculated by multiplying the current price at which the stock is being traded by the number of shares outstanding. This calculation represents the value of the aggregate minority interest in the company, i.e., the value of the company from the perspective of the many investors who own shares of stock but who do not have the power to direct, or redirect, strategies employed to maximize shareholders' value.

     Index Capital selected other thrift institutions whose stock prices reflected: (i) their geographic location in or near Missouri; (ii) the outlook for the region's economy; and (iii) the type of customer, i.e., real-estate, commercial, agricultural, and industrial concerns, served by the selected groups and made a comparison of performance ratios as of the valuation date. First Bancshares compared unfavorably with the selected group in most categories. Considering this situation as well as other factors, Index Capital: (i) selected; (a) the median minority price-to-earnings multiple of 16.4; (b) the median minority price-to-book multiple of 1.01 and
(c) the median minority price-to-tangible book multiple of 1.04; (ii) applied a control premium of 33.0 percent to the selected minority multiples to convert these indices to a control basis; and (iii) weighted the results primarily in favor of the price-to-book and price-to-tangible book results to reflect their relative significance to a prudent investor. The low weighting assigned to the price-to-earnings result is appropriate considering the decline in earnings caused by the problems encountered by the institution resulting from previous mismanagement. The following table presents a valuation result of $34,309,000, or $22.12 per share.

Technique       Value        Multiple     Results     Weight        Result
---------       -----        --------     -------     ------        ------
Price-to-
 Earnings   $   511,000 (1)   21.8 (2)  $11,140,000    0.10 (3)   $1,114,000

Price-to
 Book        27,252,000 (4)   1.34 (5)   36,517,000    0.45 (3)   16,433,000

Price-to-
 Tangible
 Book        26,992,000 (4)   1.38 (5)   37,249,000    0.45 (3)   16,762,000

                                                        Value    $34,309,000

(1) Net income after taxes for the last twelve month period ended December 31, 2007.
(2) Minority price-to-earnings multiple of 16.4, adjusted for a control premium of 33.0 percent, or 16.4 x 1.33 = 21.8.
(3) Relative weight assigned to each of the guideline company approach techniques reflects their relative significance to a prudent investor.
(4) Total stockholders' equity on December 31, 2007 of $27,252,000, less intangibles of $260,000 = $26,992,000.
(5) Minority price-to-book multiple of 1.01, adjusted for a control premium of 33.0 percent, or 1.01 x 1.33 = 1.34 and minority price-to-tangible book multiple of 1.04 adjusted for a control premium resulting in a 1.38 multiple.

     Merger and Acquisition Method. Index Capital selected all sale transactions that occurred in the past year involving (1) thrift institutions with total equity of less than $50 million and (2) thrift transactions involving thrifts within the state of Missouri, regardless of size and found that the median price to book value multiple for the transactions involving thrifts similar in size to First Bancshares was 1.60 and 1.45 for the transactions involving Missouri based institutions. The price to tangible book multiples were 1.64 and 1.45. The transactions indicated a median price to income multiple of 24.2 and 23.4, respectfully.

     Although the specifics of selected market transactions are often not known, the valuation ratios and pricing information is quite reliable due to standard thrift industry financial reporting. The median multiples from the regional transactions were approximately ten percent higher than the in-state transaction median. Due to the fact that First Bancshares was in the early stages of turnaround and reported performance is less than peers, we have selected the median multiples from the in-state transactions for use in this approach. The results indicate a value of $35,369,000 or $22.80 per share.

Technique        Value        Multiple     Results     Weight        Result
---------        -----        --------     -------     ------        ------
Price-to-
 Earnings    $   511,000 (1)   23.4 (2)  $11,957,000    0.10 (3)  $ 1,196,000

Price-to
 Book         27,252,000 (4)    1.4       38,152,000    0.45 (3)   17,168,000

Price-to-
 Tangible
 Book         26,992,000 (5)    1.4 (5)   37,789,000    0.45 (3)   17,005,000

                                                        Value     $35,369,000

(1) Net income after taxes for the last twelve month period ended December 31, 2007.
(2)  Majority multiples from in-state transactional data.
(3) Relative weight assigned to each of the results reflects their relative significance to a prudent investor.
(4) December 31, 2007 book value as reported in the First Bancshares financial statements.
(5) December 31, 2007 tangible book value calculated from the reported amounts.

     Discounted Future Returns Method. In order to derive a value using the Discounted Future Returns Method, Index Capital calculated the present value of five years of projected net income for First Bancshares to be $6,497,000. The value of net income beyond year five (residual net income) was calculated using the Gordon formula and the result discounted to its current value of $20,559,000.

     To derive an estimated value of First Bancshares using the Discounted Future Returns Approach, Index Capital combined the present value of the five-year net income stream and the present value of the residual net income as presented below resulting in a value of $27,056,000 or $17.45 per share.

         Sum of Present Value of Net Income         $ 6,497,000

         Present Value - Residual Net Income         20,559,000

         Indicated Value - Income Approach          $27,056,000

     Valuation Conclusion. Index Capital concluded that since the Tangible Book Value Method does not incorporate the value of goodwill it should not be
afforded any weight in determining the value of First Bancshares.   On the
other hand, the Guideline Company Method reflects the attitudes of many investors toward the past performance and future prospects of holding companies engaged in the thrift industry in locations with similar economic conditions to those of First Bancshares. The Merger and Acquisitions Method reflects actual market transaction values for control sales and the Discounted Future Returns Method is based on forecasts of the earnings power relative to income and expenses. In view of the foregoing, Index Capital believes that a prudent investor on December 31, 2007 would give more weight to the Guideline Company and Merger and Acquisitions Methods versus the Discounted Future Returns Method due to: (i) the recent earnings problems encountered at First Bancshares and the prospects for correcting them; (ii) the diversity of locations and; (iii) First Bancshares's size. Index Capital assigned zero weighting to the Tangible Book Value Method, weighted the Guideline Company and Merger and Acquisitions Methods by 40 percent each leaving the Discounted Future Returns Method with a 20 percent weighting. The calculations are presented as follows resulting in a value of $33,283,000 or $21.46 per share.

                              Indicated Value      %
Approach                      (Control Basis)    Weight         Result
--------                      ----------------   ------         ------
Tangible Book Value Method     $ 26,992,000           -       $         -

Guideline Company Method         34,309,000       40.00        13,724,000

Merger and Acquisitions Method   35,369,000       40.00        14,148,000

Discounted Future Returns        27,056,000       20.00         5,411,000

        Valuation                                             $33,283,000

     In preparing its valuation conclusion, Index Capital applied a two percent marketability discount to adjust for the flotation costs associated with a sale of First Bancshares resulting in a final conclusion of value as of December 31, 2007 of $32,600,000 or $21.00 per share.

     Historical Trading Price and Volume

     Index Capital reviewed the trading volume and closing prices of First Bancshares's common stock for each week during the 52 weeks prior to December 31, 2007 on which a trade had been reported. The 52-week high and low intraday prices were $15.15 and $17.50 per share, respectively. Index Capital noted that during the period, First Bancshares's common stock was traded during 38 of the possible 52 weeks. The total number of shares traded during the period was 72,909, with a total of only 661 shares being traded the last 10 days the market was open prior to December 31, 2007. First Bancshares stock closed at
$16.97 on December 31, 2007.   As a result of the limited trading volume that
has occurred, Index Capital gave trading history no consideration in the determination of fair value for First Bancshares's common stock.

     Index Capital Fairness Opinion Analysis

     In addition to its valuation opinion, Index Capital prepared an opinion as to whether the financial terms of the going-private transaction were within the range of fairness. The following paragraphs contain some of the additional procedures performed by Index Capital in the rendering of its Fairness Opinion.

     Transaction Premium Analysis. As noted above, with a reverse stock split or cash-out merger in a going private transaction, a premium adjustment is applied to the stand-alone per share valuation because of the involuntary nature of the transaction.

     To quantify a fair market premium of First Bancshares's non-continuing shareholders, Index Capital obtained and reviewed a schedule of transactions deemed similar to the Split Transaction to determine what premium, if any, had been paid in other similar transactions. The study included 25 reverse stock splits, recapitalizations with put options and cash out mergers conducted by bank or thrift institutions from January 1, 2005 through August 2007. Index Capital relied on the reported repurchase price paid by these companies in connection with the comparable transactions and compared that price to the most recently reported trading price before announcement of the transaction for the same shares to determine the median premium paid.

     The premiums paid with respect to the selected transactions ranged from 2.2% to 38.6%. The median premium paid was 15.8%. Considering the transactions most similar to the Split Transaction, the median premium paid was 14.2%. By observing premiums paid in other transactions of publicly traded banks, Index Capital was able to estimate a range of premiums comparable for the repurchase price. The results were as follows:

                           Premium  from       Market Value On
                              Study(1)        Valuation Date (2)

              Maximum           38.6%               $23.52
              Median            15.8%               $19.65
              Minimum            2.2%               $17.34

(1) Based on closing trading price on the day prior to announcement of such transaction.
(2)  Based on closing trading price of $16.97 on December 31, 2007.

     Additionally, Index Capital reviewed Factset Mergerstat (control premium study), a well know publication that reports annually on transaction premiums in the financial institutions industry. The most recent statistics reflected control premiums of 33.6% in 2006 and a five-year average of 30.2%. Utilizing this analysis and based on the data and mix of transactions presented, Index Capital deemed a reasonable premium to be paid could be 15 to 35% above the market price of First Bancshares's common stock on the valuation date. For the comparable company analysis that follows, Index Capital selected and applied a 33% transaction premium to derive a range of fair values per share for the proposed transaction which is on the high end of the range determined in these studies. The high end of the range was selected because First Bancshares per share trading price has been consistently below book value per share and less than all but two the public company peer group thrifts reviewed in the valuation analysis.

     Comparable Company Analysis. In order to establish a range of fair values for First Bancshares's common stock, Index Capital identified a specific peer group of six companies deemed relevant and looked at historical pricing and other ratios to consider First Bancshares's common stock value. Although these six companies do not exactly match all of the unique financial characteristics of First Bancshares, the group as a whole better reflects certain material financial characteristics of First Bancshares as compared to broad national peer groups. In order to derive the peer group, Index Capital selected publicly traded thrifts, excluding mutual holding companies, in the Midwest, with assets between $95,864,000 and $1,506,483,000. All of these companies:
(i) were in or near First Bancshares's markets, (ii) were listed on NASDAQ or OTCBB, (iii) had available pricing ratios for consideration, (iv) were not announced as merger targets, (v) were not recently converted from mutual ownership to stock ownership, and (vi) had been publicly traded for two years or more. Index Capital analyzed pricing multiples and financial ratios with respect to the selected peer group (i.e. tangible book value and reported earnings for the last twelve months) and calculated the median of such pricing ratios. Shown below is a comparison of the overall performance of First Bancshares to that of the peer group using selected balance sheet and financial measures:
                                                             Non-
                                                  Net        Performing
                                                  Charge-    Assets to
                                                  Offs to    Total      Equity
             ROAA    ROAE   Efficiency  Interest  Avg Loans  Assets     to
             (%)     (%)    Ratio (%)   Margin    (%)        (%)        Assets

Minimum      0.05    0.36      57.08      2.85      0.00       0.42      6.68

Median       0.66    5.10      67.24      3.02      0.09       0.81     10.71

Maximum      1.00   11.17     104.48      3.47      0.21       5.23     14.07

First Banc-
 shares      0.21    1.91      91.19      2.90      0.14       1.36     11.19

     Based on the selected ratios above, First Bancshares generally underperformed in comparison to the median's of the peer group.

     The following table summarizes the range of trading multiples, as of January 29, 2008, of the selected peer group compared to First Bancshares's implied trading prices based on December 31, 2007 numbers:

                     Price to Last                            Price to
                     Twelve Months         Price to         Tangible Book
  Multiples          Months Earnings       Book Value           Value
  ---------          ---------------       ----------       -------------

 Peer Average              17.1               107.6              110.1
 Peer Median               16.4               101.5              104.2

First Bancshares
   Implied           Price per Share (1)   Price per Share   Price per Share
----------------     -------------------   ---------------   ---------------

   Average                13.62                18.91             19.17
   Median                 11.64                17.83             18.14

First Bancshares
   Implied +
Transaction Premium   Price per Share (1)  Price per Share   Price per Share
-------------------   ------------------   ---------------   ---------------

   Average                18.11                25.15             25.50
   Median                 15.48                23.71             24.13

(1) First Bancshares's reported earnings for the last twelve month period ended December 31, 2007 were considerably below its peer group as the result of unusual items that resulted from changes in management and
                                         32
     certain regulatory matters discussed previously. For purposes of the comparable company analysis projected earnings for year one were selected because they are more representative of normalized performance.

     As illustrated in the tables above, Index Capital derived a range of median stand-alone values from low to high of $11.64 to $18.14 per share. Index Capital applied a 33% transaction premium to the implied stand-alone values of First Bancshares from the comparables to compute adjusted per share values relevant for this transaction. The median adjusted per share values ranged from $15.48 to $24.13.

     No company used in the Comparable Company Analysis is identical to First Bancshares. Accordingly, an analysis of the results involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved, market areas in which the companies operate and other factors that could affect the trading values of the securities of First Bancshares or companies to which they are being compared.

     Dividend Discount Analysis. Index Capital also performed a dividend discount analysis to determine a range of fair values of First Bancshares's common stock based on the present value of potential future dividends to be received. As a basis for performing this analysis, Index Capital utilized a three-year earnings forecast and asset growth rate estimates for First Bancshares, which were based on projections provided by management. These projections are based upon various factors and assumptions, many of which are beyond the control of First Bancshares. These projections are, by their nature, forward-looking and may differ materially from the actual future values or actual future results for the reasons discussed above. Actual future values or results may be significantly more or less favorable than suggested by such projections. In producing a range of per share values for First Bancshares's common stock, Index Capital utilized several assumptions that, in its judgment, it considered appropriate, relating to the discount rates and terminal year multiples. Index Capital discounted the estimated future dividends and terminal value to a present value using discount rates between 14% and 16%. Index Capital determined that this was an appropriate range of discount rates to reflect significant improvement in projected profitability
in comparison with past performance.   The terminal year price to earnings
multiples, based on recent trading multiples of the banking and thrift industry, ranged from 20x to 24x.

                                     Terminal Multiple
           Discount         20x             22x             24x

             14%           18.68           20.55           22.42
             15%           18.20           20.02           21.84
             16%           17.73           19.51           21.28

     Index Capital calculated that a range of price for First Bancshares's common stock implied by this dividend discount analysis was from $17.73 to
$22.42 per share.   While the dividend discount analysis is a widely used
valuation methodology, it relies on numerous assumptions, including projected dividends, terminal values and discount rates. As such, it often yields the widest range of values as a result of the number of assumptions necessary to employ this model and the high degree of sensitivity to these assumptions. This analysis does not purport to be indicative of the actual values or expected values of First Bancshares's common stock.

     Summary of Fair Value Analyses. Index Capital estimated the fair value of the repurchased shares by analyzing the recent market value, as well as estimates of the fair values of First Bancshares's common stock using the Comparable Company Analysis and the Dividend Discount Analysis. The table below summarizes these values:

                                    Low       High
           Historical Prices
           -----------------
           Comparable Company
            Analysis               $15.48    $24.13
           Dividend Discount       $17.73    $22.42
           Range of Fair Value
            (Weighted Average)     $16.61    $23.28

     Based upon the analyses above and using equal weighting, Index Capital selected a summary valuation range of $17.00 to $23.00, resulting in a midpoint of $20.00. In its detailed valuation analysis Index Capital recommended price for the repurchase of $21.00 per share, which is well within the valuation range and slightly above the midpoint.

     Comparison of Fair Value Price. Index Capital's recommended price was $21.00 per share. The $21.00 per share value chosen by the Board of Directors represents a 24% premium to the closing price on December 31, 2007 and a 50% premium to the $14.00 per share closing price on February 14, 2008, the last trading day on which the common stock was traded before the announcement of the proposed reverse stock split on February 22, 2008.

     Financial Impact Analysis. In order to measure the impact of the Split Transaction on First Bancshares's operating results, financial condition and capital ratios, Index Capital analyzed the pro forma effects of the Split Transaction on 2007 operating results (assuming the Split Transaction had been completed on December 31, 2006). In performing this analysis, Index Capital utilized the December 31, 2007 balance sheet and income statement and relied on certain assumptions provided by the management of First Bancshares relating to earnings projections, as well as cost savings associated with becoming a non-SEC-reporting company. First Bancshares estimated the annual cost savings related to becoming a non-SEC-reporting company to be $199,000 pre-tax.

     Index Capital analyzed the expected pro forma impact on First Bancshares's financial statements for the twelve months ended December 31, 2007 as a result of the 1-for-1000 reverse stock split using prices from $17.00 per share to $23.00 applied to the expected reduction in share base of 119,736 results in or total costs ranging from approximately $2.0 million to $2.8 million. The analysis assumed annual cost savings of $190,000, an opportunity cost of 5% for the cost of funds, a tax rate of 35% and excludes one-time transaction costs. The pro forma analysis resulted in changes in net income for the twelve months ended December 31, 2007 of approximately $59,000 using a split price of $17.00 and $33,000 using a split price of $23.00 and per share accretion of approximately $0.02 to $0.03 per share. First Bancshares's average assets would decrease slightly for the twelve months ended December 31, 2007 and pro forma return on average assets would increase by approximately 0.02%. Book value per share of $17.57 on December 31, 2007, would change from amounts ranging from an increase of $17.69 to a decrease of $17.11. The actual results achieved may vary materially from the projected results.

     Conclusion

     Index Capital, in its valuation report, provided to the Board of Directors, with a fair value for the repurchase price of $21.00 per share. The Board of Directors elected to pay $21.00 per share to non-continuing stockholders affected by the Split Transaction. Noting that the repurchase price of $21.00 per share and considering all other relevant factors, Index Capital delivered a written opinion dated February 8, 2008 to First Bancshares's Board of Directors that the repurchase price of $21.00 was fair, from a financial point of view, as of the date of the opinion.

     Index Capital received fees for issuing valuation and fairness opinions regarding the reverse stock split as discussed herein. First Bancshares has also agreed to reimburse Index Capital for all reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Index Capital against certain expenses and liabilities.

Availability of Documents

     Index Capital's fairness opinion is attached as Appendix B to this Proxy Statement. In addition, the opinion, as well as the valuation opinion and other reports prepared by Index Capital in conjunction with this transaction, will be made available for inspection and copying by seeing our Corporate Secretary at our principal executive offices, located at 142 East First Street, Mountain Grove, Missouri, during our regular business hours by any interested stockholder or representative who has been designated in writing. A copy of these materials will also be sent to any interested stockholder or representative who has been designated in writing, upon written request and at the expense of the requesting stockholder. In addition, these materials were filed as exhibits to First Bancshares's Schedule 13E-3 filed on February 22, 2008 and may therefore also be accessed via the EDGAR system on the SEC website at www.sec.gov.

Structure of the Split Transaction

     The proposed transaction has been structured as a two-step stock Split Transaction to allow stockholders holding a few number of shares to easily obtain the fair value in cash for their shares, to avoid disruption to stockholders of 1,000 or more shares who would not be cashed out in the transaction, and to limit the costs of the Split Transaction by avoiding costs associated with cashing out the fractional shares of the holders of 1,000 or more shares of common stock.

     The Board of Directors intends the transaction to take effect at the beneficial stockholder level. Nominees will be asked to effect the Split Transaction for their beneficial owners. However, nominees may choose not to effect the Split Transaction on some street name shares, and some nominees may have different procedures that stockholders must follow. If you hold your shares in "street name," you should talk to your broker, nominee or agent to determine how they expect the Split Transaction to affect you. See "SUMMARY TERM SHEET -- Structure of the Split Transaction."

Effects of the Split Transaction on First Bancshares

     The Split Transaction will have various effects on us, which are described below.

     Effect of the Proposed Transaction on Common Stock and Trading of Common Stock. The Articles currently authorize the issuance of 8,000,000 shares of common stock. The number of authorized shares of common stock will remain unchanged after completion of the Split Transaction. As of the valuation date, the number of outstanding shares of common stock was 1,550,815. Based upon our best estimates, if the Split Transaction had been consummated as of the record date, the number of outstanding shares of common stock would have been reduced approximately 7.72% from 1,550,815 to approximately 1,431,079, cash would have been paid for approximately 119,736 shares, and the number of registered record stockholders would have been reduced from approximately 495 to approximately 125.

     Our common stock is publicly traded on the NASDAQ Global Market under the symbol FBSI, and we will not be able to trade our common stock on NASDAQ Global Market after we become a non-SEC-reporting. We anticipate that our common stock will be traded on the OTCBB or in the pink sheets electronic quotation system following the completion of the Split Transaction.

     Termination of Securities Exchange Act Registration and Reporting Requirements. Upon the completion of the Split Transaction, we expect that our common stock will be held by fewer than 300 record stockholders. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the Securities Exchange Act of 1934.

     The suspension of the filing requirement will substantially reduce the information required to be furnished by us to our stockholders and to the SEC. Therefore, we estimate that we will eliminate annual costs associated with these filing requirements, which for fiscal 2007 were approximately $186,000. These costs are broken down as follows:

                  Legal expense                      $115,000
                  Auditing and accounting expense      31,000
                  NASDAQ listing expense               27,000
                  Transfer agent expense                9,000
                  Printing expense                      4,000
                                                     --------
                                                     $186,000
                                                     ========

     Comparable totals for fiscal 2008 and 2009 are forecast to be $199,000 and $215,000, respectively.

     We will apply for termination of the registration of our common stock and suspension of our SEC reporting obligations as soon as practicable following completion of the Split Transaction. Following completion of the Split Transaction, we intend to continue to provide our stockholders with financial information by continuing to disseminate annual reports.

Elimination of Non-Continuing Stockholders

     As a result of the Split Transaction, all shares held by non-continuing stockholders will be converted into the right to receive $21.00 in cash. As a result, the non-continuing stockholders will not have the opportunity to participate in our earnings and growth after the Split Transaction. Similarly, the non-continuing stockholders will not face the risk of losses generated by our operations or any decline in our value after the Split Transaction. For more effects of the Split Transaction on our stockholders, see "--Fairness of the Split Transaction."

Financial Effects of the Split Transaction

     We expect that the Split Transaction and the use of approximately $2.7 million in cash to complete the Split Transaction, which includes approximately $2.5 million to be paid to non-continuing stockholders in exchange for their shares, and approximately $188,000 in professional fees, printing and mailing costs, filing fees, and other expenses related to the Split Transaction, will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow. The amount to be paid to non-continuing stockholders may change as a result of trading activity in our shares between the date hereof and the effective date of the Split Transaction. See "-- Fees and Expenses" for a description of the fees and expenses we expect to incur in connection with the split transaction. See "-- Financing of the Split Transaction" below for a description of how the Split Transaction will be financed.

Effect on Options

     Upon effectiveness of the Split Transaction, the number of shares of common stock subject to outstanding options under First Bancshares's stock option plans will be the same and the existing number and the exercise prices of the options will also remain unchanged.

Effect on Conduct of Business after the Transaction

     We expect our business and operations to continue as they are currently being conducted and the transaction is not anticipated to have any effect upon the conduct of our business. On March 1, 2007 First Bancshares suspended the payment of dividends on it common stock. The Board of Directors of First Bancshares will continue to reassess this policy based on First Bancshares's results of operations, financial position, asset quality and capital needs.
No changes in our Board of Directors or Executive Officers are anticipated to result from the Split Transaction.

Plans or Proposals

     As described above, First Bancshares during the last 24 months considered possible affiliations with other financial institutions within and outside of its market area although it never engaged in serious negotiations with any such potential merger parties and is not engaged in any discussions with such parties at this time. First Bancshares has no present plans to engage in a merger with or acquisition of any financial institutions. Other than as described in this Proxy Statement, First Bancshares has no current plans or proposals to effect any extraordinary corporate transaction, either with respect to First Bancshares or First Home Savings Bank, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our or First Home Savings Bank's assets, to change either the Board of Directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business or that of First Home Savings Bank. Although First Bancshares does not presently have any intent to enter into any transaction described above, either at the holding company or First Home Savings Bank level, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares or entering into any other arrangement or transaction we may deem appropriate. In such event, our continuing stockholders may receive payment for their shares in any such transaction lower than, equal to or in excess of the amount paid to the non-continuing stockholders in the Split Transaction. Any acquisition strategy is dependent upon the opportunities that might arise, and there can be no certainty that any such transactions will occur.

Interests of Certain Persons in the Split Transaction

     It is not anticipated that the Split Transaction will have any effect on the Directors and Executive Officers of First Bancshares, other than with respect to their relative share ownership. We do not expect that any of our Directors or Executive Officers will hold between one and 1,000 shares at the effective time of the Split Transaction, and therefore they will continue to own the same number of shares after the Split Transaction.

     Because total outstanding shares will be reduced, the Directors and Executive Officers as a group will hold a larger relative percentage of First Bancshares. As of the record date, these Directors and Executive Officers collectively held 56,771 shares, or 3.7% of our common stock. Based upon our estimates, taking into account the effect of the Split Transaction on our outstanding shares as described above, the Directors and Executive Officers will hold 4.0% of our common stock following the Split Transaction. For additional information regarding the beneficial ownership of First Bancshares's Directors and Executive Officers and their related persons, see "ELECTION OF DIRECTORS -- Security Ownership of Certain Beneficial Owners and Management."

     This represents a potential conflict of interest because the Directors of First Bancshares approved the split transaction and are recommending that you approve it. Despite this potential conflict of interest, the Board of Directors believes the proposed Split Transaction is fair to our unaffiliated stockholders for the reasons discussed in this Proxy Statement.

Financing of the Split Transaction

     Based upon an analysis of First Bancshares's stockholder base as of July 3, 2007, First Bancshares expected that the Split Transaction would require approximately $2.7 million in cash, which included approximately $2.5 million to be paid to non-continuing stockholders in exchange for their shares and approximately $188,000 in professional fees, printing and mailing costs, filing fees, and other expenses payable by us related to the Split Transaction. See "-- Fees and Expenses" for a breakdown of the expenses associated with the Split Transaction. If there is an increase in stock price as a result of the Split Transaction, the amount payable to non-continuing stockholders will change, and the cost of the transaction could increase significantly, as a result of further trading activity in our shares between the date hereof and the effective date of the Split Transaction. It is anticipated that First Home Savings Bank will pay a dividend of approximately $2.7 million to First Bancshares in connection with this transaction, subject to prior notification to the OTS, which will provide sufficient working capital at the holding company level to pay these amounts or projected increases in these amounts. In no event will First Home Savings Bank increase the dividend payment to First Bancshares. to more than $5.0 million.

Federal Income Tax Consequences

     The following discusses the material federal income tax consequences to us and our stockholders that would result from the Split Transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the Split Transaction, and
the conclusions contained in this summary are not binding on the   Internal
Revenue Service. This discussion is based on existing United States federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of stockholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a straddle, hedge, risk reduction, constructive sale, or conversion transaction; persons who are considered foreign persons for U.S. federal income tax purposes, or who acquired their shares of First Bancshares common stock through the exercise of an employee stock option or otherwise as compensation. In addition, this discussion does not address any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing stockholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Stockholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Split Transaction, in light of their individual circumstances.

     First Bancshares. The Split Transaction will constitute a tax-free "recapitalization" for federal income tax purposes, within the meaning of
Section 368(a)(1)(E) of the Code, meaning that First Bancshares will not recognize any gain or loss with respect to the transaction.

     Affiliated and Unaffiliated Stockholders Who Receive No Cash. If you continue to hold First Bancshares common stock immediately after the Split Transaction, then you will only receive stock and will not receive any cash as a result of the Split Transaction. Thus you will not recognize any gain or loss or dividend income in connection with the transaction and you will have the same adjusted tax basis and holding period in your First Bancshares common stock as you had in such stock immediately prior to the Split Transaction.

     Affiliated and Unaffiliated Stockholders Who Receive Cash. If you receive cash for your First Bancshares common stock as a result of the Split Transaction, you will be treated as having had your shares redeemed by First Bancshares and you will recognize gain or loss on the redeemed shares equal to the difference between the cash and your adjusted tax basis in the redeemed shares. Any recognized gain will be treated as capital gain unless the receipt of cash is deemed to have the effect of a dividend under Section 302 of the Code, in which case the gain will be treated: (a) first, as a taxable dividend to the extent of your allocable share of First Bancshares's accumulated earnings and profits, if any; (b) second, as a tax-free return of capital to the extent of your adjusted tax basis in the redeemed shares; and (c) finally, any remaining amount as capital gain. Under the principles of Section 302, you will recognize capital gain rather than dividend income with respect to the cash received if the redemption is (1) "not essentially equivalent to a dividend," (2) is "substantially disproportionate," or (3) is a "complete termination" of the your interest in First Bancshares. In applying the principles of Section 302, the constructive ownership rules of Section 318 of the Code will apply in determining your ownership interest in First Bancshares. Whether a redemption by First Bancshares is "not essentially equivalent to a dividend" with respect to you will depend on whether the redemption was a "meaningful reduction" of your interest in First Bancshares based on the facts and circumstances. For example, if (1) you exercise no control over the affairs of First Bancshares (e.g., you are not an officer, director, or high ranking employee), (2) your relative stock interest in First Bancshares is minimal, and (3) your post-Split Transaction ownership percentage is less than your pre-Split Transaction ownership percentage, then your receipt of cash would be generally regarded as "not essentially equivalent to a dividend." A redemption would be "substantially disproportionate" and, therefore, would not have the effect of a distribution of a dividend with respect to you if the percentage of First Bancshares shares of common stock actually and constructively owned by you immediately after the redemption is less than 80% of the percentage of all shares of First Bancshares common stock actually and constructively owned by you immediately before the redemption. Your interest in First Bancshares is "completely terminated" if all of First Bancshares shares of common stock actually and constructively owned by you are redeemed, unless you make a waiver of family attribution election and file it with the Internal Revenue Service pursuant to
Section 302(c) of the Code in which case the First Bancshares common stock constructively owned by you does not have to be redeemed.

     Any capital gain will be long-term capital gain subject to a rate not to exceed 15% if, as of the date of the exchange, the holding period for your First Bancshares shares is greater than one year. Any gain recognized by you and classified as a dividend under Section 302 of the Code will be treated as either ordinary income or qualified dividend income. Any gain treated as qualified dividend income will be taxable to you, if you are an individual stockholder, at the long-term capital gains rate, provided that you held the shares giving rise to such income for more than 61 days during the 121 day period beginning 60 days before the closing date. Gain treated as ordinary income will be taxed at ordinary income rates.

     Payments of cash to you for the surrender of your redeemed shares of First Bancshares common stock will be subject to information reporting and "backup" withholding at a rate of 28% of the cash payment, unless you furnish First Bancshares with your taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding, and satisfy certain other conditions. Backup withholding is not an additional tax. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

     As explained above, the amounts paid to you as a result of the Split Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The foregoing discussion of material United States federal income tax consequences of the Split

Transaction set forth above represents general information only and is based upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the Split Transaction, as well as the applicability of the alternative minimum tax to you, in light of your specific circumstances.

Dissenters' Rights

     Even though we are not required to do so under Missouri law, we are providing our non-continuing stockholders dissenters' rights with respect to the Split Transaction for those stockholders who dissent from the Split Transaction. If you follow the procedures set forth in Section 351.455 of the Missouri General and Business Corporations Law, these rights will entitle you to receive the fair value of your shares of First Bancshares common stock rather than having your shares converted into the right to receive the cash payment. Accompanying this Proxy Statement as Appendix C is a copy of the text of Section 351.455 of the Missouri General and Business Corporations Law, which prescribes the procedures for the exercise of dissenters' rights and for determining the fair value of First Bancshares common stock. First Bancshares's stockholders electing to exercise dissenters' rights must comply with the provisions of Section 351.455 of the Missouri General and Business Corporations Law in order to perfect their rights. First Bancshares will require strict compliance with the statutory procedures.

     The following is intended as a brief summary of the material provisions of the Missouri statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect the shareholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 351.455 of the Missouri General Business and Corporations Law, the full text of which appears in Appendix C of this Proxy Statement.

     If you wish to exercise your dissenters' rights, you must satisfy each of the following conditions:

     * You must deliver to First Bancshares prior to or at the Annual Meeting a written objection to the Split Transaction. This written objection must be in addition to and separate from any proxy or vote abstaining from or against the Split Transaction. Voting against or failing to vote for the Split Transaction by itself does not constitute a written objection within the meaning of Section 351.455.

     * You must not vote in favor of the Split Transaction. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the Split Transaction, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written objection.

     * You must make a written demand on First Bancshares, within 20 days after the Split Transaction is consummated for the fair value of your shares. This written demand must be in addition to and separate from any written objection delivered to First Bancshares at or prior to the Annual Meeting.

     First Bancshares will notify all non-continuing stockholders who deliver a written objection to First Bancshares and who do not vote in favor of the Split Transaction of the completion of the Split Transaction. The fair value of dissenters' shares shall be determined as of the day prior to the Annual Meeting.

     If within 30 days after the completion of the Split Transaction, the value of a dissenting stockholder's shares is agreed upon between the dissenting stockholder and First Bancshares, payment for the dissenting stockholder's shares will be made within 90 days after the completion of the Split Transaction upon surrender of the certificate(s) representing such shares.

     If within 30 days after the completion of the Split Transaction the dissenting stockholder and First Bancshares do not agree as to the fair value of such stockholder's shares, then, within 60 days after such 30 day period, the dissenting stockholder may file a petition asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against First Bancshares for the amount of such fair value as of the day prior to the Annual Meeting, together with interest thereon. The "fair value" determined by the court may be more or less than the amount offered to

First Bancshares stockholders in the Split Transaction. The judgment will be payable only upon the surrender of the dissenting stockholder's certificates representing such stockholder's shares of First Bancshares common stock. A dissenting shareholder who does not file a petition within the specified time frame will be conclusively presumed to have approved the Split Transaction as described above and will receive cash in the amount of $21.00 per share, without interest, as described above in exchange for his or her shares.

     The foregoing discussion of the law relating to dissenters' rights is not a complete statement of such rights. THIS DISCUSSION AND APPENDIX C SHOULD BE REVIEWED CAREFULLY BY ANY STOCKHOLDER WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO STRICTLY COMPLY WITH SUCH PROCEDURES WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     There may exist other rights or actions under Missouri law or federal or state securities laws for stockholders who can demonstrate that they have been damaged by the Split Transaction. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate actions in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Regulatory Requirements

     In connection with the Split Transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

          * filing of certificates of amendment to the Articles with the Missouri Secretary of State, in accordance with Missouri law; and
          * complying with federal and state securities laws, including filing of this Proxy Statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

     We anticipate that we will account for the Split Transaction by treating the shares repurchased in the Split Transaction as treasury shares.

Fees and Expenses

     We will be responsible for paying the Split Transaction related fees and expenses. We estimate that our expenses will total approximately $188,000, assuming the Split Transaction is completed. This amount consists of the following estimated fees:

          Legal expense                             $120,000
          Valuation and fairness opinions expense     35,000
          Transfer agent expense                      20,000
          NASDAQ expense                               7,500
          Other expense                                5,500
                                                    --------
                                                    $188,000
                                                    ========


                          FORWARD-LOOKING STATEMENTS

     Certain statements in this report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995; however, any statements made in connection with the Split Transaction are specifically excluded from the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act. Such forward-looking statements may include, but are not limited to, projections of revenue, income or loss, plans for future operations and acquisitions, projections based on assumptions regarding market and liquidity risk, and plans related to products or services of First Bancshares. Such forward-looking statements are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of First Bancshares. To the extent any such risks, uncertainties and contingencies are realized, First Bancshares's actual results, performance or achievements could differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other factors, overall economic and business conditions, economic and business conditions in First Bancshares's market areas, interest rate fluctuations, a prolonged continuation of the current interest rate environment, the demand for First Bancshares's products and services, competitive factors in the industries in which First Bancshares competes, changes in government regulations, and the timing, impact and the success of First Bancshares at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

     In addition to the factors described above, the following are some additional factors that could cause our financial performance to differ from any forward-looking statement contained herein: (i) changes in interest rates over the past year and the relative relationship between the various interest rate indices that First Bancshares uses; (ii) a deterioration in the financial markets affecting the ability of First Bancshares to originate loans; (iii) a change in product mix attributable to changing interest rates, customer preferences or competition; and (iv) further deterioration in First Bancshares's asset quality.

     The words "believe," "expect," "anticipate," "intend," "estimate," "project" or the negative of such terms and other similar expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Reliance should not be placed on forward-looking statements because they involve known or unknown risks, uncertainties or other factors, which may cause the actual results, performance or achievements of First Bancshares to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. First Bancshares expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

     Though First Bancshares has attempted to list comprehensively the factors which might affect forward-looking statements, First Bancshares wishes to caution you that other factors may in the future prove to be important in affecting First Bancshares's results of operations. New factors emerge from time-to-time and it is not possible for management to anticipate all of such factors, nor can it assess the impact of each such factor, or combination of factors, which may cause actual results to differ materially from forward-looking statements.

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     Set forth below is our selected historical and pro forma consolidated financial information. The historical financial information was derived from the audited consolidated financial statements included in our Annual report on Form 10-KSB for the fiscal year ended June 30,2007, from the unaudited consolidated financial statements included in our Quarterly Report on Form 10-QSB for the quarter ended December 31, 2007, and from other information and data contained in the Annual Report and the Quarterly Report. The Annual Report and the Quarterly Report are incorporated herein by reference in their entirety. More comprehensive financial information is included in the Annual Report and Quarterly Report. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report and Quarterly Report, and all of the financial statements and related notes contained in the Annual Report and Quarterly Report, copies of which may be obtained as set forth below under the caption "Available Information."

     The following summary pro forma financial information is based on historical data, adjusted to give effect to the cash payment for fractional shares resulting from the transaction, and expenses related to the transaction. The pro forma financial information is based on the assumption that an aggregate of 119,736 shares will result in fractional shares and will be purchased for approximately $2.5 million, plus $188,000 in related costs. We have not included pro forma income statement data, which would reflect only a decrease in interest income, resulting from the use of investable cash to repurchase shares, and cost savings of $199,000 in fiscal 2008.

     The following summary unaudited selected consolidated financial information gives effect to the transaction as if it had occurred on July 1, 2007. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

                             FIRST BANCSHARES, INC.
                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                  (Dollars in thousands, except per share data)

                             Fiscal Year
                           Ended June 30,     Six Months
                        -------------------     Ended
                                             December 31,
                           2006      2007        2007      Change   Pro Forma
                        --------   --------   ---------   --------   --------
Cash, investments and
 cash equivalents       $ 23,474   $ 21,030   $  22,152   $ (2,702)  $ 19,450
Loans                    141,987    158,993     158,732               158,732
Other assets              62,934     61,308      62,562                62,562
                        --------   --------   ---------   --------   --------
   Total Assets         $228,395   $241,331   $ 243,446   $ (2,702)  $240,744
                        ========   ========   =========   ========   ========

Deposits                $179,141   $190,090   $191,991   $          $191,991
Borrowings                22,000     24,103     23,136                23,136
Other liabilities            963        670      1,067                 1,067
                        --------   --------   --------   --------   --------
   Total Liabilities     202,104    214,863    216,194          -    216,194

Common Stock                  29         29         29                    29
Surplus                   17,852     17,936     17,984                17,984
Retained earnings         27,703     27,851     28,163                28,163
Treasury stock           (19,085)   (19,113)   (19,113)    (2,702)   (21,815)
Accumulated other
  comprehensive loss        (208)      (235)       189                   189
                        --------   --------   --------   --------   --------
   Total Stockholders
     Equity               26,291     26,468     27,252     (2,702)    24,550
                        --------   --------   --------   --------   --------
   Total Liabilities
     and Stockholders
     Equity             $228,395   $241,331   $243,446   $ (2,702)  $240,744
                        ========   ========   ========   ========   ========
Book value per share    $  16.93   $  17.07   $  17.57
                        ========   ========   ========
Pro forma book value
  per share                                   $  17.15
                                              ========

Interest income         $ 12,913   $ 13,724   $  7,552
Interest expense           5,987      7,354      4,068
Provision for loan
  losses                   1,520        426        152
                        --------   --------   --------
   Net interest income
     after provision
     for loan losses       5,406      5,944      3,332
                        --------   --------   --------
Noninterest income         1,481      2,304      1,465

Noninterest expense        7,151      8,094      4,279
                        --------   --------   --------
   Net income before
    income taxes            (264)       154        518
                        --------   --------   --------
Income taxes                 (91)      (118)       206
                        --------   --------   --------
   Net income (loss)    $   (173)  $    272   $    312
                        ========   ========   ========
Basic earnings (loss)
  per common share      $  (0.11)  $   0.18   $   0.20
                        ========   ========   ========
Diluted earnings (loss)
  per common share      $  (0.11)  $   0.18   $   0.20
                        ========   ========   ========

                             Fiscal Year
                           Ended June 30,     Six Months
                        -------------------     Ended
                                             December 31,
                           2006      2007        2007      Change   Pro Forma
                        --------   --------   ---------   --------   --------


RATIO OF EARNINGS TO FIXED
CHARGES

Pretax Income (loss)    $   (264)  $    154   $    518

Add fixed charges -
  Interest on deposits     4,431      5,946      3,393

    Interest on
      borrowed funds       1,556      1,408        675
                        --------   --------   --------
Total applicable fixed
  charges                  5,987      7,354      4,068
                        --------   --------   --------
Adjusted pretax
  income - before total
   Interest expense        5,723      7,508      4,586

Adjusted pretax
  income - before non-
  deposit interest
  expense               $  1,292   $  1,562   $  1,193

Ratio of earnings to
  fixed charges
  (including interest
  on deposits)             95.59%    102.09%    112.73%

Ratio of earnings to
  fixed charges
  (excluding interest
  on deposits)            367.80%    533.24%    679.41%


                    MARKET PRICE OF FIRST BANCSHARES
                  COMMON STOCK AND DIVIDEND INFORMATION

     First Bancshares's shares are traded on the NASDAQ Global Market under the trading symbol "FBSI." The following table sets forth, for the periods indicated, the high and low closing sale prices for the common stock, as reported by The NASDAQ Global Market, and the dividends paid on the common stock:

             Fiscal 2008             High      Low       Dividend
             -----------             ----     -----      --------

            Second Quarter         $17.50    $15.00       N/A
            First Quarter          $17.51    $15.15       N/A

             Fiscal 2007
             -----------

            Fourth Quarter          $17.00    $15.10       N/A
            Third Quarter           $17.50    $16.41       N/A
            Second Quarter          $17.99    $16.00      $.04
            First Quarter           $17.15    $16.00      $.04

             Fiscal 2006
             -----------

            Fourth Quarter          $18.18    $16.46      $.04
            Third Quarter           $18.73    $16.60      $.04
            Second Quarter          $19.39    $15.95      $.04
            First Quarter           $20.23    $15.95      $.04


     There were _____ record holders of our common stock on April 18, 2008.

     We have a formal dividend policy. Regulations issued by the OTS govern First Bancshares's capital requirements and may affect the amount of dividends we can pay. Generally, the timing and amount of future dividends on our shares will depend on earnings, cash requirements, our and First Home Savings Bank's financial condition, applicable government regulations and other factors that our Board of Directors deems relevant.

     Federal regulations prohibit banking companies from paying dividends on their stock if the effect would cause stockholders' equity to be reduced below applicable regulatory capital requirements or if such declaration and payment would otherwise violate regulatory requirements.

     As of June 30, 2007, First Home Savings Bank is restricted from declaring dividends to First Bancshares in an amount greater than $5.0 million, based on preliminary discussions with the OTS regarding the Stock Split Transaction.

                       COMMON STOCK PURCHASE INFORMATION

     First Bancshares has effected the following repurchases of its shares during the last two fiscal years:

                                                                   Maximum
                                                Total Number      Number of
                                                  of Shares      Shares that
                                                 Purchased as    may Yet Be
                  Total Number    Average         Part of         Purchased
                   of Shares     Price Paid       Publicly        Under the
Period             Purchased     per Share      Announced Plan       Plan

April 1-30, 2006        -              -                -           70,713
May  1-31, 2006         -              -                -           70,713
June  1-30, 2006      130         $16.73              130           70,583
                     ----         ------           ------           ------
Total                 130         $16.73              130           70,583
                     ====         ======           ======           ======

April 1-30, 2007      500         $16.06           95,618                -
May  1-31, 2007         -                               -
June  1-30, 2007        -                               -
                     ----         ------           ------           ------
Total                 500         $16.06           95,618                -
                     ====         ======           ======           ======

     First Bancshares has ended its repurchase program, originally announced in May 2004, in April 2007. No repurchase program has been in effect since that time. There were no shares of common stock purchased by First Bancshares between July 1, 2007 and April 18, 2008.

     Since June 30, 2005, the only purchases of shares of First Bancshares by Directors or Executive Officers is as follows. On March 1, 2006 and May 17, 2006, Director Thomas M. Sutherland acquired 250 and 500 shares, respectively in a custodial account of a minor child at prices of $17.45 and $19.20 respectively. On March 7, 2006 Director Harold Glass acquired 500 shares at $17.50 per share.

                    CORPORATE DEVELOPMENTS AND OVERVIEW

     During the quarter ended December 31, 2006, First Home Savings Bank entered into a memorandum of understanding ("MOU") with the OTS. The MOU resulted from issues noted during the examination of First Home Savings Bank conducted by the OTS, the report on which was dated in July 2006, and included deficiencies in lending policies and procedures, recent operating losses, and the need to revise both the business plan and the budget to enhance profitability. The corrective actions required to be taken by First Home Savings Bank under the MOU include, among others: (1) developing procedures concerning ongoing credit administration and monitoring; (2) continuing to identify, track and correct credit and collateral documentation exceptions and loan policy exceptions; (3) preparing and submitting to First Home Savings Bank's Board of Directors an accurate and complete loan-to-one borrower report; (4) preparing and updating, where appropriate, a workout plan for each classified asset over $250,000; (5) adopting a revised loan loss allowance policy; (6) amending First Home Savings Bank's appraisal policy to require written review of all appraisals prior to final loan approval; (7) adopting a revised loan policy that provides for underwriting guidelines, loan documentation, and credit administration procedures for unsecured loans; (8) either requesting the consent of the FDIC for First Home Savings Bank's subsidiary, FYBAR Service Corporation, to hold real estate for investment or approving a plan for divestiture of such investment by June 30, 2007; (9) implementing corrective actions with respect to the previously conducted independent information technology audit; and (10) preparing, adopting and submitting to the OTS a comprehensive three year business plan and budget. During July 2007, the OTS performed an on-site review of the progress made on the resolving the issues discussed in the MOU. First Bancshares believes that First Home Savings Bank is addressing all of the issues raised by the MOU.

     During the first half of fiscal 2007, there were several changes in composition of senior management of both First Bancshares and First Home Savings Bank. In November 2006, Ronald J. Walters was named Chief Financial Officer of both First Bancshares and First Home Savings Bank, replacing the former Chief Financial Officer who departed in September 2006. In December 2006, James W. Duncan resigned as President and Chief Executive Officer of both First Bancshares and First Home Savings Bank. Daniel P. Katzfey, Executive Vice President and Chief Lending Officer, was named Interim President and Chief Executive Officer. On January 19, 2007, Mr. Katzfey became President and Chief Executive Officer of both First Bancshares and First Home Savings Bank. The Boards of Directors of First Bancshares and First Home Savings Bank were expanded in connection with the addition of D. Mitch Ashlock and the appointment of an advisory director, R.J. Breidenthal. During the quarter ended March 31, 2007, Mr. Duncan resigned as a director of both First Bancshares and First Home Savings Bank, and Mr. Katzfey was appointed to both Boards of Directors.

     As the result of the senior management changes and the MOU, and other changes in products, operations and procedures, First Home Savings Bank needed to fill several positions, including Chief Lending Officer, credit analyst and controller. In March 2007, Dale W. Keenan was named Executive Vice President and Senior Loan Officer of First Home Savings Bank, and John K. Francka was named Senior Vice President-Chief Credit Officer of First Home Savings Bank. Both Messrs. Keenan and Francka have extensive experience in lending and management. In addition, Jeffrey Palmer was named Controller of First Home Savings Bank.

     During the quarter ended March 31, 2007, First Home Savings Bank obtained permission from the State of Missouri to open a loan production office in Springfield, Missouri. This office, which was established primarily to originate single family mortgage loans for sale to the secondary market, complements the full-service branch office opened in Springfield in July 2006. First Home Savings Bank has added two originators, two loan processors and an individual whose responsibility is packaging the loans for delivery to and tracking receipt of funding from the companies on whose behalf the loans were made. All loan production office personnel have extensive experience in the origination of single-family mortgage loans for sale in the secondary market. Since the loans involved are originated on behalf of other parties, the servicing rights belong to the other parties as well, unless the terms of the sale provide for the retention of servicing rights by First Home Savings Bank. In its loan sale activity to date, First Home Savings Bank has not retained servicing rights.

     During the six month period ended December 31, 2007, First Bancshares entered into a lease agreement for approximately 5,100 square feet of office space in Springfield, Missouri. The new space will house First Home Savings Bank's Loan Production Office, which has been operating out of a much smaller location since it was approved by the State of Missouri during the third quarter of fiscal 2007. In addition to the Loan Production Office, there will be offices for senior officers of First Bancshares and First Home Savings Bank, who spend time in Springfield, as well as, First Bancshares's home office in Mountain Grove, Missouri. The move to the larger facility was completed in November 2007.

     During the six month period ended December 31, 2007, the operations of the in-house brokerage service, which was based in Mountain Grove, Missouri, were discontinued due to staffing difficulties. This brokerage service operated under First Home Investments, a subsidiary of First Home Savings Bank. First Bancshares entered into an agreement with an outside company based in Springfield, Missouri to provide brokerage services to First Home Savings Bank's customers.

    For additional information, see "Business" and "Risk Factors" in First Bancshares's Form 10-KSB for the year ended June 30, 2007 and information contained in First Bancshares's Form 10-QSB for the quarter ended December 31, 2007.

                             ELECTION OF DIRECTORS

     Our Board of Directors consists of six members and is divided into three classes. One-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. The Nominating Committee of the Board of Directors selects nominees for election as directors. Both of our nominees currently serve as directors. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

     The Board of Directors recommends a vote "FOR" the election of Billy E. Hixon and John G. Moody.

     The following table provides information regarding the nominees for election at the meeting and each director continuing in office. Unless otherwise indicated, the principal occupation listed for each person below has been his occupation for the past five years.

                                                          Year
                                                          First         Year
                   Age                                   Elected        Term
Name               (1)  Principal Occupation             Director (2)  Expires
-----------------  ---  -------------------------------  -----------   -------

                               BOARD NOMINEES

Billy E. Hixon     60   Retired partner from regional
                         CPA firm of BKD, LLP              2005       2010 (3)

John G. Moody      55   Judge of the 44th Missouri
                         Judicial Circuit                  1993       2010 (3)

                       DIRECTORS CONTINUING IN OFFICE

D. Mitch Ashlock   50   President and Chief Executive
                         Officer of First Federal of
                         Olathe Bancorp, Inc. and First
                         Federal Savings and Loan
                         Association of Olathe             2006 (5)   2008

Thomas M.
 Sutherland (4)    56   One of the owners and operators
                         of the Sutherlands Home
                         Improvement Centers group
                         of stores                         2004       2008

Harold F. Glass    66   Partner of Millington, Glass &
                         Love, a law firm located in
                         Springfield, Missouri             1978       2009

Daniel P. Katzfey  45   President and Chief Executive
                         Officer of First Bancshares
                         and First Home Savings Bank       2007 (6)   2009

(1)  At June 30, 2007.
(2)  Includes prior service on the Board of Directors of First Home Savings
     Bank.
(3)  Assuming election at the Annual Meeting.
(4) Mr. Sutherland serves as Chairman of the Board of Directors of First Bancshares and First Home Savings Bank.
(5) Mr. Ashlock was appointed to the Board of Directors as of December 26, 2006 to fill a vacancy created by an increase in the size of the Board of Directors from five to six directors.

(6) Mr. Katzfey was appointed to the Board of Directors as of March 30, 2007 to fill the vacancy created by the resignation of James W. Duncan.

    In addition to our six directors, R.J. Breidenthal has served as an advisory director since December 2006. Mr. Breidenthal does not own any shares of First Bancshares common stock as of April 18, 2008.

                Meetings and Committees of the Board of Directors
                        and Corporate Governance Matters

Board of Directors

     The Boards of Directors of First Bancshares and First Home Savings Bank conduct their business through Board and committee meetings. The Boards of Directors meet monthly and hold additional special meetings as needed. During the fiscal year ended June 30, 2007, the Board of Directors of First Bancshares held 15 meetings and the Board of Directors of First Home Savings Bank held 15 meetings. No director of First Bancshares or First Home Savings Bank attended fewer than 75% of the total meetings of the Boards of Directors and committee meetings on which he served during this period.

Committees and Committee Charters

     The Board of Directors of First Bancshares has standing Executive, Audit, Compensation and Nominating Committees, and has adopted written charters for each of these committees except the Executive Committee. Although copies of our Audit, Compensation and Nominating Committee charters are not available on our website, they are attached to our Annual Meeting proxy statement at least once every three years or when the charter has been materially amended.
Copies of our Audit, Compensation and Nominating Committee charters are attached to this year's Proxy Statement as Appendix D, Appendix E and Appendix F, respectively. Stockholders may also obtain copies of these charters from the Corporate Secretary, First Bancshares Inc., P.O. Box 777, Mountain Grove, Missouri 65711.

Executive Committee

     The Executive Committee consists of Messrs. Glass and Moody. The Executive Committee meets for the purpose of acting as our long range planning committee and taking any and all actions it deems necessary or appropriate between regular meetings of the Board of Directors. This Committee did not meet during fiscal 2007.

Audit Committee

     The Audit Committee consists of Messrs. Sutherland, Moody and Hixon.
This Committee meets for the purpose of reviewing our audit procedures and the report and performance of our independent auditor, and taking such other actions and responsibilities as shall from time to time be deemed necessary or appropriate by the Committee. The Audit Committee has a charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the charter. Each member of the Audit Committee is "independent," in accordance with the requirements for companies listed on The Nasdaq Stock Market. The Board of Directors has determined that Billy E. Hixon meets the definition of "audit committee financial expert," as defined by the SEC. This Committee met four times during fiscal 2007.

Compensation Committee

     Messrs. Glass and Ashlock are the members of the Compensation Committee. Each member of the Committee is independent in accordance with the requirements for companies listed on Nasdaq. The Compensation Committee has a charter which specifies its obligations and the Committee believes it has fulfilled its responsibilities under the charter. The Compensation Committee met once during the fiscal year ended June 30, 2007.

     The Compensation Committee's primary purpose is to oversee our compensation policies and their specific application to our Chief Executive Officer and Chief Financial Officer. The Committee is also responsible for reviewing the goals and objectives of our compensation plans, and administering these plans. The Committee evaluates on an annual basis the performance of our Chief Executive Officer and Chief Financial Officer and makes compensation recommendations to the full Board of
Directors.   In addition, the Compensation Committee reviews the Chief
Executive Officer's evaluation of executive management and compensation recommendations. The Committee is also responsible for reviewing director compensation. The Compensation Committee has the authority to retain compensation consultants to assist in the evaluation of the compensation of the directors, Chief Executive Officer and Chief Financial Officer or other experts deemed necessary by the Committee.

Nominating Committee

     The Board of Directors also has a Nominating Committee, currently consisting of Messrs. Moody, Hixon, Ashlock, Glass and Sutherland, for
selecting the nominees for election as directors.   Each member of the
Committee is independent in accordance with the requirements for companies listed on the Nasdaq Stock Market. The Nominating Committee met one time during the fiscal year ended June 30, 2007.

     Only those nominations made by the Committee or properly presented by stockholders will be voted upon at the Annual Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of First Home Savings Bank's market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board of Directors, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board of Directors, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of First Bancshares. The Committee will consider director candidates recommended by our stockholders. If a stockholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see "STOCKHOLDER PROPOSALS" in this Proxy Statement.

Corporate Governance

     We are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the SOX, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Stock Market with respect to corporate governance. The Board of Directors and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

     Director Independence. First Bancshares's common stock is listed on the Nasdaq Global Market. In accordance with the Nasdaq Stock Market requirements, at least a majority of First Bancshares's directors must be independent directors. The Board of Directors has determined that five of the six directors are independent, as defined by the Nasdaq Stock Market. Directors Ashlock, Hixon, Moody, Glass and Sutherland are all independent. Daniel P. Katzfey, who is First Bancshares's President and Chief Executive Officer is not independent.

     Code of Ethics.   On August 25, 2004, the Board Directors adopted the
Officer and Director Code of Ethics. The Code is applicable to each of First Bancshares's directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. The Code was included as Exhibit 14 to First Bancshares's Form 10-KSB for the year ended June 30, 2006. A copy of the Code of Ethics is available upon request by contacting the Corporate Secretary, First Bancshares, Inc., P.O. Box 777, Mountain Grove, Missouri 65711.

     Stockholder Communication with the Board of Directors. The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. A stockholder may communicate with the Board of Directors or any individual director by mailing a written communication to the Corporate Secretary, First Bancshares, Inc., P.O.

Box 777, Mountain Grove, Missouri 65711. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

     Annual Meeting Attendance by Directors. All directors are requested to attend our annual meetings of stockholders. All directors attended the 2006 annual meeting of stockholders.

Related Party Transactions

     First Home Savings Bank, like many financial institutions, has followed the policy of granting loans to its officers, directors and employees on the security of their primary residences and also makes consumer loans to these persons. These loans are made in accordance with all applicable federal requirements. At June 30, 2007, loans to directors and executive officers, including immediate family members, totaled $528,752. These loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with First Home Savings Bank's other customers and (3) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

     Mr. Harold F. Glass, one of First Bancshares's directors, is a partner with the law firm of Millington, Glass & Love, which serves as legal counsel for First Bancshares, First Home Savings Bank and its subsidiary. In this capacity, Millington, Glass & Love was paid $54,592 in fees and expense reimbursement during the year ended June 30, 2007. Of these fees and expense reimbursements, Mr. Glass's interest was approximately $18,200. These services were rendered on terms no less favorable to First Bancshares and First Home Savings Bank than those with unaffiliated third parties.

Directors' Compensation

     The following table shows the compensation paid to First Bancshares's non-employee directors for the year ended June 30, 2007. Compensation paid to Daniel P. Katzfey, the President and Chief Executive Officer, and James W. Duncan, the former President and Chief Executive Officer, is included in the section entitled "Executive Compensation." The directors did not have any stock awards outstanding, nor did they receive any non-equity plan compensation or non-qualified deferred compensation earnings.

                      Fees Earned    Option    All Other
                      or Paid in     Awards    Compensa-
Name                   Cash ($)      ($)(1)     tion ($)    Total ($)
------------------    -----------    -------   ---------    ---------
D. Mitch Ashlock         3,000           -           -        3,000
Harold F. Glass          6,600           -       4,411 (2)   11,011

Billy E. Hixon           6,600         538           -        7,138
John G. Moody            6,600           -           -        6,600
James F. Moore (3)       3,000           -           -        3,000
Thomas M. Sutherland     6,000         538           -        6,538

---------
(1) The amounts shown represent the dollar amount of expense recognized for financial statement reporting purposes in 2007 for awards made in prior years and being earned by the director ratably over a five-year period from the date of the award. Amounts are calculated pursuant to the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("FAS 123R"). For a discussion of valuation assumptions, see Note 10 of the Notes to Consolidated Financial Statements in First Bancshares's Annual Report on Form 10-KSB for the year ended June 30, 2007. As of June 30, 2007, the directors other than the President and Chief Executive Officer had an aggregate of 2,000 stock options outstanding.
(2) Consists of medical and dental insurance premiums.
(3) Dr. Moore's term on the Board of Directors expired as of the 2006 annual meeting of stockholders.

     Members of First Bancshares's Board of Directors do not receive any fees. Members of First Home Savings Bank's Board of Directors currently receive a fee of $600 per Board of Directors meeting, and Director Glass receives an additional $200 per meeting for legal fees. Directors receive a fee of $250 for attendance at committee meetings except for attendance at loan committee meetings for which they receive a fee of $125.

Executive Officers

     The following table sets forth certain information with respect to the executive officers of First Bancshares and First Home Savings Bank.

Name                    Age(1)  Position
---------------------   ------  --------
Daniel P. Katzfey (2)    45     President and Chief Executive Officer
                                of First Bancshares and First Home Savings
                                Bank

James W. Duncan (3)      50     President and Chief Executive Officer
                                of First Bancshares and First Home Savings
                                Bank

Ronald J. Walters (4)    57     Senior Vice President, Treasurer and
                                Chief Financial Officer of First Bancshares and First Home Savings Bank

Dale W. Keenan (5)       44     Executive Vice President and Senior
                                Lender of First Home Savings Bank

Adrian C. Rushing (6)    38     Chief Operating Officer of First Home Savings
                                Bank

--------------
(1)  As of June 30, 2007.
(2) Mr. Katzfey was named Interim President and Chief Executive Officer of First Bancshares and First Home Savings Bank by the Board of Directors on December 22, 2006 following the resignation of James W. Duncan from those positions. Mr. Katzfey was named President and Chief Executive Officer of First Bancshares and First Home Savings Bank by the Board of Directors on January 22, 2007. He originally joined both First Bancshares and First Home Savings Bank as Chief Lending Officer on October 3, 2006.
(3) Mr. Duncan resigned as president and Chief Executive Officer of First Bancshares and First Home Savings Bank on December 22, 2006 and as a director of First Bancshares and First Home Savings Bank on January 26, 2007.
(4) Mr. Walters was named Senior Vice President, Treasurer and Chief Financial Officer of both First Bancshares and First Home Savings Bank on November 20, 2006. He replaced the previous Chief Financial Officer who stepped down from those positions on September 18, 2006.
(5) Mr. Keenan was named Executive Vice President and Senior Lender of First Home Savings Bank on March 11, 2007.
(6) Mr. Rushing was named Senior Vice President of First Home Savings Bank on June 21, 2006, the date on which he joined First Home Savings Bank.

     The principal occupation of each executive officer of First Bancshares is set forth below. All executive officers reside in First Home Savings Bank's primary trade area in Missouri, unless otherwise stated. There are no family relationships among or between the executive officers, unless otherwise stated.

     Daniel P. Katzfey joined First Bancshares and First Home Savings Bank on October 3, 2006 as Executive Vice President and Chief Lending Officer, was named interim President and Chief Executive Officer on December 22, 2006 and was appointed President and Chief Executive Officer on January 22, 2007. Previously, Mr. Katzfey was Executive Vice President, Commercial Lender for Village Bank, Springfield, Missouri from 2004 to 2006. Mr. Katzfey has over twenty-two years experience in financial services.

     James W. Duncan joined First Bancshares and First Home Savings Bank as President and Chief Executive Officer effective December 16, 2005. Previously, Mr. Duncan was the Executive Vice President and Chairman of the Loan Department at Southern Missouri Bank and Trust Company in Poplar Bluff, Missouri from 1999-2005. Effective December 22, 2006, Mr. Duncan resigned as President and Chief Executive Officer of both First Bancshares and First Home Savings Bank.

     Ronald J. Walters joined First Bancshares and First Home Savings Bank on November 20, 2006 as Senior Vice President, Treasurer and Chief Financial Officer. Mr. Walters, a CPA, was previously Senior Vice President, Secretary, Treasurer and Chief Financial Officer of Meta Financial Group and MetaBank in Storm Lake, Iowa from 2003 to 2006. He has over thirty years experience in financial services.

     Dale W. Keenan joined First Home Savings Bank on March 11, 2007 as Executive Vice President and Senior Lender. Mr. Keenan was previously a Senior Vice President and Senior Lender for Heritage Bank of the Ozarks in Lebanon, Missouri from 2003 to 2007. Mr. Keenan has over twenty-four years of experience in financial services.

     Adrian Rushing joined First Home Savings Bank on June 21, 2006 as Senior Vice President and Chief Operating Officer. Mr. Rushing was previously Senior Vice President, Chief Operations Officer with Southern Missouri Bank and Trust, Poplar Bluff, Missouri from 1998 to 2006. Mr. Rushing has over sixteen years experience in financial services.

Executive Compensation

     Summary Compensation Table. The following table shows information regarding 2007 compensation for First Bancshares's named executive officers:
(1) Daniel P. Katzfey, the principal executive officer; and (2) James W. Duncan, the former principal executive officer. First Bancshares had no other executive officers who earned in excess of $100,000 during the year ended June 30, 2007. The named executive officers did not have any stock awards outstanding, nor did they receive any bonus, non-equity plan compensation or non-qualified deferred compensation earnings.

                                                Option  All Other
                                                Awards  Compensa-
Name and Principal Position   Year  Salary ($)  ($)(1)  tion ($)(2)  Total ($)
---------------------------   ----  ---------   ------  -----------  ---------

Daniel P. Katzfey (3)         2007   100,223    19,760     1,812     121,795
President and
Chief Executive Officer

James W. Duncan (4)           2007    93,771    22,333     5,429     121,533
Former President and
Chief Executive Officer

---------
(1) The amounts shown represent the dollar amount of expense recognized for financial statement reporting purposes in 2007 for awards made in the current and prior years and being earned by the officer ratably over a five-year period from the date of the award. Amounts are calculated pursuant to the provisions FAS 123R. For a discussion of valuation assumptions, see Note 10 of the Notes to Consolidated Financial Statements in First Bancshares's Annual Report on Form 10-KSB for the year ended June 30, 2007.
(2) Please see the table below for more information on the other compensation paid to the named executive officers in the year ended June 30, 2007.
(3) Mr. Katzfey was appointed President and Chief Executive Officer on December 29, 2006. Prior to that, he had served as Executive Vice President and Chief Lending Officer since September 29, 2006.
(4) Mr. Duncan resigned as President and Chief Executive Officer on December 22, 2006.

     All Other Compensation. The following table sets forth details of "All Other Compensation," as presented above in the Summary Compensation Table.

                        401(k)
                     Contribution     Directors'    Automobile
Name                     ($)            Fees ($)   Allowance ($)    Total ($)
-----------------   ------------     ----------   -------------    ---------

Daniel P. Katzfey           -           1,800            12          1,812
James W. Duncan         2,585             600         2,244          5,429

     Employment Agreement and Potential Post-Employment Compensation.

     Employment Agreement. First Home Savings Bank entered into an employment agreement with Mr. Katzfey effective January 1, 2007. The agreement has a term of one year and may be renewed by the Board of Directors for an additional year each year unless First Home Savings Bank gives Mr. Katzfey 60 days prior written notice that the agreement will not be extended. The agreement provides for a base salary which may not be reduced. Mr. Katzfey's current base salary under the agreement is $145,430 and is subject to annual review by the Board of Directors. Under the agreement, Mr. Katzfey is eligible to participate in retirement and employee benefit programs available to First Home Savings Bank's executive officers.

     In the event of an involuntary termination (other than for cause or after a change of control), First Home Savings Bank must pay to Mr. Katzfey his salary for a period of six months following the termination, at the rate in effect immediately prior to the date of termination, payable in such manner and at such times as the salary would have been payable to Mr. Katzfey if he had continued to be employed by First Home Savings Bank. An involuntary termination is defined as: (1) the termination of Mr. Katzfey's employment by First Home Savings Bank without his consent; (2) a material demotion of Mr. Katzfey; or (3) the failure of First Home Savings Bank's Board of Directors to elect Mr. Katzfey as President and Chief Executive Officer of First Home Savings Bank or any action by the Board of Directors removing him from that office. If Mr. Katzfey's employment had been terminated as of June 30, 2007 for any of these reasons, he would have been entitled to payments totaling $72,715.

     If Mr. Katzfey's employment terminates by reason of this death, First Home Savings Bank will pay to his estate or other designee, an amount equal to two months salary together with any other benefits provided under First Home Savings Bank's insurance or retirement plan. If Mr. Katzfey had died on June 30, 2007, his estate or other designee would have been entitled to a payment of $25,400.

     In the event of Mr. Katzfey's involuntary termination in connection with, or within 12 months before or after, a change in control of First Bancshares or First Home Savings Bank, First Home Savings Bank will pay Mr. Katzfey a lump sum in an amount equal to 299% of his "base amount" as defined in Section 280G of the Internal Revenue Code of 1986. If Mr. Katzfey's employment had been terminated in connection with a change in control on June 30, 2007, he would have received a lump sum payment of approximately $455,700. The agreement contains a provision that if this payment and the value of benefits received or to be received under the agreement, together with any other amounts and the value of benefits received or to be received by Mr. Katzfey, would cause any amount to be nondeductible by First Home Savings Bank for federal income tax purposes, then the payments and benefits will be reduced to maximize the amounts and value of benefits to be received by Mr. Katzfey without causing any amount to become nondeductible.

     Equity Plans. First Bancshares's 2004 Stock Option Plan and 2004 Management Recognition Plan provide for accelerated vesting of awards in the event of a change in control. If a tender offer or exchange offer for First Bancshares's common stock is commenced, or if a change in control occurs, all options granted and not fully exercisable shall become exercisable in full upon the happening of such event. With respect to unvested awards of restricted stock, at the election of a participant that is made within 60 days following such date, the restricted period shall lapse and all shares awarded as restricted stock shall become fully vested in the participant to whom such shares were awarded. If the participant does not make an election within 60 days following such tender offer, exchange offer or change in control, the shares will continue to be vested in accordance with the other provisions of the award. If a tender offer or exchange offer had commenced or a change in control had occurred as of June 30, 2007, the named executive officers would have received the following benefits:

                    Accelerated Vesting of Stock     Accelerated Vesting of
Name                      Options ($)(1)           Restricted Stock Awards ($)
------------------  ----------------------------   ---------------------------
Daniel P. Katzfey              3,200                             --
James W. Duncan                   --                             --

---------
(1) Reflects the excess of the fair market value of the underlying shares as of June 30, 2007 over the exercise price of all unvested options.

     The 2004 Management Recognition Plan provides that if a participant incurs a termination of service by reason of death, disability or normal retirement after attainment of age 65, the restricted period with respect to the participant's restricted stock will lapse. The named executive officers had no restricted stock awards outstanding as of June 30, 2007.

     Outstanding Equity Awards. The following information with respect to outstanding options and restricted stock as of June 30, 2007 is presented for the named executive officers. The named executive officers had no equity incentive plan awards outstanding.

                                           Option Awards (1)                        Stock Awards (1)
                      --------------------------------------------------------  -----------------------
                             Number of     Number of                                          Market
                             Securities    Securities                            Number of   Value of
                             Underlying    Underlying                            Shares or   Shares or
                             Unexercised  Unexercised                            Units of    Units of
                               Options      Options    Option                    Stock That  Stock That
                                 (#)          (#)      Exercise   Option Expir-  Have Not     Have Not
                      Grant     Exer-       Unexer-     Price        ation        Vested       Vested
Name                  Date     cisable      cisable      ($)         Date           (#)         ($)
------------------    -----   ----------   ----------  --------   ------------   ----------  ----------

Daniel P. Katzfey   11/09/06    2,000         8,000      16.10      11/09/16            -           -
                     3/30/07        -        20,000      17.00      03/30/17            -           -

James W. Duncan                     -             -          -          -               -           -

----------
(1)  Option and stock awards vest ratably over the five-year period from the grant date, with the first 20%
     vesting one year after the grant date.

                                                    53


     Equity Compensation Plan Information. The following table summarizes share and exercise price information about First Bancshares's equity compensation plans as of June 30, 2007.
                                                                  (c)
                                                               Number of
                                                               securities
                               (a)                             remaining
                            Number of          (b)           available for
                          securities to     Weighted-       future issuance
                          be issued upon     average         under equity
                           exercise of    exercise price  compensation plans
                           outstanding    of outstanding      (excluding
                             options,        options,         securities
                           warrants and   warrants and       reflected in
Plan Category                 rights          rights          column (a))
-----------------------   -------------   -------------    -----------------

Equity compensation plans
 approved by security
 holders:
   Option Plan               64,500           $16.76             35,500
   Restricted stock plan          -                -             50,000

Equity Compensation Plans
 not approved by security
 holders:                         -                -                  -
                             ------           ------             ------

      Total                  64,500           $16.76             85,500
                             ======           ======             ======

                            Audit Committee Matters

Audit Committee Charter

     The Audit Committee operates pursuant to a charter approved by our Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix D. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and First Bancshares's audit process. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Committee to the independent auditor, the internal audit department and our management.

Audit Committee Report

     The Audit Committee has issued the following report with respect to the audited financial statements of First Bancshares for the fiscal year ended June 30, 2007:

     * The Audit Committee has reviewed and discussed with management the fiscal 2007 audited financial statements;

     * The Audit Committee has discussed with McGladrey & Pullen, LLP, the independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

     * The Audit Committee has received the written disclosures and letter from the independent auditor required by Independence Standards Board No. 1, Independence Discussions with Audit Committee, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditor its independence from First Bancshares; and

     * Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2007 audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007.

    Submitted by the Audit Committee of First Bancshares's Board of Directors:

                                 Billy E. Hixon
                                 John G. Moody
                                 Thomas M. Sutherland

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

                                 Security Ownership of
                      Certain Beneficial Owners and Management

     The following table sets forth, as of April 18, 2008, information regarding share ownership of:

     * those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of First Bancshares's common stock other than directors and executive officers;

     *    each director and director nominee of First Bancshares;

     * each executive officer of First Bancshares or First Home Savings Bank named in the Summary Compensation Table appearing under "Executive Compensation" above (known as "named executive officers"); and

     *    all current directors and executive officers of First
          Bancshares and First Home Savings Bank as a group.

     Persons and groups who beneficially own in excess of five percent of First Bancshares's common stock are required to file with the SEC, and provide a copy to First Bancshares, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934. To First Bancshares's knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of First Bancshares's common stock as of the close of business on April 18, 2008

     Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after April 18, 2008 are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                           Number of Shares    Percent of
                                             Beneficially     Common Stock
Name                                           Owned (1)      Outstanding
-----------------------------------        ----------------   ------------

Beneficial Owners of More Than 5%

Jeffrey L. Gendell (2)                         108,880            7.02%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
 55 Railroad Avenue, 3rd Floor
 Greenwich, Connecticut 06830

James W. Sight (3)                              78,865            5.09
2100 Brookwood
Mission Hills, Kansas 66208

Directors

D. Mitch Ashlock                                     -               -
Harold F. Glass                                 45,649            2.94
Billy E. Hixon                                     400            0.03
John G. Moody                                    8,850            0.57
Thomas M. Sutherland (4)                         2,672            0.17

Named Executive Officers

Daniel P. Katzfey (5)                            6,000            0.39
James W. Duncan (6)                              4,587            0.30

All Executive Officers and
  Directors as a Group (seven persons)          68,158            4.08

----------
(1) The amounts shown include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on April 18, 2008, through the exercise of stock options granted pursuant to First Bancshares's stock option plan: Mr. Hixon, 400 shares; Mr. Sutherland, 400 shares; and Mr. Katzfey, 6,000 shares.
(2) Based on information disclosed in a Schedule 13D/A, dated September 10, 2003. According to this filing, Tontine Management, L.L.C., the general partner of Tontine Financial Partners, L.P., has the power to direct the affairs of Tontine Financial Partners, L.P., including decisions respecting the receipt of dividends from, and the disposition of the proceeds from the sale of, the shares. Mr. Gendell is the managing member of Tontine Management, L.L.C., and in that capacity directs its operations. Accordingly, Tontine Management, L.L.C., Tontine Financial Partners, L.P. and Mr. Gendell have shared voting and dispositive power with respect to the shares reported.
(3)  Based on information disclosed in a Schedule 13D/A, dated March 6, 2007.
(4) Includes 1,355 shares held directly, 407 shares held in his wife's individual retirement account, and 510 shares held in trust for one adult child. The 2,672 shares does not include (a) shares held individually by Mr. Sutherland's adult children not living in the household, estimated to be approximately 93,500 shares, and, (b) shares estimated at approxi-mately 172,000 held by other members of Mr. Sutherland's family, whose beneficial ownership is determined by other rules of the SEC and of the OTS.
(5)  Mr. Katzfey is also a director of First Bancshares.
(6) Mr. Duncan resigned as the President and Chief Executive Officer of First Bancshares and First Home Savings Bank effective December 22, 2006.

          Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of any registered class of First Bancshares's common stock, to file reports of ownership and changes in ownership with the SEC and to provide copies of these reports to us. Based solely on our review of the forms we have received and written representations provided to us, we believe that during the fiscal year ended June 30, 2007, all filing requirements applicable to our reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with.

                                    Auditor

     McGladrey & Pullen, LLP served as our independent auditor for the fiscal year ended June 30, 2007. The Audit Committee of the Board of Directors has appointed McGladrey & Pullen as the independent auditor for the fiscal year ending June 30, 2008. A representative of McGladrey & Pullen will be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     On April 26, 2006, the Audit Committee selected McGladrey & Pullen to serve as our independent auditor for the fiscal year ending June 30, 2006. We terminated the engagement of Kirkpatrick, Phillips & Miller, CPAs, P.C. as our independent auditor effective April 26, 2006. The decision to change accountants was approved by the Audit Committee and the Board of Directors on April 26, 2006. In connection with the audit for the 2005 fiscal year and through April 26, 2006, (1) there were no disagreements with Kirkpatrick, Phillips & Miller on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Kirkpatrick, Phillips & Miller, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

     We requested that Kirkpatrick, Phillips & Miller furnish us with a letter addressed to the SEC, stating whether they agree with the foregoing statements, and if not, stating the respects in which they do not agree. We received this letter and filed it as an exhibit to our Current Report on Form 8-K filed on May 2, 2006.

     The report of Kirkpatrick, Phillips & Miller on our financial statements for fiscal year ended June 30, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     We had not consulted with McGladrey & Pullen during 2005 or the period from July 1, 2005 through April 26, 2006, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion McGladrey & Pullen might issue on our financial statements.

     The following table sets forth the aggregate fees billed, or expected to be billed, to us by McGladrey & Pullen for professional services rendered for the fiscal years ended June 30, 2007 and 2006.

                                                   June 30,
                                              2007         2006
                                             ------       ------

Audit Fees (1)                              $133,629     $136,270
Audit-Related Fees                                --           --
Tax Fees                                      15,749       12,500
All Other Fees                                    --           --

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditor in connection with its annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.

                              STOCKHOLDER PROPOSAL
                                  PROPOSAL 4

     Dr. Gary G. Roberts, Trustee, Marjory P. Roberts Trust Q, 3533 N.W. Grand Boulevard, Oklahoma City, OK 73116, beneficial owner of 44,000 shares, has submitted the following proposal for consideration at the Annual Meeting:

     BE IT RESOLVED, that the stockholders of First Bancshares, Inc. recommend that the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board of Directors for the purposes of election of directors and establish annual elections of directors, whereby all of the directors would be elected annually and not by classes. This declassification of the Board of Directors would be applicable to the election of any new director or the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

     Stockholder's Supporting Statement. Our Company's Board of Directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. In our opinion, this director classification system, which results in only a portion of the Board of Directors being elected annually, is not in the best interests of our Company and its stockholders. We believe stockholders should have the opportunity to vote on the performance of the entire Board of Directors each year.

     In our view, the election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for implementing those polices. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the Board of Directors collectively and each director individually.

     We believe that electing directors annually is one of the best methods available to stockholders to ensure that our Company is managed in the appropriate interests of its investors. Several in-depth studies of the past five years have found significant positive links between governance practices favoring stockholders (like declassifying the Board of Directors) and firm value. A recent study, "The Costs of Entrenched Board," by Harvard Law School's Lucian Bebchuk and Alma Cohen, found that staggered boards were associated with an economically meaning reduction in firm value. The authors also found "evidence that staggered boards bring about, not merely reflect, an economically significant reduction in firm value" (Journal of Financial Economics, 2005).

     We believe investors increasingly favor requiring annual elections for all directors. The Council of Institutional Investors, the California Public Employees' Retirement System, and Institutional Shareholder Services ("ISS") have supported this reform. ISS' 2006 Board Practices/Board Pay study found the number of companies with staggered boards continued to decline. According to ISS, 42 proposals to repeal classified boards averaged support of 66.8% during the first six months of 2006, compared with 60.5% average support for 46 proposals during the same period in 2005, a 6.3% point increase (2006 Postseason Report, 2006).

     In our opinion, electing all directors annually is one of the best methods available to stockholders to ensure that First Bancshares will be managed in a manner that is in the best interest of all stockholders. We therefore urge fellow stockholders to support this Stockholder Proposal.

     Management's Response. Missouri law permits the articles of incorporation or bylaws of a Missouri corporation to provide for the classification of directors into separate classes. We currently have three classes of directors with members serving three-year terms. Each year, one-third of the Board of Directors is up for election. The Board of Directors believes that the current classified board structure, which has been in place since First Bancshares was incorporated in 1993, continues to provide significant benefits to First Bancshares and you, our stockholders. The Board of Directors has carefully considered the stockholder proposal and, for the reasons set forth below, has concluded that it would not be appropriate to take the action requested in the proposal.

     The Board of Directors believes that the current classified board structure does not compromise the directors' accountability to stockholders. All directors, regardless of the length of their term of office, have the same fiduciary responsibility to stockholders. Furthermore, because one-third of the directors must stand for election each year, the stockholders have an annual opportunity to vote against the Board of Directors's nominees in order to express any dissatisfaction they may have with the Board of Directors. The Board of Directors feels that the current classified board structure maximizes stockholder value because it promotes continuity, stability and knowledge of the business affairs and financial strategies of First Bancshares by ensuring that at any time a majority of the directors have prior experience as directors of First Bancshares.

     The Board of Directors also believes that the classified board structure enhances the Board of Directors's ability to negotiate the best results for the stockholders in a takeover situation. While the existence of a classified board will not prevent a party from acquiring control of a board or accomplishing a hostile acquisition, it is intended to cause the party seeking to obtain control of First Bancshares to negotiate with the Board of Directors. Because at least two annual meetings would be required to effect a change in control of the Board of Directors, the classified board structure reduces the threat of removal of a majority of the Board of Directors through a single proxy contest and thus provides incumbent directors with additional time and bargaining power to evaluate the terms of the takeover proposal, negotiate on behalf of stockholders and consider alternative proposals.

     The Board of Directors is aware that proposals to declassify boards are receiving an increasing level of support from investor groups. The Board of Directors is committed to good governance practices and the Board of Directors and its Nominating Committee regularly evaluate all of our corporate governance practices to ensure that such practices remain in the best interests of First Bancshares and its stockholders. As part of its annual evaluation of governance matters, the Board of Directors will continue to review the classified board structure. At the present time, the Board of Directors feels that the current structure is in the best interests of First Bancshares and its stockholders.

     Approval of this stockholder proposal would not automatically eliminate our classified board structure, which is provided for in our Articles of Incorporation. Further action by the Board of Directors, and subsequently the stockholders, would be required to amend the Articles in order to declassify the Board of Directors. Under the Articles of Incorporation, the affirmative vote of the holders of at least 80% of the total votes to which all of the shares then entitled to vote at a meeting of stockholders called for an election of directors would be required to amend the Articles to declassify the Board of Directors, unless the amendment has previously been expressly approved by the Board of Directors by the affirmative vote or consent of at least two-thirds of the number of directors then authorized by the Bylaws, in which case only the affirmative vote of a majority of the outstanding shares entitled to vote thereon would be required. While the Board of Directors would consider the merits of such an amendment, it would do so consistent with its fiduciary duty to act in a manner it believes to be in the best interest of First Bancshares and all of its stockholders.

           Your Board of Directors recommends a vote "AGAINST"
                         the stockholder proposal.


                      VOTING AND REVOCATION OF PROXIES

     You may vote your shares in person by attending the Annual Meeting, or by mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted without instructions, the proxies will be voted "FOR" the proposal to approve the Split Transaction, the Director Nominees, AGAINST the stockholder proposal and "FOR" the proposal to adjourn or postpone the Annual Meeting, if necessary.

     You can revoke your proxy at any time before the vote is taken at the Annual Meeting by filing an instrument of revocation with Shannon Peterson, Secretary, First Bancshares, Inc., 142 East First Street, Mountain Grove, Missouri 65711. Any such person may also revoke a proxy by filing a duly executed proxy bearing a later date, or by appearing at the Annual Meeting in person, notifying the Secretary, and voting by ballot at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the mere presence (without notifying the Secretary) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     If your shares are held in street name and you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

     We maintain an employee stock ownership plan ("ESOP") for the benefit of our employees. If you participate in the ESOP, the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in your plan account. If an ESOP participant properly executes the voting instruction card, the ESOP trustees will vote the participant's shares in accordance with the participant's instructions. Unallocated shares of First Bancshares common stock held by the ESOP and allocated shares for which voting instructions are not received will be voted by trustees in the same proportion as shares for which the trustees have received voting instructions.

             SOLICITATION OF PROXIES; EXPENSES OF SOLICITATION

     We are mailing this proxy material to our stockholders on or about April 25, 2008.

     The enclosed proxy is solicited on behalf of our Board of Directors. We will bear the cost of soliciting proxies from the stockholders, including mailing costs, and will pay all printing costs in connection with this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Directors, officers, and certain employees of First Bancshares, and by personal interviews, telephone and facsimile. Such Directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. First Bancshares may also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of its common stock. First Bancshares may reimburse such custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                     ADJOURNMENT OF THE ANNUAL MEETING

     In addition to the proposals to approve the split transaction and to elect directors, the stockholders of First Bancshares are also being asked to approve a proposal to adjourn or postpone the Annual Meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the split transaction. Pursuant to Missouri law, the holders of a majority of the outstanding shares of common stock of First Bancshares are required to approve the split transaction. It is rare for a company to achieve 100% (or even 90%) stockholder participation at an annual or annual meeting of stockholders, and only a majority of the holders of the outstanding shares of common stock of First Bancshares are required to be represented at the meeting, in person or by proxy, for a quorum to be present. In the event that stockholder participation at the annual meeting is lower than expected, First Bancshares would like the flexibility to postpone or adjourn the meeting in order to attempt to secure broader stockholder participation in the decision to approve the Split Transaction.

     Approval of the proposal to adjourn or postpone the annual meeting to allow extra time to solicit proxies (Proposal 5 on your proxy card) requires a vote of a majority of the shares voting on the proposal. Abstentions will be treated as "NO" votes and, therefore, will have an effect on this proposal, and broker non-votes will have no impact on this proposal.

     The Board of Directors of First Bancshares unanimously recommends that you vote "FOR" this proposal (which is Proposal 5 on your proxy card).

                                  OTHER MATTERS

     We will bear the cost of solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by e-mail, telecopier or telephone without additional compensation.

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                     INFORMATION INCORPORATED BY REFERENCE

     In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superceded by information contained directly in this Proxy Statement. The following documents are incorporated by reference herein:

       * our Annual Report on Form 10-KSB for fiscal year ended June 30, 2007, including audited financial statements;

       * our Quarterly Report on Form 10-QSB reporting the financial results for the fiscal quarter ended September 30, 2007 and December 31, 2007; and

       * our Form 8-K announcing the Board of Director approval of a reverse forward stock split filed on February 22, 2008.

     We will provide, without charge, upon the written or oral request of any person to whom this document is delivered, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this document. You may obtain a copy of these documents and any amendments thereto by written request addressed to First Bancshares, Inc., 142 East First Street, Mountain Grove, Missouri 65711.

                              AVAILABLE INFORMATION

     A copy of First Bancshares's Annual Report to Stockholders, including financial statements has been mailed to all stockholders of record as of the close of business on April 18, 2008. Any stockholder who has not received a copy of such Annual Report or would like to obtain a copy of First Bancshares's Annual Report on Form 10-KSB may do so, free of charge, by writing to Ronald J. Walters, Senior Vice President & Chief Financial Officer, c/o First Bancshares, Inc., 142 East First Street, Mountain Grove, Missouri 65711. Alternatively, this report is available free of charge on First Bancshares's website at www.FirstBancsharesbank.com as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

     First Bancshares is currently subject to the information requirements of the Exchange Act, and in accordance therewith, files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's internet address at www.sec.gov.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at our annual meeting to be held in October 2008 must be received by us no later than June 16, 2008 to be considered for inclusion in the proxy materials and form of proxy relating to the meeting. Provided we are still registered with the SEC, any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

     Our Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before an annual meeting, the stockholder must deliver notice of nominations and/or proposals to the Secretary of First Bancshares not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 40 days' notice of the annual meeting is given to stockholders, the stockholder's notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders. We anticipate that, in order to be timely, stockholder nominations or proposals intended to be made at this year's meeting must be made by October 23, 2008. As specified in our Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving the notice. The notice with respect to business proposals to be brought before the meeting must state the stockholder's name, address and number of shares of First Bancshares common stock held, and briefly discuss the business to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of the stockholder in the proposal.


                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      SHANNON PETERSON
                                      SECRETARY

Mountain Grove, Missouri
April 25, 2008

                                                               APPENDIX A-1


                        PROPOSED FORM OF AMENDMENT TO

                          ARTICLES OF INCORPORATION

                         TO EFFECT REVERSE STOCK SPLIT

Article 3.1 of the Articles of Incorporation is hereby amended by deleting
Section 3.1 in its entirety and replacing it with the following Section 3.1:

II. 3.1  The Corporation shall have authority to issue the following shares:

          (a) Eight million (8,000,000) shares shall be voting Common Stock with a par value of $.01 per share ("Common Stock"); and

          (b) Two million (2,000,000) shares shall be Preferred Stock with a par value of $.01 per share ("Preferred Stock").

               (i) The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

               (ii) The Board of Directors, by adoption of an authorizing resolution, may with regard to the shares of any series of Preferred Stock:

                    (A)  Fix the distinctive serial designation of the shares:

                    (B)  Fix the dividend rate, if any:

                    (C) Fix the date from which dividends on shares issued before the date for payment of the first dividend shall be cumulative, if any:

                    (D) Fix the redemption price and terms of redemption, if any:

                    (E) Fix the amounts payable per share in the event of dissolution or liquidation of the Corporation, if any;

                    (F) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;

                    (G) Fix the terms and conditions, if any, under which the shares may be converted into, or exchanged for, shares of any other class or series;

                    (H) Provide whether such shares shall have voting powers, full or limited, or no voting powers, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

                    (I) Fix such other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions not required by law.

Without regard to any other provision of these Amended and Restated Articles of Incorporation, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one-one thousandth (1/1,000th) of a fully-paid and nonassessable share of Common Stock, provided that no fractional shares shall be issued to any registered holder of fewer than 1,000 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing such fractional shares, the Corporation shall pay in cash $21.00 for each share of Common Stock held by any registered holder of fewer than 1,000 shares of Common Stock immediately before the time this amendment becomes effective."

                                                                  APPENDIX A-2

                        PROPOSED FORM OF AMENDMENT TO

                         ARTICLES OF INCORPORATION

                        TO EFFECT FORWARD STOCK SPLIT

Article 3.1 of the  Articles of Incorporation is hereby amended by deleting
Section 3.1 in its entirety and replacing it with the following Section 3.1:

II. 3.1    The Corporation shall have authority to issue the following shares:

          (a) Eight million (8,000,000) shares shall be voting Common Stock with a par value of $.01 per share ("Common Stock"); and

          (b) Two million (2,000,000) shares shall be Preferred Stock with a par value of $.01 per share ("Preferred Stock").

               (i) The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

               (ii) The Board of Directors, by adoption of an authorizing resolution, may with regard to the shares of any series of Preferred Stock:

                    (A)  Fix the distinctive serial designation of the shares:

                    (B)  Fix the dividend rate, if any:

                    (C) Fix the date from which dividends on shares issued before the date for payment of the first dividend shall be cumulative, if any:

                    (D) Fix the redemption price and terms of redemption, if any:

                    (E) Fix the amounts payable per share in the event of dissolution or liquidation of the Corporation, if any;

                    (F) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;

                    (G) Fix the terms and conditions, if any, under which the shares may be converted into, or exchanged for, shares of any other class or series;

                    (H) Provide whether such shares shall have voting powers, full or limited, or no voting powers, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

                    (I) Fix such other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions not required by law.

Without regard to any other provision of these Amended and Restated Articles of Incorporation, each one (1) share of Common Stock, either issued and outstanding and any fractional share held by any stockholder who holds in excess of one (1) share immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one thousand (1,000) fully-paid and nonassessable shares of Common Stock (or, with respect to fractional shares, such lesser number of shares and fractional shares as may be applicable upon such 1,000 for one ratio), provided that no fractional shares of Common Stock shall be issued."

                                                                   APPENDIX B
                             PRIVATE & CONFIDENTIAL


February 8, 2008

Board of Directors
First Bancshares, Inc.
142 E. First Street
Mountain Grove, MO 65711-1742

Members of the Board:

     You have asked us to render our opinion as to the fairness, from a financial point of view, to holders of the outstanding shares of common stock of First Bancshares, Inc. ("First Bancshares") of the cash consideration to be paid to certain holders of First Bancshares's common stock in connection with a proposed going-private transaction (the "Split Transaction"). The Split Transaction is for the purpose of reducing the number of shareholders to below 300 (which will allow First Bancshares to terminate its registration with the SEC), and does not constitute a sale of First Bancshares. First Bancshares's principal asset is 100% of the common stock of First Home Savings Bank, domiciled in Mountain Grove, Missouri. Our opinion is issued based on financial information as of December 31, 2007 for First Home Savings Bank and First Bancshares.

     Index Capital, LLC, as part of its investment banking business, is regularly engaged in performing financial analyses of financial institutions and their securities in connection with mergers and acquisitions, divestitures, corporate transactions, valuations, and for other purposes. We have acted as financial advisor to First Bancshares in connection with the redemption of shares to be conducted pursuant to the Split Transaction. Index Capital provided First Bancshares with valuation calculations as of December 31, 2007. Nevertheless, Index Capital is independent of the parties to the Split Transaction. We expect to receive compensation for our services in connection with the Split Transaction, which is not contingent upon the opinion expressed herein. First Bancshares also has agreed to reimburse our reasonable expenses and to indemnify us against certain liabilities arising out of our engagement, including liabilities under federal securities laws.

     You have advised us that First Bancshares will engage in a reverse stock split. In connection with such reverse stock split, and as permitted under Missouri law, each record stockholder owning a fractional share following the reverse stock split will receive payment from First Bancshares in an amount equal to $21.00 for each pre-split share comprising the fractional share of First Bancshares common stock owned by such holder (the "Redemption Price"). Our approach to the assignment was to consider the following factors:

     * To review of the financial performance of First Bancshares and the value of its stock;
     * To review the current and historical market prices of comparable financial institution holding companies;
     * To review the investment characteristics of First Bancshares's common stock;
     * To make an evaluation of the impact of the Split Transaction on the expected return to the current shareholders;
     * To consider all other factors considered necessary to render this opinion.

     In the course of performing our assignment it was necessary for us to review and analyze certain information pertaining to First Bancshares and First Home Savings Bank. The following data was reviewed in connection with the assignment:

          i. First Bancshares's annual reports to stockholders and its financial statements as filed on form 10-KSB for each of the five fiscal years ended June 30, 2007;

          ii. First Bancshares's un-audited internally prepared parent company only and consolidated financial statements as of December 31, 2007;

          iii. First Home Savings Bank's un-audited internally prepared financial statements as of December 31, 2007;

          iv. First Bancshares's Form 10-KSB for the years ended June 30, 2006 and June 30, 2007 and form 10QSB for the quarter ended September 30, 2007;

          v. First Bancshares's federal, state and other tax returns as filed with the various taxing authorities;

          vi. Office of Thrift Supervision 2007 Thrift Financial Reports for First Home Savings Bank;

          vii.  First Bancshares's articles of incorporation and bylaws;

          viii. Certain information provided by First Bancshares regarding the historical trading activity of First Bancshares's common stock;

          ix. Certain reported financial terms of selected recent transactions which we deemed to be relevant;

          x. Publicly available banking and thrift financial information regarding First Bancshares;

          xi. Discussions with First Bancshares's management regarding the background of the Split Transaction and certain financial forecasts relating to the business, earnings, cash flows, assets and business prospects of First Bancshares; and

          xii. Other studies, analyses and investigations, particularly of the banking and thrift industry, and such other information as we deemed appropriate.

Index Capital reviewed portions of the Proxy Statement for the special stockholder meeting of First Bancshares and discussed the same with management and counsel for First Bancshares.

     For purposes of this opinion, we have assumed and relied on, without independent verification, the accuracy and completeness of the financial, accounting, business, legal, tax, and other information discussed with or furnished to us by First Bancshares and the materials otherwise made available to us, including information from published sources, and we have not independently verified such data. With respect to the financial information, including any financial forecasts provided by First Bancshares's management and information relating to certain strategic, financial and operational benefits anticipated by First Bancshares's management from the Split Transaction, we have assumed they reflect the best currently available estimates and good faith judgment of the management of First Bancshares. We express no view as to such forecasts or projected information. We have also assumed that all government, regulatory and other consents necessary for the consummation of the Split Transaction will be obtained without any adverse affect on First Bancshares or the benefits of the Split Transaction expected by First Bancshares's management. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Split Transaction to be consummated.

     We have not made, obtained, or been provided with (i) any independent appraisals or valuation of the assets or liabilities, and potential and/or contingent liabilities of, First Bancshares or (ii) any independent analysis or valuation of the rights of stockholders, creditors, or any other holders of claims or rights against First Bancshares or any of its affiliates. We are not experts in the evaluation of allowances for loan and lease losses and have not independently verified such allowances, and we have relied on and assumed that the aggregate allowances for loan and lease losses set forth on the balance sheets of First Bancshares are adequate to cover losses and fully comply with sound banking practices as of its respective date. We have further relied on the assurances of the management of First Bancshares that they are not aware of any facts that would make any information reviewed by us inaccurate or misleading. No opinion is expressed as to whether any alternative transaction might be more favorable to First Bancshares. We express no opinion as to First Bancshares's future business, assets, liabilities, operations or prospects. We were not requested to, and did not; solicit any expressions of interest from any other parties with respect to the actions contemplated in connection with the Split Transaction.

     Our opinion is based on the market, economic and other relevant considerations as they exist and have been evaluated by us on the date hereof. We have assumed that there has been no material change in First Bancshares's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us.

     This opinion does not address the underlying business decision of First Bancshares to engage in the Split Transaction. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to revise or reaffirm this opinion. In addition, we express no opinion or recommendation as to how the stockholders or creditors of or any claimants against First Bancshares or any of its affiliates should view or regard the Split Transaction. Our opinion is rendered in regard to the Redemption Price and does not take into account or give effect to any adjustment to the Redemption Price that may occur subsequent to the date hereof. This opinion does not address the prices at which the common stock of First Bancshares has traded in the past or may trade after the date hereof or after the consummation of the Split Transaction.

     This opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time (in whole or part), to any third part or in any manner or for any purpose whatsoever without our prior written consent, which consent shall not be unreasonably withheld, based upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment, and which review shall be completed by us as soon as practicable, although this opinion may be included in its entirety in the proxy statement of First Bancshares used to solicit stockholder approval of the Split Transaction so long as any description of or reference to us or this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. It is understood that this letter is addressed and directed to the Board of Directors of First Bancshares in its consideration of the Split Transaction and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Split Transaction.

     Subject to the foregoing, and based upon our experience as investment bankers, our activities described above, and other matters as we deemed relevant, we are of the opinion that as of the date hereof the Redemption Price for the common stock to be paid in the Split Transaction is fair, from a financial point of view, to the holders of First Bancshares's common stock. Thank you for this opportunity to be of service to First Bancshares.

                                             Sincerely yours,

                                             INDEX CAPITAL, LLC



                                             By /s/David L. O'Toole
                                               -----------------------
                                               David L. O'Toole
                                               President

                                                                   APPENDIX C

                          SECTION 351.455 OF THE
               MISSOURI GENERAL AND BUSINESS CORPORATION LAW

Shareholder entitled to appraisal and payment of fair value, when--remedy exclusive, when.

351.455. 1. Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:

     (1) Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;

     (2) Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;

     (3) Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and

     (4) Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder's shares as of the day before the date on which the vote was taken approving the merger or consolidation.

2. The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:

     (1)  Fails to file a written objection prior to or at such meeting;

     (2)  Fails to make demand within the twenty-day period; or

     (3) In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;

shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.

3. Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.

4. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

5. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

6. The right of a dissenting shareholder to be paid the fair value of such shareholder's shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

7. When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

                                   * * * * *

                                                                    APPENDIX D

                             FIRST BANCSHARES, INC.
                            AUDIT COMMITTEE CHARTER

Objective

The objective of the Audit Committee is to assist the Board of Directors of First Bancshares, Inc. (the "Company") in fulfilling its fiduciary and oversight responsibilities for the internal and external audit functions; administrative, operating and internal accounting controls; financial reporting process; and process for monitoring compliance with laws, regulations, policies and procedures. The Audit Committee shall give reasonable assurance regarding the quality and integrity of financial and other data provided by the Company.

1  Authority

The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:
     > Retain outside counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.
     >    Seek any information it requires from employees   all of whom are
          directed to cooperate with the Committee's requests or external parties.
     > Meet with Company officers, external auditors, or outside counsel, as necessary.

2  Committee Membership

The Audit Committee shall consist of three or more independent members of the Board of Directors. The Board or its nominating committee will appoint Committee members and the Committee chair.

Each Committee member will be both independent and financially literate, as defined by applicable regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, and the Board of Directors. At least one member shall have expertise in accounting or financial reporting, as defined by the National Association of Securities Dealers. In the event no one member meets such definition, the collective expertise of all members will be assessed for meeting the definition.

Members of the Audit Committee will be considered independent if they have no relationship to the Company or the Company's subsidiary, First Home Savings Bank (the "Bank"), that, in the opinion of the Board, may interfere with the exercise of their independent judgment. Examples of such relationships include, but are not limited to:
     > Being employed by the Company or the Bank for the current year or any of the past five years.
     > Accepting any compensation from the Company or the Bank other than compensation for services as a Board member.
     > Serving or having served in a significant manner in any of the past five years as a consultant, advisor, promoter, or legal counsel of or to the Company or the Bank.
     > Being an immediate family member of an individual who is, or has been in any of the past five years, employed as an officer of the Company or the Bank.

3  Meetings

The Audit Committee shall meet at least four times per year, with authority to convene additional meetings as circumstances require. All Committee members are expected to attend each meeting, in person or via tele-conference. The Committee will invite members of the Board, management, auditors, or others to attend meetings and provide pertinent information, as necessary. As part of its job to foster open communication, the Committee should meet at least annually with management, the Director of Internal Audit and the external auditors in separate executive sessions to discuss any matters that the Committee or any of these parties believes should be discussed privately. In addition, the Committee or at least its Chair should meet with the external auditors and management quarterly to review the Company's quarterly and annual financial statements. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

4  Responsibilities

The Audit Committee will carry out the following responsibilities:

..1   Financial Statements

     > Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.
     > Review with management and the external auditors the results of the audit, including any difficulties encountered.
     > Review the Company's annual financial statements and any financial statements submitted to the public, including any certification, report, opinion or review rendered by the external auditors.
     > Review with management and the external auditors all matters required to be communicated to the Committee under generally accepted auditing standards.
     > Understand how management develops interim financial information and the nature and extent of internal and external auditor involvement.
     > Review with financial management and the external auditors the financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations, in the Company's reports on Forms 10-QSB and 10-KSB and annual report to stockholders prior to the filing of the report or prior to the release of earnings. The Committee shall recommend to the Board whether or not the audited financial statements should be included in the Company's Form 10-KSB.
     > Review disclosures made by the Company's chief executive officer and chief financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal control over financial reporting and evaluations thereof.

..2  Internal Control

     > Ensure that management has established and maintains an adequate system of internal controls and performs risk assessments of each significant function.
     > Consider the effectiveness of the company's internal control over annual and interim financial reporting, including information technology security and control.
     > Evaluate security for computer systems, facilities, and back-up systems.
     > Understand the scope of internal and external auditors' reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

..3  Internal Audit

     > Review with management and the Director of Internal Audit the charter, Audit Policy, risk assessment, audit plan, audit schedule, activities, staffing, and organizational structure of the internal audit function at least annually.
     > Review Audit Reports submitted by the Director of Internal Audit at least quarterly, evaluate management's response to audit findings, and ascertain that appropriate implementation of significant recommendations is undertaken.

     > As necessary, meet separately with the Director of Internal Audit to discuss any matters that the Committee or internal audit believes should be discussed privately.
     > Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the Director of Internal Audit, who is ultimately accountable to the Committee and the Board.
     > Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

..4  External Audit

     > Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report, or performing other audit, review or attest services for the Company, and each such registered accounting firm shall report directly to the Audit Committee.
     > Review the external auditors' annual engagement letter, including proposed audit scope and approach, coordination of audit effort with internal audit, and estimated fees as proposed.
     > Pre-approve all audit engagement fees and terms and all non-audit engagements with the external auditors. The Committee may delegate authority to pre-approve non-audit services to one or more members of the Committee, provided that the delegatee must present all approved non-audit services to the Committee at its next meeting.
     > Ensure the external auditors' ultimate accountability to the Audit Committee and the Board of Directors, as representatives of the stockholders, receiving reports directly from the auditors.
     > Ensure receipt from the external auditors of a formal written statement delineating all relationships between the auditors and the Company, consistent with Independence Standards Board Standard 1.
          On an annual basis, review and discuss with the auditors any such relationships to determine the auditors' independence and objectivity. The Committee should take, or recommend to the Board that it take, appropriate action to oversee the independence of the auditors.
     > Discuss with the external auditors all matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61.
     > Review significant accounting policies, significant risks and exposures, audit activities, and audit findings.
     > As necessary, meet separately with the external auditors to discuss any matters that the Committee or auditors believe should be discussed privately, such as internal controls and the completeness and accuracy of the Company's financial statements.
     > Ensure that the lead audit partner of the external auditors and the concurring audit partner are rotated at least every five years, and that all other audit partners are rotated at least every seven years.

..5  Compliance

     > Review the effectiveness of the system for monitoring compliance with laws, regulations, and internal policies and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.
     > Review the findings of any examinations by regulatory agencies and any auditor observations.
     > Review the process for communicating the code of conduct to Company personnel and for monitoring compliance therewith.
     > Coordinate the investigation of conflicts of interest and unethical conduct.
     > On an ongoing basis, review all related party transactions for potential conflict of interest situations. Approve related party transactions when warranted.
     > Obtain regular updates from management and/or Company legal counsel regarding compliance matters.

..6  Reporting Responsibilities

     > Regularly report the results of audits, findings, related recommendations, and Committee activities to the Board of Directors.

     > Provide an independent, direct communication channel between the Board of Directors and the Company's internal auditors, external auditors, and regulators.
     > Prepare the Audit Committee Report for inclusion in the Company's annual proxy statement, consulting with the Company's legal counsel, if necessary.
     > Review any other reports the Company issues that relate to Committee responsibilities.

..7  Other Responsibilities

     > Review (and in the case of the external auditors, settle) any disagreement among management and the external auditors or the internal auditors in connection with the preparation of financial statements.
     > Establish procedures that allow employees of the Company or any of its subsidiaries to submit confidential and anonymous concerns regarding questionable accounting or auditing matters.
     > Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
     > Ensure policies in place are reasonably designed to achieve disclosure and clarity regarding the Company's true financial performance and business strategy.
     > Perform other activities related to this Charter as requested by the Board of Directors.
     > Institute and oversee special investigations, examinations, or reviews as the Committee deems advisable to ensure the adequacy of the systems of internal controls and accounting practices.
     > Review and assess the adequacy of this Charter annually, requesting Board approval for proposed changes.
     > Determine the appropriate funding for payment of (i) compensation to the external auditors, (ii) compensation to any advisers employed by the Committee and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
     > Confirm annually that all responsibilities outlined in this charter have been carried out.
     > Evaluate the Committee's and individual members' performance on a regular basis.

5    Limitations of the Audit Committee's Roles

While the Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits, or determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the external auditors.

Date Approved:  August 25, 2004

                                                                    APPENDIX E

                     CHARTER OF THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS

I.    The Committee's Purpose
      -----------------------

      The Committee is appointed by the Board of Directors ("Board") for the primary purpose of:

          * Overseeing Company compensation policies and their specific application to the Chief Executive Officer and Chief Financial Officer appointed by the Board and to members of the Board; and

          * Preparing an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

II.  Committee Composition and Meetings
     ----------------------------------

     The Committee shall be comprised of three or more members, all of whom must qualify as independent directors ("Independent Directors") under the listing standards of The Nasdaq Stock Market, Inc.. In addition, each member shall be free from any relationship that, in the opinion of the Board , would interfere with the exercise of his or her independent judgment.

     The members shall be appointed annually to one-year terms by the Board. The Committee shall designate one member of the Committee as Chair. The members shall serve until their resignation, retirement, removal by the Board or until their successors shall be appointed. No member of the Compensation Committee shall be removed except by majority vote of the Independent Directors of the Board then in office.

     The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

     The Committee shall meet at least once annually or more frequently as circumstances require.

     The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

     A majority of the members of the Committee shall constitute a quorum.

     The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

     Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

     The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

III. The Committee's Duties and Responsibilities
     -------------------------------------------

     The Committee shall:

A. General.

    * Review from time to time the goals and objectives of the Company's compensation plans, and, if the Committee deems it appropriate, recommend that the Board amend these goals and objectives.

    * Review from time to time the Company's director and executive compensation plans in light of the Company's goals and objectives with respect to such plans, and, if the Committee deems it appropriate, recommend to the Board, the adoption of new compensation plans or amendments to existing plans.

    * Select a peer group of companies against which to benchmark/compare the Company's compensation systems for the Chief Executive Officer and Chief Financial Officer appointed by the Board.

    * Administer and otherwise exercise the various authorities prescribed for the Committee by the Company's Stock Plans.

    * Monitor compensation trends and solicit independent advice where appropriate.

    * Perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company's Articles of Incorporation and By-laws and applicable laws and regulations.

B. Executive Officers.

    * In collaboration with the Board of Directors, review and approve corporate goals and objectives relevant to the Chief Executive Officer's and Chief Financial Officer's compensation.

    * Evaluate annually the performance of the Company's Chief Executive Officer and Chief Financial Officer, in light of the goals and objectives of the Company's executive compensation plans and performance goals, and recommend to the Board, the Chief Executive Officer and Chief Financial Officer compensation level based on this evaluation.

    * Receive and review the evaluation of the executive management of the Company by the Chief Executive Officer, and review the compensation for the Company's executive officers as recommended by the Chief Executive Officer.

    * Recommend to the Board of Directors the base salary and short-term incentive compensation of the Chief Executive Officer and Chief Financial Officer based on the Committee's evaluation of competitive compensation practices and the Chief Executive Officer's and Chief Financial Officer's performance in achieving the corporate goals established for the positions by the Committee.

C. Directors.

    * Regularly review and evaluate the compensation program for Directors and, as appropriate, recommend changes to the Board.

    * Administer and otherwise exercise the various duties prescribed for the Committee by the Company.

D. This Charter. To maintain and update, as appropriate, this Charter, which will be made available to shareholders of record upon request to the Corporate Secretary.

IV. Authority to Retain Experts. The Committee has the authority to retain any compensation consultant used to assist in the evaluation of Director, Chief Executive Officer, or Chief Financial Officer, compensation, as well as such other experts as the Committee deems necessary in the performance of its duties.

V. Annual Performance Evaluation of the Committee. At least annually, the Committee will evaluate how well it has fulfilled its purpose during the previous year, and will report its findings to the entire Board.



Date Approved:  August 25, 2004

                                                                  APPENDIX F

                             FIRST BANCSHARES, INC.

                         Nominating Committee Charter

I.  Purpose

     The Nominating Committee (the "Committee") is appointed by the Board of Directors (the "Board") of First Bancshares, Inc. (the "Company"):

     * to assist the Board, on an annual basis, by identifying individuals qualified to become Board members, and to nominate the director nominees for the elections to be held at the next annual meeting of shareholders;

     * to assist the Board in filling any vacancy that may arise on the Board by identifying individuals qualified to become Board members, and to recommend to the Board qualified individuals to fill any such vacancies; and

     * to lead the Board in its periodic evaluation of the performance of the Board.

II.  Composition and Qualifications

     The Committee shall be comprised of three (3) or more directors as determined by the Board, all of whom shall be independent non-executive directors, who are not employees of the Company, its subsidiaries or affiliates, and meet the "independent" definition of the NASD (Rule
     4200). Members of the Committee shall be appointed and removed only by the Board. The Board shall appoint one member of the Committee as its Chair. A majority of the members of the Committee present at any of its meetings shall constitute a quorum.

III.  Meetings

     The Committee shall meet at least once annually, and at such other times as it deems necessary to fulfill its responsibilities and duties set forth in this Charter.

IV.  Responsibilities and Duties

     The Committee shall have the primary responsibility to develop the criteria for the selection of new directors to the Board, including, but not limited to skills, experience, diversity, age, time availability, and such other criteria set forth in corporate policies or as the Committee shall determine to be relevant at the time. The Committee shall have the authority to apply such criteria in connection with the identification of individuals to be Board members, as well as to apply all applicable federal laws and the underlying purpose and intent thereof in connection with such identification process.

     In addition, the Committee is responsible for establishing and administering the necessary processes associated with nominating potential directors, including, but not limited to, applications, screening, and interviewing prospective candidates; and finalizing its slate of candidates for recommendation to the Board. These processes will apply to the filling of vacancies that may occur on the Board from time to time, and the election of directors at the annual meeting of shareholders.

     The Committee is also responsible for the development and administration of the internal evaluation of the Board's performance and any related individual Board member performance. Such evaluations shall be used by the Committee in carrying out its nominating responsibilities.

Duties
------

1. When Board vacancies occur, or otherwise at the direction of the Board, the Committee shall actively identify, recruit, interview, and evaluate individuals whom the Committee determines meet its criteria and standards for recommendation to the Board.

2. The Committee shall be responsible for reviewing all candidates nominated by shareholders, and determining whether or not to include the candidate as a nominee in the Company's proxy materials.

3. The Committee shall nominate, on an annual basis, nominees for election as directors for the next annual meeting of shareholders and shall be responsible for administering the Company's compliance with the election provisions of its Articles of Incorporation, Bylaws, and related policies.

4. The Committee shall monitor the independence of the Board, to the extent that its nomination process ensures that the majority of the Board consists of independent directors as set forth in the Company's policies.

5. The Committee will establish, or identify and provide access to, appropriate orientation programs, sessions, or materials for newly elected directors of the Company for their benefit either prior to or within a reasonable period of time after their nomination or election as a director.

6. The Committee will provide a report of the Company's nomination process, activities, and resulting nominations in connection with the proxy materials associated with the Company's annual meeting of shareholders.

7. The Committee shall annually review its own performance, as well as the adequacy of this Charter and related corporate policies. Any proposed changes shall be recommended to the Board for approval.

8. Minutes of each meeting will be provided to the Board of Directors on a timely basis. In addition, the Committee will make from time-to-time, special presentations to the Board of Directors on topics related to Committee activities or responsibilities.

V.  Authority

        The Committee has the authority to implement the provisions of this Charter. Furthermore, the Committee shall have the authority to retain any outside advisors at the Company's expense, as the Committee may deem appropriate in its sole discretion, to assist it in carrying out its responsibilities and duties.

                                    * * * *

Date Approved:  August 25, 2004

                                  PRELIMINARY COPY

[X] PLEASE MARK VOTES
    AS IN THIS SAMPLE

                               REVOCABLE PROXY
                             FIRST BANCSHARES, INC.

                       ANNUAL MEETING OF STOCKHOLDERS
                                JUNE 10, 2008

The undersigned hereby appoints John G. Moody and Thomas M. Sutherland as the official Proxy Committee of the Board of Directors with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of First Bancshares, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Days Inn, located at 300 East 19th Street, Mountain Grove, Missouri, on Tuesday, June 10, 2008 at 1:00 p.m., Central Time, and at any and all adjournments thereof, as follows:

                                                       FOR   AGAINST   ABSTAIN
                                                       ---   -------   -------
1. Stock Split Transaction
   1. Approval of an amendment to the Company's       [   ]   [   ]     [   ]
      articles of incorporation to effect a reverse
      1-for-1000 stock split. Each registered stock-holder owning fewer than 1,000 shares of common stock immediately prior to the reverse stock split will, instead of participating in the forward stock split, receive a cash payment equal to $21.00 per share on a pre-split basis.

                                                       FOR   AGAINST   ABSTAIN
                                                       ---   -------   -------
   2. Approval of an amendment to the Company's       [   ]   [   ]     [   ]
      articles of incorporation to effect a forward
      1,000-for-1 stock split of common shares im-mediately following the reverse stock split.

                                                                       FOR ALL
                                                       FOR   AGAINST   EXCEPT
                                                       ---   -------   -------
2. The election as director of the nominees listed    [   ]   [   ]     [   ]
   below for a three year term (except as marked to the contrary below)

     Billy E. Hixon
     John G. Moody

   INSTRUCTION: To withhold authority to vote for the nominee, mark "For All Except" and write the nominee's name on the line below.

   -----------------------------------------------

                                                       FOR   AGAINST   ABSTAIN
                                                       ---   -------   -------
3. A stockholder proposal to declassify the Board     [   ]   [   ]     [   ]
   of Directors

4. Adjournment of the Annual Meeting                  [   ]   [   ]     [   ]

   Proposal to adjourn the annual meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the proposals pre-sented at the annual meeting.

   Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please be sure to sign and date this        The Board of Directors recommends
Proxy in the box below.                     a Vote "FOR" the above proposals.

                                            THIS PROXY WILL BE VOTED AS
                    -------------------     DIRECTED, BUT IF NO INSTRUCTIONS
                     Date                   ARE SPECIFIED, THIS PROXY WILL BE
                                            VOTED FOR THE PROPOSITIONS
                                            STATED. IF ANY OTHER BUSINESS IS
                                            PRESENTED AT SUCH MEETING, THIS
                                            PROXY WILL BE VOTED BY THE
                                            THOSE NAMED IN THIS PROXY IN
-----------------   -------------------     THEIR  BEST JUDGMENT. AT THE
Stockholder          Co-holder (if any)     PRESENT TIME, THE BOARD OF
sign above           sign above             DIRECTORS KNOWS OF NO  OTHER
                                            BUSINESS TO BE PRESENTED AT THE
                                            MEETING.

------------------------------------------------------------------------------

   Detach above card, sign, date and mail in postage paid envelope provided.

                           FIRST BANCSHARES, INC.

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated April 25, 2008 and the 2007 Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder should sign.

       PLEASE ACT PROMPTLY:  SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
------------------------------------------------------------------------------